Filed pursuant to Rule 424(b)(3)
Registration No. 333-274474

PROSPECTUS

Franklin Templeton Digital Holdings Trust—Shares of Franklin Bitcoin ETF

The Franklin Templeton Digital Holdings Trust (the “Trust”) is organized as a Delaware statutory trust. The Franklin Bitcoin ETF series of the Trust (the “Fund”) issues shares (“Shares”) representing fractional undivided beneficial interests in its net assets. The assets of the Fund consist primarily of bitcoin held by a custodian on behalf of the Fund. The Fund seeks to reflect generally the performance of the price of bitcoin before payment of the Fund’s expenses. Franklin Holdings, LLC (the “Sponsor”) is the sponsor of the Trust and Fund; CSC Delaware Trust Company, a subsidiary of Corporation Service Company (the “Trustee”), is the sole trustee of the Trust; Coinbase Custody Trust Company, LLC (the “Bitcoin Custodian”) is the custodian for the Fund’s bitcoin holdings; and the Bank of New York Mellon is the custodian for the Fund’s cash holdings (the “Cash Custodian” and together with the Bitcoin Custodian, the “Custodians”) and also serves as the Fund’s administrator and transfer agent (the “Administrator” or “Transfer Agent”). Franklin Distributors, LLC is the marketing agent of the Fund (the “Marketing Agent”). The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to register under such Act. The Sponsor is not registered with the Securities and Exchange Commission (“SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust and the Fund. The Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or “CEA”), and the Sponsor is not subject to regulation by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Fund.

The Fund issues Shares on a continuous basis. A block of 50,000 Shares is called a “Creation Unit.” The Fund issues and redeems Shares only in blocks of 50,000 or multiples thereof based on the quantity of bitcoin attributable to each Share (net of accrued  but  unpaid  renumeration  due  to  the  Sponsor  (the  “Sponsor’s  Fee”)  and  any  accrued  but  unpaid  expenses  or  liabilities). These transactions take place in exchange for bitcoin and/or cash.

Creation Units will be offered continuously at the net asset value per Share (“NAV”) for 50,000 Shares on the day that an order to create or redeem a Creation Unit is accepted by the Fund. Only institutional investors that become authorized participants by entering into a contract with the Sponsor and the Administrator (“Authorized Participants”) may purchase or redeem Creation Units. Shares will be offered to the public from time to time at varying prices that will reflect the price of bitcoin and the trading price of the Shares on Cboe BZX Exchange, Inc. at the time of the offer.

The Shares are listed and traded on the Cboe BZX Exchange, Inc. under the ticker symbol “EZBC.” Market prices for the Shares may be different from the NAV.

CME CF Bitcoin Reference Rate – New York Variant for the Bitcoin – U.S. Dollar trading pair (the “CF Benchmarks Index”), produced by CF Benchmarks Ltd., on January 21, 2026 was $89,840.99.

Except when aggregated in Creation Units, Shares are not redeemable securities. Creation Units are only redeemable by Authorized Participants.

The Trust is an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”), subject to reduced public company reporting requirements under U.S. federal securities laws.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 16.

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are not interests in nor obligations of any of the Sponsor, the Seed Capital Investor, the Trustee, the Administrator, the Custodians, the Marketing Agent or their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

On December 15, 2023, Franklin Resources Inc. (the “Seed Capital Investor”), an affiliate of the Sponsor, subject to conditions, purchased 4,000 Shares at a per-Share price equal to $25.00 (the “Initial Seed Shares”). Delivery of the Initial Seed Shares was made on December 15, 2023. Total proceeds to the Fund from the sale of the Initial Seed Shares were $100,000. On January 8, 2024, the Initial Seed Shares were redeemed
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for $100,000 and the Seed Capital Investor purchased two creation units in a cash transaction comprised of a total of 100,000 Shares at a per-Share price based on 29.00000000 bitcoins per Creation Unit (or 0.00058 bitcoins per Share), for a total of 58.00000000 bitcoins (the “Seed Creation Units”). The cash proceeds to the Fund from the sale of the Seed Creation Units were used by the Fund to purchase 58.00000000 bitcoins at the price of $44,973.58 per bitcoin on January 8, 2024. The transaction and other costs incurred in connection with the Seed Creation Units were paid by the Seed Capital Investor and not borne by the Fund. Thus, the ultimate total proceeds to the Fund from the sale of the Seed Creation Units were $2,608,467.81 (an amount representing 58.00000000 bitcoins). The Seed Capital Investor acted as a statutory underwriter with respect to the Seed Creation Units. See “Seed Capital Investor” and “Plan of Distribution” for further information.

Creation Units will be sold at a per-Share offering price that will vary depending on, among other things, the price of bitcoin and the trading price of the Shares on the Cboe BXZ Exchange Inc. at the time of the offer. Shares offered at different times may have different offering prices. This offering of an indeterminate amount of the Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering of Shares pursuant to this prospectus is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the 1933 Act.

The date of this prospectus is February 23, 2026.

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 This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. Neither the Trust, on behalf of the Fund, nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Plan of Distribution.”

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for bitcoin and the Shares), the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments.

 See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Shares. None of the Trust, the Fund, the Sponsor, or the Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.
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PROSPECTUS SUMMARY

Although the Sponsor believes that this summary is materially complete, you should read the entire prospectus, including “Risk Factors” beginning on page 16, before making an investment decision about the Shares.

Definitions of terms used in this prospectus can be found in the Glossary on page 123.

Trust Structure

The Trust was formed as a Delaware statutory trust on September 6, 2023. The Fund is the sole series of the Trust. The purpose of the Fund is to own bitcoin. Each Share represents a fractional undivided beneficial interest in the net assets of the Fund. The assets of the Fund consist primarily of bitcoin held by the Bitcoin Custodian on behalf of the Fund and cash.

Key Service Providers—The Sponsor, Trustee, Custodians, Administrator, Marketing Agent and Trade Credit Lender

The Sponsor of the Trust and the Fund is Franklin Holdings, LLC. The Sponsor is a Delaware limited liability company and was formed on July 21, 2021. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, Franklin Advisers, Inc., the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor. Franklin Resources, Inc. (“Franklin”), a corporation registered under Delaware law, is the ultimate parent company of the Sponsor.

The Trust is governed by the provisions of an Agreement and Declaration of Trust (the “Declaration of Trust”) executed as of January 5, 2024 by the Sponsor and the Trustee.

The Fund issues Shares only in Creation Units of 50,000 or multiples thereof. Creation Units are issued and redeemed in exchange for bitcoin and/or cash.    Individual Shares will not be redeemed by the Fund but are listed and traded on the Cboe BZX Exchange, Inc. (“Cboe BZX Exchange” or the “Exchange”) under the ticker symbol “EZBC.” The Fund seeks to reflect generally the performance of the price of bitcoin before payment of the Fund’s expenses. The material terms of the Trust and the Shares are discussed in greater detail under the section “Description of the Shares and the Trust.” The Trust is not registered as an investment company under the Investment Company Act and is not required to register under such Act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust or the Fund. The Fund will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Fund is not a commodity pool for purposes of the CEA, and none of the Sponsor, the Trustee or the Marketing Agent is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The Fund intends to continuously offer Shares but may suspend issuances of Shares at any time.

The Sponsor has arranged for the creation of the Trust and the Fund, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Cboe BZX Exchange. In exchange for the Sponsor’s fee, the Sponsor has agreed to assume the ordinary fees and expenses incurred by the Fund, including but not limited to the following: fees charged by the Administrator, the Custodians and the Trustee, Cboe BZX Exchange listing fees,  typical maintenance and transaction fees of the DTC, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses, up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor bears expenses in connection with the Trust’s organization and initial offering costs.  The Fund will sell bitcoin on an as-needed basis to pay the Sponsor’s fee. The Fund bears transaction costs, including any Bitcoin network fees or other similar transaction fees, in connection with any sales of bitcoin necessary to pay the Sponsor’s fee, as well as other Fund expenses (if any) that are not assumed by the Sponsor (expenses assumed by the Sponsor are specified above).  Any Bitcoin network fees and similar transaction fees incurred in connection with the creation or redemption of Creation Units are borne by the Authorized Participant.

The Sponsor is not required to pay any extraordinary or non-routine expenses. Extraordinary expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. The Fund is responsible for the payment of such expenses to the extent any such expenses are incurred. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

In addition, the Fund may incur certain other non-recurring expenses that are not assumed by the Sponsor (expenses assumed by the Sponsor are described above), including but not limited to: taxes and governmental charges; any applicable brokerage commissions; Bitcoin network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above; financing fees; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the owners of the beneficial interests in the Shares (the “Shareholders”) (including, for example, in connection with any fork of the Bitcoin blockchain, any Incidental Rights (as defined below) and any IR Virtual Currency (as defined below)), any indemnification of the Cash Custodian, Bitcoin Custodian, Prime Broker, Administrator or other agents, service providers or counterparties of the Trust or the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters or legal expenses in excess of $500,000 per year. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $500,000 per annum stipulated in the Sponsor Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they are the responsibility of the Fund.  The Fund’s organizational and initial offering costs were borne by the Sponsor and, as such, are the sole responsibility of the Sponsor. The Sponsor will not seek reimbursement or otherwise require the Fund, the Trust, the Trustee, or any Shareholder to assume any liability, duty or obligation in connection with any such organizational and initial offering costs. Because the Fund does not have any income, it will need to sell bitcoin to cover the Sponsor’s fee and expenses not assumed by the Sponsor, if any. Fund expenses not assumed by the Sponsor shall accrue daily and be payable by the Fund to the Sponsor at least quarterly in arrears. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities are sales of bitcoin held by the Fund. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Fund, the Fund will still need to sell bitcoin to pay the Sponsor’s fee. The result of these sales is a decrease in the amount of bitcoin represented by each Share.

The Sponsor maintains a public website on behalf of the Fund, containing information about the Fund and the Shares. The Internet address of the Fund’s website is https://www.franklintempleton.com/investments/options/exchange-traded-funds/products/39639/SINGLCLASS/franklin-bitcoin-etf/EZBC. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Fund’s website is not considered part of this prospectus.

The Sponsor is responsible for establishing the Fund and for the registration of the Shares. The Sponsor generally oversees the performance of the Fund’s principal service providers, but does not exercise day-to-day oversight over such service providers.

CSC Delaware Trust Company, a subsidiary of Corporation Service Company, serves as Trustee of the Trust. The Trustee’s principal offices are located at 251 Little Falls Drive, Wilmington, DE 19808.  The structure of the Trust and the number and/or identity of the Trustee may be amended in the future via amendments to the Trust’s Certificate of Trust and the Declaration of Trust. The material terms of the Trust’s Declaration of Trust are discussed in greater detail under the section “The Declaration of Trust.”  The Sponsor may remove the Trustee at any time by giving at least 60 days advance written notice to the Trustee, provided that such removal will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations. The Sponsor also has the right to select any new or additional custodian.

The Sponsor, the Marketing Agent or any of their respective affiliates and associates currently engage in, and may in the future engage in, the promotion, management or investment management of other accounts, funds or trusts that invest primarily in bitcoin or another digital asset, or may face other potential conflicts of interest. Although officers and professional staff of the Sponsor’s management intend to devote as much time to the Fund as is deemed appropriate to perform their duties, the Sponsor’s management may allocate their time and services among the Fund and the other accounts, funds or trusts. In addition, the Sponsor, in its sole discretion, may determine to amend the Declaration of Trust, including to increase the remuneration due to the Sponsor (the “Sponsor’s Fee”), without Shareholder consent. See “Conflicts of Interest.”

The Bitcoin Custodian is Coinbase Custody Trust Company, LLC ("Coinbase Custody"), and the Cash Custodian and the Administrator is the Bank of New York Mellon.

The Bitcoin Custodian is responsible for safekeeping the bitcoin owned by the Fund. The Bitcoin Custodian is appointed by the Sponsor on behalf of the Fund. The general role and responsibilities of the Bitcoin Custodian are further described in “Custodians—The Bitcoin Custodian.”

The Administrator is generally responsible for the day-to-day administration of the Fund, including the calculation of the Fund’s NAV per Share.  The Administrator’s fees are paid by the Sponsor. The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own accounts, as agents for their customers and for accounts over which they exercise investment discretion. The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting. The general role and responsibilities of the Administrator are discussed in greater detail under the section “Description of Key Service Providers — The Administrator.”

The Fund may borrow bitcoin or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Post-Trade Financing Agreement (the “Trade Financing Agreement”).

The Fund’s Objective

The Fund seeks to reflect generally the performance of the price of bitcoin before payment of the Fund’s expenses. The Shares are intended to offer a convenient means of making an investment similar to an investment in bitcoin relative to acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove obstacles associated with the complexities and operational burdens involved in a direct investment in bitcoin by providing an investment with a value that reflects the price of the bitcoin owned by the Fund at such time, less the Fund’s expenses. The Fund is not a proxy for a direct investment in bitcoin. Rather, the Shares are intended to provide a cost-effective alternative means of obtaining investment exposure through the securities markets that is similar to an investment in bitcoin.

The Fund is a passive investment vehicle and is not a leveraged product. The Sponsor does not actively manage the bitcoin held by the Fund. This means that the Sponsor does not sell bitcoin at times when its price is high or acquire bitcoin at low prices in the expectation of future price increases. The Fund will not utilize leverage, derivatives or similar instruments or transactions in seeking to meet its investment objective.

An investment in Shares is:

Backed by bitcoin held by the Bitcoin Custodian on behalf of the Fund.

The Shares are backed by the assets of the Fund. The Bitcoin Custodian keeps custody of all of the Fund’s bitcoin, other than that which is maintained in a trading account (the “Trading Balance”) with Coinbase Inc. (“Coinbase Inc.” or the “Prime Broker”, which is an affiliate of the Bitcoin Custodian), in accounts that are required to be segregated from the assets held by the Bitcoin Custodian as principal and the assets of its other customers (the “Vault Balance”). The Bitcoin Custodian keeps all of the private keys associated with the Fund’s bitcoin held by the Bitcoin Custodian in the Vault Balance in “cold storage”, which refers to a safeguarding method by which the private keys corresponding to the Fund’s bitcoins are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. For more information, see “The Custodians-Bitcoin Custodian” below. A portion of the Fund’s bitcoin holdings and cash holdings from time to time may be temporarily held with the Prime Broker in the Trading Balance, for certain limited purposes, in connection with creations and redemptions of Creation Units and the sale of bitcoin to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor. Even though bitcoin is only moved into the Trading Balance in connection with and to the extent of purchases and sales of bitcoin by the Fund and such bitcoin is swept from the Fund’s Trading Balance to the Fund’s Vault Balance daily pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of bitcoin that can be held temporarily in the Trading Balance maintained by the Prime Broker. This could create greater risk of loss of the Fund’s bitcoin, which would cause Shareholders to suffer losses.

Within the Fund’s Trading Balance, the Prime Broker Agreement provides that the Fund does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Fund’s Trading Balance represents an omnibus claim on the Prime Broker’s bitcoin (and cash) held on behalf of the Prime Broker’s customers. The Prime Broker holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell bitcoin on behalf of its clients.

Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of bitcoin that the Prime Broker holds for customers holding similar entitlements as the Fund which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts, and can avoid the complexities of handling bitcoin directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Exchange listed.

The Shares are listed and traded on the Cboe BZX Exchange under the ticker symbol “EZBC.”

Summary Risk Factors

Risk Factors Related to Digital Assets

●
The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

●
The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, destruction, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin blockchain.

●	Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of bitcoin.

●
Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

●	A temporary or permanent “fork” could adversely affect the value of the Shares.

Risk Factors Related to the Digital Asset Markets

●	The value of the Shares relates directly to the value of bitcoins, which has been in the past, and may continue to be, highly volatile and subject to fluctuations due to a number of factors.
●
The Index (as defined below) has a limited performance history, and could experience calculation or other errors, in which case the Index price could fail to track the global bitcoin price, which could adversely affect the value of the Shares.

●	The Index price used to calculate the value of the Fund’s bitcoin may be volatile, adversely affecting the value of the Shares.

Risk Factors Related to the Fund and the Shares

●
If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

●	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants and/or their designees or Bitcoin Trading Counterparties.

●
Security threats to the Fund’s account at the Bitcoin Custodian could disrupt or halt Fund operations and result in a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the value of the Shares.

●
Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect the value of the Shares.

●
If the Custodian Agreement (as defined below) is terminated or the Bitcoin Custodian fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Fund’s bitcoins, and the Fund’s ability to continue to operate may be adversely affected.

●
Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Fund’s ability to create or redeem Creation Units, or could cause losses to the Fund.

Risk Factors Related to the Regulation of the Fund and the Shares

●
Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.

●
If regulators subject Bitcoin Trading Counterparties, the Fund, or the Sponsor to regulation as a money services business (“MSB”) or money transmitter, this could result in extraordinary expenses to the Bitcoin Trading Counterparties, the Fund or the Sponsor and also result in decreased liquidity for the Shares.

●
Regulatory changes or interpretations could obligate an Authorized Participant, the Fund, the Trust, the Sponsor or other Fund service providers to register and comply with new regulations, resulting in potentially extraordinary or nonrecurring expenses to the Fund.

●	The treatment of digital assets for U.S. federal, state and local income tax purposes is uncertain.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

Under the JOBS Act, the Trust will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which the Trust has total annual gross revenues of $1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the completion of its initial public offering;

●	the date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

●
the date on which the Trust is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.

Principal Offices

The Sponsor’s office is located at One Franklin Parkway, San Mateo, CA 94403-1906 and its telephone number is (650) 312-2000. The Trust’s office is c/o Franklin Holdings, LLC, One Franklin Parkway, San Mateo, CA 94403-1906 and its telephone number is (650) 312-2000. The Trustee’s office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Bitcoin Custodian’s office is located at 55 Hudson Yards, 550 West 34th Street, 4th Floor, New York, New York 10001. The Cash Custodian’s and the Administrator’s office is located at 240 Greenwich Street, New York, NY 10286.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Fund.

Use of proceeds
Proceeds received by the Fund from the issuance and sale of Creation Units will consist of bitcoin deposits and/or an amount of cash equal to the amount necessary to purchase the amount of bitcoin represented by the Creation Unit being created. Bitcoin deposits are held by the Bitcoin Custodian or Prime Broker on behalf of the Fund until (1) delivered to Authorized Participants and/or their designees in connection with an in-kind redemption or (2) sold to pay the fee due to the Sponsor and any Fund expenses or liabilities not assumed by the Sponsor or  to meet redemption requests effected in cash.

Cboe BZX Exchange, Inc. ticker symbol	EZBC

CUSIP	354921108

Creation and redemption
The Fund issues and redeems Creation Units on a continuous basis. Creation Units are issued or redeemed in exchange for an amount of bitcoin and/or cash as determined by the Administrator on each day that Cboe BZX Exchange is open for regular trading.
For creation transactions conducted in cash, the amount of cash required to be delivered to the Fund will equal the amount of cash needed to purchase the amount of bitcoin represented by the Creation Unit(s) being created, as calculated by the Administrator, plus applicable fees, costs and adjustments. For redemption transactions conducted in cash, the Sponsor will arrange for the bitcoin represented by the Creation Unit(s) being redeemed to be sold and the cash proceeds, after applicable fees, costs and adjustments, distributed. No Shares are issued until the corresponding amount of bitcoin has been received in the Fund’s Trading Balance. Creation Units may be created or redeemed only by Authorized Participants, who pay (1) a transaction fee for each order to create or redeem Creation Units; (2) transfer, processing and other transaction costs charged by the Bitcoin Custodian in connection with the issuance or redemption of Creation Units for such order; and (3) any other expenses, taxes, charges or adjustments.

See “Creation Procedures” and “Redemption Procedures” for more details.

Net Asset Value

The net asset value of the Fund will be equal to the total assets of the Fund, including but not limited to, all bitcoin and cash less total liabilities of the Fund, each determined by the Administrator as described herein. The methodology used to calculate an index (the “Index”) price to value bitcoin in determining the net asset value of the Fund may not be deemed consistent with U.S. generally accepted accounting principles (“GAAP”).

The Sponsor has the exclusive authority to determine the Fund’s net asset value. The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. In determining the Fund’s net asset value, the Administrator values the bitcoin held by the Fund based on the Index, unless the Sponsor in its sole discretion determines that the index is unreliable. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines the CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable (referred to herein as a “Fair Value Event”), the Fund’s holdings may be fair valued by the Sponsor. Additionally, the Administrator will monitor for unusual prices, and escalate to the Sponsor if detected. Notification of a material change to the Index or index provider will be made via a prospectus supplement and/or in the Fund’s periodic reports, will comport with applicable listing exchange notice requirements and will occur in advance of any such change. Shareholder approval is not required.

The Administrator calculates the NAV of the Fund once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Fund by the Administrator. Upon the completion of the end of day reviews by the Administrator, the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Administrator and the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

The Fund’s periodic financial statements may not utilize the net asset value of the Fund to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Fund’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for bitcoin as of the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements in accordance with GAAP. The Fund intends to engage a third-party vendor to obtain a price from a principal market for bitcoin, which will be determined and designated by such third-party vendor based on its consideration of several exchange characteristics, including oversight and the volume and frequency of trades and those that the Fund can access at the measurement date. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

Net Asset Value Calculation and Index
On each Business Day, as soon as practicable after 4:00 p.m. Eastern Time (“ET”), the Administrator evaluates the bitcoin held by the Fund as reflected by the CF Benchmarks Index and determines the net asset value of the Fund. For purposes of making these calculations, a Business Day means any day other than a day when the Cboe BZX Exchange is closed for regular trading.

The CF Benchmarks Index employed by the Fund is calculated on each Business Day by aggregating the notional value of bitcoin trading activity across major bitcoin spot exchanges. The CF Benchmarks Index is designed based on the IOSCO Principles for Financial Benchmarks and is a Registered Benchmark under the UK Benchmark Regulations (“BMR”). The administrator of the CF Benchmarks Index is CF Benchmarks Ltd. (the “Index Administrator”), a UK incorporated company, authorized and regulated by the Financial Conduct Authority (“FCA”) of the UK as a Benchmark Administrator, under UK BMR. The CF Benchmarks Index serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several bitcoin exchange platforms, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined in “Business of the Fund—Valuation of Bitcoin; the CF Benchmarks Index”) of all of its constituent bitcoin platforms, which are as of December 31, 2025 Bitstamp, Coinbase, itBit, Kraken, Gemini, LMAX Digital, Bullish Exchange and Crypto.com (the “Constituent Platforms”), and which may change from time to time.

The Fund is intended to provide a way for Shareholders to obtain exposure to bitcoin by investing in the Shares rather than by acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset exchange. An investment in Shares of the Fund is not the same as, or a proxy for, a direct investment in bitcoin on a peer-to-peer or other basis or via a digital asset exchange.

Intraday Indicative Value
In order to provide updated information relating to the Fund for use by Shareholders, the Fund intends to publish an intraday indicative value per share (“IIV”) using the CME CF Bitcoin Real Time Index (“BRTI”). One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Exchange's regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Fund’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors, and through the facilities of the consolidated tape association and consolidated quotation system high speed lines. In addition, the IIV will be available through online information services, such as Bloomberg and Reuters.

Fund expenses
The Fund’s only ordinary recurring expense is the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary fees and expenses incurred by the Fund, including but not limited to the following: the fees charged by the Administrator, Marketing Agent, the Custodians and the Trustee, Cboe BZX Exchange listing fees, typical maintenance and transaction fees of the DTC, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses, up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor also paid the costs of the Fund’s organization and the initial offering costs, and may not seek reimbursement of such costs.

The Sponsor’s Fee is accrued daily at an annualized rate equal to 0.19% of the net asset value of the Fund and is payable at least quarterly in arrears in U.S. dollars. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. There are no specific circumstances under which the Sponsor has determined to waive its fees. If the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified of any such waiver in a prospectus supplement, in the Fund’s periodic reports and/or on the Fund’s website. The Fund will sell bitcoin as needed to pay the Sponsor’s Fee.  The Fund bears transaction costs, including any Bitcoin network fees or other similar transaction fees, in connection with any sales of bitcoin necessary to pay the Sponsor’s fee, as well as other Fund expenses (if any) that are not assumed by the Sponsor (expenses assumed by the Sponsor are specified above).  Any Bitcoin network fees and similar transaction fees incurred in connection with the creation or redemption of Creation Units are borne by the Authorized Participant.

The Sponsor is not required to pay any extraordinary or non-routine expenses. Extraordinary expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. The Fund is responsible for the payment of such expenses to the extent any such expenses are incurred. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In addition, the Fund may incur certain other non-recurring expenses that are not assumed by the Sponsor (expenses assumed by the Sponsor are described above), including but not limited to, taxes and governmental charges, any applicable brokerage commissions, Bitcoin network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above, financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Bitcoin Custodian, Prime Broker, Administrator or other agents, service providers or counterparties of the Trust or the Fund and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters or legal expenses in excess of $500,000 per year. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $500,000 per annum stipulated in the Sponsor Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund.  The Fund’s organizational and offering costs are borne by the Sponsor and, as such, are the sole responsibility of the Sponsor. The Sponsor will not seek reimbursement or otherwise require the Fund, the Trust, the Trustee, or any Shareholder to assume any liability, duty, or obligation in connection with any such organizational and offering costs. Because the Fund does not have any income, it will need to sell bitcoin to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Fund expenses not assumed by the Sponsor shall accrue daily and be payable by the Fund to the Sponsor at least quarterly in arrears. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin held by the Fund. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Fund, the Fund will still need to sell bitcoin to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of bitcoin represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Fund to convert bitcoin into U.S. dollars generally at the price available through the Prime Broker’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of bitcoins represented by a Share will decline each time the Fund pays the Sponsor’s Fee or any Fund expenses not assumed by the Sponsor by transferring or selling bitcoins. The quantity of bitcoins sold to permit payment of the Sponsor’s Fee or Fund expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Fund’s expenses and the value of bitcoins held by the Fund. Assuming that the Fund is a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoins by the Fund for the payment of Fund expenses generally will be a taxable event to Fund Shareholders. See “U.S. Federal Income Tax Consequences.” The Fund expects that any trading commissions associated with block trading, if applicable, will be allocated across the Fund, and other client accounts managed by affiliates of the Sponsor (including registered and unregistered funds and separately managed accounts (“Client Accounts”)) on a pro rata basis. See “Conflicts of Interest” for more information.

Forks
From time to time, the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Fund’s ownership of bitcoins and arise without any action of the Fund, or of the Sponsor on behalf of the Fund (“Incidental Rights”) and/or virtual currency tokens, or other asset or right, acquired by the Fund through the exercise of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of bitcoins, generally through a fork in the Bitcoin blockchain, an airdrop offered to holders of bitcoins or other similar event. The Fund does not intend to hold assets other than bitcoin and cash.

Pursuant to the Declaration of Trust and the Sponsor Agreement, the Sponsor has the right to determine, in the Sponsor’s sole discretion, based on whatever factors the Sponsor deems relevant and subject to applicable regulatory requirements, what action to take in connection with the Fund’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency.

Under the terms of the Sponsor Agreement and the Declaration of Trust, the Sponsor may take any lawful action necessary or desirable in connection with the Fund’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Fund as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Declaration of Trust. The actions which the Sponsor may, in its sole discretion, determine the Fund shall take include (i) arranging for the sale of Incidental Rights and/or IR Virtual Currency and distributing the cash proceeds (net of expenses and any applicable withholding taxes) to the Depository Trust Company (“DTC”), (ii) distributing Incidental Rights and/or IR Virtual Currency in-kind to DTC, (iii) using Incidental Rights and/or IR Virtual Currency to pay the Sponsor’s Fee and/or additional Fund expenses not assumed by the Sponsor, or (iv) electing not to acquire, claim, or obtain, and permanently and irrevocably abandoning, Incidental Rights or IR Virtual Currency for no consideration. Notwithstanding such provisions in the Sponsor Agreement and the Declaration of Trust, with respect to any airdrop of any non-bitcoin crypto asset, including Incidental Rights and/or IR Virtual Currency, or in the event of a fork where it has been determined, in the discretion of the Sponsor, that the crypto asset received by the Fund is not bitcoin, or any similar event, the Sponsor will cause the Fund to irrevocably abandon such non-bitcoin crypto asset s.  For the avoidance of doubt, the Fund will not acquire and intends to disclaim any Incidental Right or Incidental Right asset received, including as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining NAV.  In the case of abandonment of Incidental Rights or IR Virtual Currency, the Fund would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency.

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, determine the appropriate action on behalf of the Fund. In the event of a fork, the Sponsor will determine which network it believes is generally accepted as the Bitcoin network and should therefore be considered the appropriate network, and the associated asset as bitcoin, for the Fund’s purposes.

The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Fund’s legal advisors, tax consultants, the Administrator, and the Custodians.

If during the  Sponsor’s  determination with respect to whether the Fund has received any non-bitcoin crypto asset, an Incidental Right or IR Virtual Currency is recognized by the Fund and reaches a threshold at which the Incidental Right or IR Virtual Currency has a value that is deemed material to the Fund that it could impact the Fund’s NAV, in such a scenario, the Fund would take the asset into account for purposes of calculating NAV by relying on fair value as determined by the Sponsor.

Tax Considerations
Owners of Shares will be treated, for U.S. federal income tax purposes, as if they owned a corresponding share of the assets of the Fund. They will also be viewed as if they directly received a corresponding share of any income of the Fund, or as if they had incurred a corresponding share of the expenses of the Fund. Consequently, each sale of bitcoin by the Fund for the payment of Fund expenses will constitute a taxable event to the Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders” and “ERISA and Related Considerations.”

Voting Rights	Owners of Shares do not have any voting rights. See “Description of the Shares and the Trust—Voting Rights.”

Suspension of Issuance, Transfers and Redemptions
The Administrator may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of shares (i) during any period when the transfer books of the Transfer Agent are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Administrator may, and upon the direction of the Sponsor shall, suspend the right to surrender Shares or postpone the delivery date of bitcoin or other Fund property generally or with respect to a particular redemption order (i) during any period in which regular trading on the Cboe BZX Exchange is suspended or restricted, or the exchange is closed, (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of bitcoin is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Broker, Bitcoin Custodian, Cash Custodian, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, order entry systems, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event), (iii) during such other period as the Sponsor determines to be necessary for the protection of the Shareholders; or (iv) as otherwise provided in the Authorized Participant Agreement or in the Declaration of Trust. The Fund may reject any purchase order or redemption order that is not in proper form. If the Fund suspends creations or redemptions, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund’s website.

Limitation on Obligations and Liability
The Sponsor and the Trustee:

The Sponsor has no liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Declaration of Trust, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Bitcoin or other assets held in trust under the Declaration of Trust; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising hereunder.

The Trustee is not liable for (a) the acts or omissions of the Sponsor or (b) supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Declaration of Trust, except as otherwise provided in the Declaration of Trust. The Trustee is not liable under any circumstances, except for a breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence.

See “Description of the Shares and the Trust—Limitations on Obligations and Liability.”

Termination events	The Sponsor may terminate and liquidate the Fund or Trust for any reason in its sole discretion. The Sponsor would likely terminate and liquidate the Fund if one of the following events occurs:

• the Shares are delisted from the Cboe BZX Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

• a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Fund to shut down, or forces the Fund to liquidate its bitcoin, or seizes, impounds or otherwise restricts access to Fund assets;

• the Sponsor determines, in its sole discretion, that the liquidation of the Fund is advisable or desirable for any reason;

• DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable;

• Resignation of the Trustee or Bitcoin Custodian, to the extent a suitable successor is not appointed or available;

• the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Sponsor has actual knowledge of that determination;

• any ongoing event exists that either prevents or makes impractical the Fund’s holding of bitcoin, or prevents the Fund from converting or makes impractical the Fund’s reasonable efforts to convert bitcoin to U.S. dollars; or

• the Fund fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust, and the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Fund is advisable.

The term of the Trust and Fund is perpetual (unless terminated by the Sponsor in its discretion). The proceeds of any liquidation of the Fund’s assets are expected to be distributed in bitcoin and/or cash subject to the Sponsor’s sole discretion. Shareholders are not entitled to any of the Fund’s underlying bitcoin holdings upon the dissolution of the Fund or the Trust. The Sponsor will give written notice of the termination of the Trust or the Fund, specifying the date of termination, to Shareholders of the Trust or the Fund, as applicable, at least 30 days prior to the termination of the Trust or the Fund. The Sponsor will, within a reasonable time after such termination, sell all of the Fund’s bitcoin in such a manner so as to effectuate orderly sales and a minimal market impact. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of the Declaration of Trust.

Authorized Participants
Creation Units may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in DTC, and have entered into an agreement with the Sponsor and Administrator (the “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of Creation Units and for the delivery of bitcoin and/or cash in connection with such creations or redemptions. As of December 31, 2025, Citadel Securities LLC, Goldman Sachs & Co. LLC, Jane Street Capital, LLC, J.P. Morgan Securities LLC, and Virtu Americas LLC have each executed an Authorized Participant Agreement and are the only Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. See “Creations and Redemptions” for more details.

Clearance and settlement
The Shares will be evidenced by a global certificate that the Trust issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY FINANCIAL CONDITION

As of January 20, 2026, the net asset value of the Fund was $543,750,000  and the net asset value per Share of the Fund was $51.79.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this prospectus.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, the average one-year trailing volatility of bitcoin over the past ten years to date remains elevated at 81%. There were steep increases in the value of certain digital assets, including bitcoin, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin. In the 2021-2022 cycle, the price of bitcoin peaked at $67,734 and bottomed at $15,632, marking a steep 77% drawdown. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2023, and also in early 2025. For example, over the past nine years (using data ending December 31, 2024), bitcoin has exhibited a historical annualized volatility of 56% and maximum annual price decrease of -73.8% and ether has exhibited a historical annualized volatility of 88% and maximum annual price decrease of -82.4%, both occurring in 2018.

Furthermore, changes in U.S. political leadership and economic policies may create uncertainty that materially affects the price of bitcoin and the Fund's Shares. For example, on March 6, 2025, President Trump signed an Executive Order to establish a Strategic Bitcoin Reserve and a United States Digital Asset Stockpile. Pursuant to this Executive Order, the Strategic Bitcoin Reserve will be capitalized with Bitcoin owned by the Department of Treasury that was forfeited as part of criminal or civil asset forfeiture proceedings, and the Secretaries of Treasury and Commerce are authorized to develop budget-neutral strategies for acquiring additional bitcoin, provided that those strategies impose no incremental costs on American taxpayers. Conversely, the Digital Asset Stockpile will consist of all digital assets other than bitcoin owned by the Department of Treasury that were forfeited in criminal or civil asset forfeiture proceedings, but the U.S. government will not acquire additional assets for the U.S. Digital Asset Stockpile beyond those obtained through such proceedings. The anticipation of a U.S. government-funded strategic cryptocurrency reserve had motivated large-scale purchases of certain digital assets in the expectation of the U.S. government acquiring digital assets, to fund such reserve, and the market price of such digital assets decreased significantly as a result of the ultimate content of the Executive Order. Any similar action or omission by the U.S. federal administration or other government authorities with respect to bitcoin or other digital assets may negatively and significantly impact the price of bitcoin and the Fund's Shares.

The exact timeline and impact of these recent regulatory developments on the Fund's business is uncertain and it is not possible to predict at this time what risks, if any, that regulatory developments may pose to the Fund, its service providers or to the digital asset industry as a whole.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (‟FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of

Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the ‟2022 Events”), the digital asset markets experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by similar events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny increased in response to these events, and could further increase in response to similar events in the future, including federal as well as state regulators and authorities.

Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Fund is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin.

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin blockchain.

Digital assets such as bitcoin were only introduced within the past 15 years, and the value of the Shares is subject to a number of factors over time relating to the capabilities and development of blockchain technologies over time, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and miners and the potential for malicious activity.

Digital asset networks, including the Bitcoin peer-to-peer network and associated blockchain ledger (the “Bitcoin blockchain” and together with the peer-to-peer network, the “Bitcoin network”), and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because bitcoin is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●
Digital assets, including bitcoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the Bitcoin network address, or “wallet”, at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

●
Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin network, would affect the ability to transfer digital assets, including bitcoin, and, consequently, would impact their value.

●
The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin network, could result in a “fork” in such network’s blockchain, including the Bitcoin blockchain, resulting in the operation of multiple separate networks.

●
Governance of the Bitcoin network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Bitcoin network, which may stymie the Bitcoin network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Bitcoin network, especially long-term problems.

●
Over the past decade, bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit (“ASIC”) machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of bitcoin mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of bitcoin, or if bitcoin mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), bitcoin miners are more likely to immediately sell more bitcoins than they otherwise would, resulting in an increase in liquid supply of bitcoin, which would generally tend to reduce bitcoin’s market price.

●
To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

●
Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed.

●
Many digital asset networks, including the Bitcoin network, face significant scaling challenges and may periodically be upgraded with various features designed to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Bitcoin network and to the value of bitcoin.

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There are a small number of major suppliers of bitcoin mining hardware globally, and a significant amount of bitcoin mining hardware manufacturing is located in China. Mining hardware manufacturers may fail to supply the mining hardware due to their inability to manufacture sufficient mining hardware, whether due to shortages of components or resources such as semiconductors, or due to default, insolvency, or changes of laws and trade restrictions (including export/import restrictions, quotas or tariffs). Trade policies such as export/import restrictions, quotas or tariffs may reduce the ability of bitcoin mining hardware suppliers to supply miners with bitcoin mining hardware or create a shortage or lack of components necessary for their manufacture or repair. If bitcoin miners are unable to source mining hardware from those suppliers (for example due to overwhelming global demand for bitcoin miners, or due to trade restrictions, or other causes) at commercially reasonable prices, or at all, and replacement or substitute sources of bitcoin mining hardware prove to be unavailable, there could be a negative impact on bitcoin mining globally. These could affect the Bitcoin network by making it more difficult for transactions to be confirmed, increasing transaction costs, or affecting the Bitcoin network's security, among other negative effects, any of which could negatively affect the value of bitcoin and consequently the Shares.

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The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin network could damage that network.

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Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Bitcoin network or take the Fund’s bitcoin, which would adversely affect the value of the Shares. Moreover, functionality of the Bitcoin network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for bitcoin. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of bitcoin.

The Bitcoin network was first launched in 2009 and bitcoin was the first cryptographic digital asset created to gain global adoption and critical mass. Although the Bitcoin network is the most established digital asset network, the Bitcoin network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Bitcoins have only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of bitcoins by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from digital asset exchanges, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin. As a result, the prices of bitcoin may be influenced to a significant extent by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

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Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Fund from being able to complete creations and redemptions of Creation Units, the timely liquidation of bitcoin and withdrawal of assets from the Bitcoin Custodian even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Fund’s operations.

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Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, such as the Bitcoin network, and exchanges or businesses that facilitate transactions in bitcoin may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti‑money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

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Users, developers and miners may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin network.

The Fund is not actively managed and will not have any formal strategy relating to the development of the Bitcoin network.

Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Bitcoin network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self‑determined participation. If a significant majority of users and miners adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Potential amendments to the Bitcoin network’s protocols and software could, if accepted and authorized by the Bitcoin network community, adversely affect an investment in the Fund.

The Bitcoin network uses a cryptographic protocol to govern the interactions within the Bitcoin network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolve over time, largely based on self-determined participation in the resource section dedicated to bitcoin on Github.com. The core developers can propose amendments to the Bitcoin network’s source code that, if accepted by miners and users, could alter the protocols and software of the Bitcoin network and the properties of bitcoin. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin, which could undermine the appeal and market value of bitcoin. Alternatively, software upgrades and other changes to the protocols of the Bitcoin network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the speed, security, usability, or value of the Bitcoin network or bitcoins. As a result, the Bitcoin network could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Fund.

The open-source structure of the Bitcoin network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin network protocol. A failure to properly monitor and upgrade the Bitcoin network protocol could damage the Bitcoin network and an investment in the Fund.

The Bitcoin network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to bitcoin development. As bitcoins are rewarded solely for mining activity and are not sold to raise capital for the Bitcoin network, and the Bitcoin network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Bitcoin network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin network protocol. Although the Bitcoin network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been reports that the number of core developers who have the authority to make amendments to the Bitcoin network’s source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of the Bitcoin network. Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Bitcoin network. In addition, a bad actor could also attempt to interfere with the operation of the Bitcoin network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Bitcoin network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin network and an investment in the Fund may be adversely affected.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Bitcoin network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Bitcoin network has been, at times, at capacity, which has led to increased transaction fees. Since January 1, 2019, bitcoin transaction fees have increased from $0.18 per bitcoin transaction, on average, to a high of $60.95 per transaction, on average, on April 20, 2021. As of December 31, 2022, bitcoin transaction fees were $1.17 per transaction, on average. Increased fees and decreased settlement speeds could preclude certain uses for bitcoin (e.g., micropayments), and could reduce demand for, and the price of, bitcoin, which could adversely impact the value of the Shares. In May 2023, events related to the adoption of ordinals, which are a means of inscribing digital content on the bitcoin blockchain, caused transaction fees to temporarily spike above $30 per transaction. As of January 23, 2026, bitcoin transaction fees were averaging 2.4 basis points per transaction, on average.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the Bitcoin network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Bitcoin network to not adequately resolve scaling challenges and adversely impact the adoption of bitcoin as a medium of exchange and the value of the Shares.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

The largest bitcoin wallets are believed to hold, in aggregate, a significant percentage of the bitcoins in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoins, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of bitcoin.

If the digital asset award for mining blocks and transaction fees for recording transactions on the Bitcoin network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit mining activities, miners may cease expanding processing power or demand high transaction fees, which could negatively impact the value of bitcoin and the value of the Shares.

If the digital asset awards for mining blocks or the transaction fees for recording transactions on the Bitcoin network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit mining activities, miners may cease expending processing power to mine blocks and confirmations of transactions on the Bitcoin blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Over the past several years, digital asset mining operations, including those mining bitcoin, have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of the relevant digital asset issued as a mining reward, or if digital asset mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), digital asset miners are more likely to immediately sell tokens earned by mining or sell more such digital assets than they otherwise would, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

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Currently, the reward earned by miners for mining a block on the Bitcoin network is 3.125 bitcoin per block. This reward size is reduced by 50% every 210,000 blocks, which occurs roughly every 4 years. The most recent reward halving event occurred in April 2024 and the next reward halving event is expected to occur in 2028. The reduction in mining rewards of bitcoin, could be inadequate to incentivize miners to continue to perform mining activities, thereby jeopardizing the security of the Bitcoin network, which could harm the value of the Shares.

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A reduction in the processing power expended by miners on the Bitcoin network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “—If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate the Bitcoin blockchain to adversely affect the value of the Shares or the ability of the Fund to operate.”

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Miners have historically accepted relatively low transaction confirmation fees on most digital asset networks. If miners demand higher transaction fees for recording transactions in the Bitcoin blockchain or a software upgrade automatically charges fees for all transactions on the Bitcoin network, the cost of using bitcoin may increase and the marketplace may be reluctant to accept bitcoin as a means of payment. Alternatively, miners could collude in an anti‑competitive manner to reject low transaction fees on the Bitcoin network and force users to pay higher fees, thus reducing the attractiveness of the Bitcoin network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Bitcoin network, the value of bitcoin and the value of the Shares.

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To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in mined blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Also, some miners have financed the acquisition of mining equipment or the development or construction of infrastructure to perform mining activities by borrowing. If such miners experience financial difficulties and are unable to pay back their borrowings, their mining capacity could become unavailable to the Bitcoin network, which could conceivably result in disruptions in recording transactions on the Bitcoin network. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Bitcoin network and could prevent the Administrator from completing transactions associated with the day-to-day operations of the Fund, including creations and redemptions of the Shares in exchange for bitcoin and/or cash with Authorized Participants and/or their designees.

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Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely affect the price of bitcoin and the value of the Shares.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate the Bitcoin blockchain to adversely affect the value of the Shares or the ability of the Fund to operate.

If a malicious actor or botnet obtains a majority of the processing power dedicated to mining on the Bitcoin network, it may be able to alter the Bitcoin blockchain on which transactions in bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin network or the Bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Bitcoin blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin network.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.

Although there are no known reports of malicious activity on, or control of, the Bitcoin network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin network since the Bitcoin blockchain’s genesis block was mined in 2009, and others have come close. The possible crossing or near-crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. Also, there have been reports that two mining pools recently controlled in excess of 50% of the aggregate mining power on the Bitcoin network and may do so now or in the future. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the Shares. Also, if miners experience financial or other difficulties on a large scale and are unable to participate in mining activities, whether due to a downturn in the Bitcoin market or other factors, the risks of the Bitcoin network becoming more centralized could increase.

A malicious actor may also obtain control over the Bitcoin network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Bitcoin network, the risk that a malicious actor may be able to obtain control of the Bitcoin network in this manner exists.

 A temporary or permanent “fork” could adversely affect the value of the Shares.

The Bitcoin network operates using open-source protocols, meaning that any user can download the software, modify such software and then propose that the users and miners of bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Bitcoin network, with one group running the pre‑modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of bitcoin running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. For example, in August 2017, Bitcoin “forked” into Bitcoin and a new digital asset,

Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

In addition, many developers have previously initiated hard forks in the Blockchain to launch new digital assets, such as Bitcoin Gold and Bitcoin Diamond. To the extent such digital assets compete with bitcoin, such competition could impact demand for bitcoin and could adversely impact the value of the Shares.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining power, thereby making digital asset networks that rely on proof-of-work more susceptible to attack.

A hard fork may adversely affect the price of bitcoin at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the prefork digital asset, in anticipation that ownership of the prefork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the prefork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Declaration of Trust, determine which network is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Fund’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares.

As another example of the effects of hard forks on digital assets, on September 15, 2022, the Ethereum Network completed its merge, moving from a proof-of-work model to a proof-of-stake model. Ethereum proof-of-work miners who disagreed with the new consensus mechanism forked the network which resulted in the Ethereum proof-of-work network. Ethereum proof-of-work network was driven by a small but vocal group of miners who wished to hold onto revenue as Ethereum switched to proof-of-stake. The vast majority of token holder votes preferred the new proof-of-stake consensus method. There was no material impact on the Ethereum network as a result of the fork. All ether holders were airdropped Ethereum proof-of-work network tokens as a result of the hard fork. However, not all liquidity providers were able to trade the new token and the Ethereum proof-of-work network token almost immediately lost most of its value.

A future fork in the Bitcoin network could adversely affect the value of the Shares or the ability of the Fund to operate.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational security, legal or regulatory, or other risks for the Fund, the Sponsor, the Bitcoin Custodian, Authorized Participants, or other entities.

Shareholders should not expect to receive the benefits of any forks or “airdrops.”

The Fund does not intend to hold assets other than bitcoin and cash.  Accordingly, Shareholders may not receive the benefits of any forks, the Fund may not be able to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” The Sponsor has the right, in the Sponsor’s sole discretion, to determine: (i) with respect to any fork, airdrop or similar event, what action the Fund shall take, and (ii) what action to take in connection with the Fund’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. The Sponsor intends to evaluate each fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Fund’s legal advisors, tax consultants, the Administrator, and the Bitcoin Custodian. The Sponsor is under no obligation to realize any economic benefit from any Incidental Rights or IR Virtual Currency on behalf of the Fund.

Notwithstanding the foregoing, with respect to any airdrop of any non-bitcoin crypto asset, including Incidental Rights and/or IR Virtual Currency, or in the event of a fork where it has been determined, in the discretion of the Sponsor, that the crypto asset received by the Fund is not bitcoin, or any similar event, the Sponsor will cause the Fund to irrevocably abandon such non-bitcoin crypto asset.  .

There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, Shareholders’ ability to realize a benefit, through their Shares in the Fund, from any airdrop, fork or similar event. Additionally, as noted above the Fund may only hold bitcoin and cash.

Although the Sponsor is under no obligation to do so, an inability to realize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in bitcoin directly rather than purchasing Shares.

In the event of a hard fork of the Bitcoin network, the Sponsor will, if permitted by the terms of the Declaration of Trust, use its discretion to determine which network should be considered the appropriate network for the Fund’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bitcoin network, the Sponsor will, as permitted by the terms of the Declaration of Trust, use its sole discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin network, is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Fund’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Bitcoin Custodian, other service providers, the Index Administrator, cryptocurrency exchanges, or other market participants on what is generally accepted as bitcoin and should therefore be considered “bitcoin” for the Fund’s purposes, which may also adversely affect the value of the Shares as a result.

A hard fork could change the source code to the Bitcoin network, including the 21 million bitcoin supply cap.

In principle a hard fork could change the source code for the Bitcoin network, including the source code which limits the supply of bitcoin to 21 million. Although many observers believe this is unlikely at present, there is no guarantee that the current 21 million supply cap for outstanding bitcoin, which is estimated to be reached by approximately the year 2140, will not be changed. If a hard fork changing the 21 million supply cap is widely adopted, the limit on the supply of bitcoin could be lifted, which could have an adverse impact on the value of bitcoin and the value of the Shares.

Any name change and any associated rebranding initiative by the core developers, users or miners of bitcoin or the Bitcoin network may not be favorably received by the digital asset community, which could negatively impact the value of bitcoin and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind Zen rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on bitcoin. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of bitcoin and the value of the Shares.

Disruptions or other problems in the supply chain for bitcoin mining hardware and difficulties in obtaining new hardware could cause harm to the Bitcoin network.

Manufacture, assembly and delivery of hardware and components for mining operations can be complex and protracted processes, in the course of which various problems could arise, including disruptions or delays in the supply chain, product quality control issues, as well as other external factors.

Mining operations can ordinarily only be profitable if the costs associated with bitcoin mining, including hardware costs, are lower than the price of bitcoin itself. In the course of the normal operation of bitcoin mining facilities, miners and other critical equipment and materials related to data center construction and maintenance, such as containers, switch gears, transformers and cables, will experience ordinary wear and tear and may also face more significant malfunctions. Declines in the condition of miners and other hardware will require bitcoin miners, over time, to repair or replace those miners.

Additionally, as the technology evolves, miners may be required to acquire newer models of mining hardware and machines to remain competitive in the market. Any upgrading process may require substantial capital investment, and miners may face challenges in doing so on a timely and cost-effective basis. The business of bitcoin miners will be subject to limitations inherent within the supply chain of their mining hardware equipment and components, including competitive, governmental, and legal limitations, and other events. For example, many miners will significantly rely on foreign imports to obtain mining hardware equipment and materials. Any global trade disruption, introductions of tariffs, trade barriers and bilateral trade frictions, together with any potential downturns in the global economy resulting therefrom, could adversely affect the necessary supply chains for mining hardware. Depending on the magnitude of such effects on the mining hardware supply chain, shipments of parts for mining hardware, or new mining hardware and equipment, may be delayed.

There are a small number of major suppliers of bitcoin mining hardware globally, and a significant amount of bitcoin mining hardware manufacturing is located in China. Mining hardware manufacturers may fail to supply the mining hardware due to their inability to manufacture sufficient mining hardware, whether due to shortages of components or resources such as semiconductors, or changes of laws and trade restrictions (including export/import restrictions, quotas or tariffs), or due to insolvency, or non-performance or default on their contracts. Trade policies such as export/import restrictions, quotas or tariffs may reduce the ability of bitcoin mining hardware suppliers to supply miners with bitcoin mining hardware or create a shortage or lack of components necessary for their manufacture or repair. If bitcoin miners are unable to source mining hardware from those suppliers (for example due to overwhelming global demand for bitcoin miners, or due to trade restrictions, or other causes) at commercially reasonable prices, or at all, and replacement or substitute sources of bitcoin mining hardware prove to be unavailable, there could be a negative impact on bitcoin mining globally. These could affect the Bitcoin network by making it more difficult for transactions to be confirmed, increase transaction costs, or affect the Bitcoin network's security, among other negative effects, any of which could negatively affect the value of bitcoin and consequently the Shares.

Further, ASIC chips and other critical components for mining equipment may be subject to price fluctuations or shortages. For example, the ASIC chip is the key component of a mining machine as it determines the efficiency of the device. The production of ASIC chips typically requires highly sophisticated silicon wafers, which currently only a small number of fabrication facilities, or wafer foundries, in the world are capable of producing. There have been previous microchip shortages which led to price fluctuations and disruption in the supply of key bitcoin mining hardware components. ASIC chips have recently been subject to supply and demand fluctuations, significant price increases and shortages. Shortages of ASIC chips could create problems in the supply chain for bitcoin mining equipment, negatively affecting the Bitcoin network by making it more difficult for transactions to be confirmed or increasing transaction costs, or even affecting network security, which again could cause the value of bitcoin and the Shares to decline.

Risk Factors Related to the Digital Asset Markets

The value of the Shares relates directly to the value of bitcoins, which has been in the past, and may continue to be, highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the bitcoins held by the Fund and fluctuations in the price of bitcoin could adversely affect the value of the Shares. The market price of bitcoin may be highly volatile, and fluctuate in value due to a number of factors, including:

●	an increase in the global bitcoin supply or a decrease in global bitcoin demand;

●	general market sentiment towards or unfavorable conditions or developments within, the digital asset markets and/or blockchain technology industry;

●	trading activity on digital asset exchanges, which, in many cases, are largely unregulated or may be subject to manipulation or other irregularities;

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the adoption of bitcoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin network, and their ability to meet user demands;

●	forks in the Bitcoin network;
●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin, and digital asset exchange rates;

●	consumer preferences and perceptions of bitcoin specifically and digital assets generally;

●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

●	fiat currency withdrawal and deposit policies on digital asset exchanges;

●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

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business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset exchanges, or banks or other financial institutions and service providers which provide services to the digital assets industry;

●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls”, collateral liquidations and similar events;

●	investment and trading activities of large or active consumer and institutional users, speculators, miners, and investors in bitcoin;

●	an active derivatives market for bitcoin or for digital assets generally;

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monetary policies of governments, legislation or regulation, trade restrictions, tariffs, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of bitcoin as a form of payment or the purchase of bitcoin on the digital asset markets;

●	global or regional political, economic or financial conditions, events and situations;

●	fees associated with processing a bitcoin transaction and the speed at which bitcoin transactions are settled;

●	the maintenance, troubleshooting, and development of the Bitcoin network including by miners and developers worldwide;

●	the ability for the Bitcoin network to attract and retain miners to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of the Bitcoin network and bitcoin transactions, including vulnerabilities against hacks and scalability;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity and credit risk of digital asset platforms;

●	interruptions in service from or closures or failures of major digital asset exchanges or their banking partners, or outages or system failures affecting the Bitcoin network;

●	decreased confidence in digital assets and digital assets exchanges;

●	poor risk management or fraud by entities in the digital assets ecosystem;

●	increased competition from other forms of digital assets or payment services; and

●	the Fund’s own acquisitions or dispositions of bitcoin, since there is no limit on the number of bitcoin that the Fund may acquire.

Although returns from investing in bitcoin have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that bitcoin will maintain its value in the long, intermediate, short, or any other term. In the event that the price of bitcoin declines, the Sponsor expects the value of the Shares to decline proportionately.

The value of a bitcoin as represented by the Index or other pricing source used by the Fund may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of bitcoins has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making the Index more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Index or other pricing source used by the Fund and could adversely affect the value of the Shares.

Because the Fund holds only bitcoin, an investment in the Fund may be more volatile than an investment in a more broadly diversified portfolio.

The Fund holds only bitcoin. As a result, the Fund’s holdings are not diversified. Accordingly, the Fund’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over short or long periods of time. Fluctuations in the price of bitcoin are expected to have a direct impact on the value of the Shares.

An investment in the Fund may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in the Fund. Investors should review closely the objective and costs of the Fund, as discussed herein, and familiarize themselves with the risks associated with an investment in the Fund.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges, which may experience fraud, manipulation, security failures or operational problems, as well as the wider bitcoin market, the value of bitcoin and, consequently, the value of the Shares may be adversely affected, causing losses to Shareholders.

Risk of loss of market confidence due to lack of established regulatory framework. Digital asset exchanges are relatively new and, in some cases, unregulated. Many operate outside the United States. Furthermore, while many prominent digital asset exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset exchanges do not provide this information. Digital asset exchanges may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset exchanges, including prominent exchanges that handle a significant volume of bitcoin trading.

Risk of manipulative activity (e.g., wash trading, front running or other fraudulent practices). Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins.

 Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain bitcoin exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

The bitcoin market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of bitcoin on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset exchanges, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the bitcoin market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the Bitcoin network and trading platforms; (4) malicious control of the Bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin, new sources of demand for bitcoin) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether (for more information, see “Risk Factors-Risk Factors Related to Digital Assets-Prices of bitcoin may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at bitcoin trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely affect the Fund or cause losses to Shareholders.

Risks related to exchange bankruptcy, failure or closure, including as a result of criminal fraud, cyber attacks or other security breaches. In addition, over the past several years, some digital asset exchanges have been closed, including due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and therefore may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX. On February 21, 2025, Bybit, a centralized platform for exchanging digital assets, announced that more than $1.4 billion in ether had been stolen from its platform. Hackers were able to manipulate Bybit's transfer process to authorize and complete the illicit transaction. The incident has resulted in renewed concerns over the security of digital asset platforms.

Reputational harm and related industry contagion effects may exacerbate negative events in the digital asset markets or digital exchanges. Negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset exchanges due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Bitcoin network and result in greater volatility or decreases in the prices of bitcoin. Furthermore, the closure or temporary shutdown of a digital asset exchange used in calculating the Index may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares and may cause the Fund to lose substantial value.

The Index has a limited performance history, the Index price could fail to track the global bitcoin price, and a failure of the Index price could adversely affect the value of the Shares.

The CF Benchmarks Index was developed by the Index Administrator and has a limited performance history. Although the Index is based on materially the same methodology (except calculation time) as the Index Administrator’s Bitcoin Reference Rate (“ABRR”), which was first introduced in November 2016, the Index itself has only been in operation since February 2022.  The Index price is a composite CF Benchmarks Index calculated using volume-weighted trading price data from various Constituent Platforms. The Index has only featured its current list of Constituent Platforms since March 2025. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Index’s performance. The Constituent Platforms chosen by the Index Administrator could also change over time. The Index Administrator may remove or add Constituent Platforms to the CF Benchmark Index in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the CF Benchmarks Index, see “Business of the Fund—Valuation of Bitcoin; the CF Benchmarks Index.”

Although the Index is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell Bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the prices of bitcoin on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Index provides a U.S. dollar-denominated composite CF Benchmarks Index for the price of bitcoin based on, in the case of the CF Benchmarks Index, the volume-weighted price of a bitcoin on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of a bitcoin as represented by the Index. It is possible that the price of bitcoins on the Constituent Platforms could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Constituent Platform, or the global market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Fund by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoins. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares.

If the Index is not available, the Fund’s holdings may be fair valued by the Sponsor. To the extent the valuation determined by the Sponsor differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Fund by reducing investors’ confidence in the Shares’ ability to track the global market price of bitcoins. To the extent such prices differ materially from the market price for bitcoin, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares.

Additionally, under certain circumstances as described herein under "Net Asset Value—Business of the Fund," the Sponsor may utilize the Secondary Index (defined below) as a secondary pricing source. The Secondary Index incepted on March 15, 2022 and has a limited performance history. A longer history of performance through various economic and market conditions would provide greater and more reliable information regarding the performance of the Secondary Index over time. Accordingly, the Secondary Index is subject generally to the same risks as described above and may not accurately capture the price of bitcoin.

The Index price used to calculate the value of the Fund’s bitcoin may be volatile, adversely affecting the value of the Shares.

The price of bitcoin on public digital asset exchanges has a limited history, and during this history, bitcoin prices on the digital asset markets more generally, and on digital asset exchanges individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset exchanges, the Index price, and the price of bitcoin generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset exchanges is limited, the Index will necessarily be composed of a limited number of digital asset exchanges. If a digital asset exchange were subjected to regulatory, volatility or other pricing issues, in the case of the CF Benchmarks Index, the Index Administrator would have limited ability to remove such digital asset exchange from the Index, which could skew the price of Bitcoin as represented by the Index. Trading on a limited number of digital asset exchanges may result in less favorable prices and decreased liquidity of bitcoin and, therefore, could have an adverse effect on the value of the Shares.

The Index Administrator could experience system failures or errors.

If the computers or other facilities of the Index Administrator, data providers and/or relevant constituent bitcoin platforms malfunction for any reason, calculation and dissemination of the CF Benchmarks Index may be delayed. Errors in the CF Benchmarks Index data, the CF Benchmarks Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Fund and the Shareholders. Any of the foregoing may lead to the errors in the CF Benchmarks Index, which may lead to a different investment outcome for the Fund and the Shareholders than would have been the case had such events not occurred.

The CF Benchmarks Index is used to determine the net asset value of the Fund and the NAV. Consequently, losses or costs associated with the CF Benchmarks Index’s errors or other risks described above will generally be borne by the Fund and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing. If the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines the CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index the Fund’s holdings may be fair valued by the Sponsor. See “Business of the Fund-Net Asset Value.” To the extent the valuation determined by the Sponsor differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the price of bitcoin, which could adversely affect an investment in the Fund and the value of Shares by reducing investors’ confidence in the Shares’ ability to track the price of bitcoin.

The Index price being used to determine the net asset value of the Fund may not be consistent with GAAP. To the extent that the Fund’s financial statements are determined using a different pricing source that is consistent with GAAP, the net asset value reported in the Fund’s periodic financial statements may differ, in some cases significantly, from the Fund’s net asset value determined using the Index pricing.

The Fund will determine the net asset value of the Fund on each Business Day based on the value of bitcoin as reflected by the Index. The methodology used to calculate the Index price to value bitcoin in determining the net asset value of the Fund may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Index is deemed inconsistent with GAAP, the Fund will utilize an alternative GAAP-consistent pricing source for purposes of the Fund’s periodic financial statements. Creation and redemption of Creation Units, the Sponsor’s Fee and other expenses borne by the Fund will be determined using the Fund’s net asset value determined daily based on the Index. Such net asset value of the Fund determined using the Index Price may differ, in some cases significantly, from the net asset value reported in the Fund’s periodic financial statements.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of bitcoins and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin. As a result of any of the foregoing factors, the value of bitcoin could decrease, which could adversely affect an investment in the Fund.

Prices of bitcoin may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment.

While the Fund does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the bitcoin market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of bitcoin. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the bitcoin market. Like CBDCs, stablecoins could compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin, could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the bitcoin market. While USDC is designed to maintain a stable value at

1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for bitcoin. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including bitcoin), regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, or legislation, such as the Guiding and Establishing National Innovation for U.S. Stablecoins Act passed in July of 2025 which prohibits the use of payment stablecoins unless the issuers obtain certain licenses and comply with various regulatory and other requirements, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the bitcoin market, and affect the value of bitcoin, and in turn impact an investment in the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in Bitcoin could have a negative impact on the price of Bitcoin and adversely affect the value of the Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2025, bitcoin was the largest digital asset by market capitalization and had the largest combined mining power. Despite this first to market advantage, as of March 31, 2025, there were 10,000 alternative digital assets tracked by CoinGecko.com, having a total market capitalization of approximately $2.8 trillion (including the approximately $1.6 trillion market capitalization of bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Bitcoin network, may be the target of ill will from users of other digital asset networks. For example, Litecoin is the result of a hard fork of bitcoin. Some users of the Bitcoin network may harbor ill will toward the Litecoin network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin network.

Investors may invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Fund, or Bitcoin futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in bitcoin directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Fund tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the Index, the Fund’s bitcoin holdings, the price of the Shares and the net asset value of the Fund.

Competitive pressures may negatively affect the ability of the Fund to maintain substantial assets and achieve long-term commercial success.

The Fund and the Sponsor face significant competition with respect to the development and launch of competing investment products that could have a detrimental effect on the Fund’s ability to achieve scale. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In January 2024, the SEC approved several spot bitcoin exchange-traded products and many or all of such products, including the Fund, could fail to retain acquired assets due to competition and/or market conditions. The Fund’s ability to attract and retain assets could be impaired to the extent the Fund’s competitors have a lower expense ratio than the Fund.
In addition, the Fund competes with direct investments in bitcoin, bitcoin futures-based products, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Fund’s control, may make it more attractive to invest directly or in other vehicles, which could adversely affect the performance of the Fund.

Risk Factors Related to the Fund and the Shares

The Fund may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy and the markets and service providers relevant to the performance of the Fund.

A public health emergency, such as the COVID-19 pandemic, could adversely affect the economies of many nations and the entire global economy as well as individual issuers, assets and capital markets and could have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the digital asset markets. For example, digital asset prices, including bitcoin, decreased significantly in the first quarter of 2020 amidst broader market declines as a result of the COVID‑19 outbreak.

Future public health emergencies could result in an increase of the costs of the Fund and affect liquidity in the digital asset market, as well as the correlation between the price of the Shares and the net asset value of the Fund, any of which could adversely affect the value of the Shares. In addition, future public health emergencies could impair the information technology and other operational systems upon which the Fund’s service providers, including the Sponsor, the Trustee, Administrator, Authorized Participants and/or their designees, the Prime Broker and the Custodians, rely, and could otherwise disrupt the ability of employees of the Fund’s service providers to perform essential tasks on behalf of the Fund. Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the digital asset markets, which could adversely affect the value of bitcoin and the price of the Shares.

Further, future public health emergencies could also interfere with the operations of the Index or the Index Administrator, which is used to value the bitcoin held by the Fund and calculate the net asset value of the Fund. Pandemics or other public health emergencies could also cause the closure of futures exchanges, which could eliminate the ability of Authorized Participants to hedge purchases of Creation Units, increasing trading costs of Shares and resulting in a sustained premium or discount in the Shares. Each of these outcomes would negatively impact the Fund.

The amount of the Fund’s assets represented by each Share will decline over time as the Fund pays the Sponsor’s Fee and additional expenses born by the Fund, and as a result, the value of the Shares may decrease over time.

The amount of bitcoin represented by each Share will decrease over the life of the Fund due to the sales of bitcoin necessary to pay the Sponsor’s Fee and other Fund expenses. Without increases in the price of bitcoin sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Fund, not all Fund expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Fund’s property will not be paid by the Sponsor. As part of its agreement to assume some of the Fund’s ordinary administrative expenses, the Sponsor has agreed to pay ordinary legal fees and expenses of the Fund not in excess of $500,000 per annum. Any legal fees and expenses in excess of the amount required under the Sponsor Agreement will be the responsibility of the Fund.

Because the Fund does not have any income, it needs to sell bitcoin to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin held by the Fund. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Fund, the Sponsor will still need to sell bitcoin to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of bitcoin represented by each Share. Creation orders for shares of the Fund do not reverse this trend.

A decrease in the amount of bitcoin represented by each Share results in a decrease in its price even if the price of bitcoin has not changed. To retain the Share’s original price, the price of bitcoin has to increase. Without that increase, the lesser amount of bitcoin represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of bitcoin represented by each Share, you will sustain losses on your investment in Shares.

An increase in the Fund expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Fund, will force the Sponsor to sell larger amounts of bitcoin, and will result in a more rapid decrease of the amount of bitcoin represented by each Share and a corresponding decrease in its value.

The Fund is a passive investment vehicle. The Fund is not actively managed, does not seek to generate excess returns beyond tracking the price of bitcoin and will be adversely affected by a general decline in the price of bitcoin.

The Sponsor does not actively manage the bitcoin held by the Fund. This means that the Sponsor does not speculatively sell bitcoin at times when its price is high, or speculatively acquire bitcoin at low prices in the expectation of future price increases. The Fund will not utilize leverage, derivatives or any similar instruments or transactions in seeking to meet its investment objective. Any losses sustained by the Fund will adversely affect the value of your Shares.

The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin.

The value of the Shares may be influenced by a variety of factors unrelated to the price of bitcoin and the digital asset exchanges included in the Index that may have an adverse effect on the value of the Shares. These factors include the following factors:

●
unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares may arise, including due to the complexity of the mechanisms and processes governing the offering, creation and redemptions of the Shares and storage of bitcoin;

●
the Fund could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●
the Fund could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Fund’s account with the Bitcoin Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Fund’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●
service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Fund, or decide to terminate their relationships with the Fund, for a variety of reasons, which could affect the Fund’s ability to operate.

●
if the Bitcoin network introduces privacy enhancing features in the future, service providers may decide to terminate their relationships with the Fund due to concerns that the introduction of privacy enhancing features to the Bitcoin network may increase the potential for bitcoin to be used to facilitate crime, exposing such service providers to potential reputational harm

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Fund’s assets.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or Bitcoin Trading Counterparties.

In the event that one or more Authorized Participants or Bitcoin Trading Counterparties withdraw from or cease participation in creation and redemption activity for any reason, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment in Shares.

The Fund and the Shares may be negatively affected by Authorized Participant Concentration.

Only Authorized Participants may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Participants and the Fund's Authorized Participants serve in the same capacity for various competitor products. Authorized Participants are not obligated to make a market in the Fund's Shares or submit purchase and redemption orders for Creation Units. Authorized Participants and/or their designees that act in the same capacity for several competing products may be incentivized to prioritize making a market in a competing product's shares over the Fund's Shares, which may reduce liquidity in the Fund's Shares or otherwise negatively affect the Fund.  In addition, the Fund may also fail to attract or maintain adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Fund failure to reflect the performance of the price of bitcoin. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Participant is able or willing to step forward to create or redeem Creation Units, the Fund's Shares may trade at a discount to NAV and face trading halts and/or delisting. This risk may be more pronounced in volatile market conditions. In addition, due to the novelty of the Fund's product structure and volatility in the bitcoin markets, risks relating to a limited number of Authorized Participants are heightened.

The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, which include, among other things:

●	exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in the Fund’s periodic reports and audited financial statements in this prospectus;

●	exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

●
exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies.

The Fund cannot predict if investors will find an investment in the Fund less attractive if it relies on these exemptions.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although Shares are listed for trading on the Cboe BZX Exchange, you should not assume that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price you receive for your Shares (assuming you are able to sell them).

If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which depend on timely transfers of bitcoin to and by the Bitcoin Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of bitcoin, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Broker or Bitcoin Custodian, the closing of bitcoin trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the Bitcoin network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, as further described in “Creations and Redemptions," the Sponsor may, suspend the process of creation and redemption of Creation Units. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Bitcoin network, the processing of transactions on the Bitcoin network may be disrupted, which in turn may impede processing of bitcoin transactions on behalf of the Fund by the Prime Broker or other executing broker/agent, which in turn could affect the creation or redemption of Creation Units. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for bitcoin should become relatively illiquid and thereby materially restrict opportunities for arbitraging, the price of Shares may diverge from the value of bitcoin.

To the extent applicable, the Fund’s use of cash creations and redemptions may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. On May 15, 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products; however, there is as yet no definitive regulatory guidance on the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot digital assets. Absent further regulatory clarity regarding whether and how registered broker-dealers can hold and deal in digital assets under applicable broker-dealer financial responsibility and other rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for bitcoin may be unable to demonstrate compliance with such rules. While compliance with rules such as the customer protection rule, the net capital rule and recordkeeping requirements are primarily the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities laws and rules. To the extent applicable, the Fund’s use of cash creations and redemptions could cause inefficiencies or delays in trade execution due to operational complexity associated with the cash creation and redemption model, which increases execution risk relative to in-kind transactions. Such delays could cause the execution price associated with the Fund’s bitcoin trades to materially deviate from the Index price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices pursuant to the terms of the Authorized Participant Agreement, Authorized Participants could default on their obligations to the Fund. In addition, potential execution risks and additional costs could lead to Authorized Participants who would otherwise be willing to purchase or redeem Creation Units to benefit from any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the Fund’s underlying bitcoin, to elect to not participate in the Fund’s Share creation and redemption processes. This could adversely affect the efficiency of the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of bitcoin, and as a result, the price of the Shares may fall or otherwise diverge from NAV and/or cause bid-ask spreads to widen. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying bitcoin held by the Fund or sell Shares at a price lower than the value of the underlying bitcoin held by the Fund, causing Shareholders to suffer losses.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights described under “Description of the Shares and the Trust.”

The Sponsor may amend the Declaration of Trust without the consent of the Shareholders.

The Sponsor may, in its sole discretion, determine to amend the Declaration of Trust, including to increase the Sponsor’s Fee, and may do so without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of an amendment to the Declaration of Trust. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, advance notice of the change will be provided in accordance with applicable provisions of the Declaration of Trust, and will be disclosed via a prospectus supplement. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Declaration of Trust as amended without specific agreement to such increase (other than through the “negative consent” procedure described above). Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/ or on the Sponsor’s website for the Fund of a material amendment to the Declaration of Trust.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not a registered investment company under the Investment Company Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Fund will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Fund is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Fund. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

As the Sponsor and its management have limited history of operating investment vehicles like the Fund, their experience may be inadequate or unsuitable to manage the affairs of the Fund.

The Sponsor has a limited track record in operating passive investment vehicles such as the Fund that hold crypto assets. This limited experience poses several potential risks to the effective management and operation of the Fund. Crypto assets, such as bitcoin, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience in this specific field may not fully equip them to navigate these complexities effectively, which could adversely affect the operations of the Fund.

The past performance of other investment vehicles sponsored by the Sponsor or managed by its affiliates are no indication of the Sponsor’s ability to successfully manage an investment vehicle such as the Fund.  The unique nature of crypto assets makes past performance an unreliable indicator of future success in this area. The crypto asset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to crypto asset transactions and custody.

Should the Sponsor’s experience prove inadequate or unsuitable for managing a crypto asset-based investment vehicle like the Fund, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Fund’s operations, leading to potential losses for investors or a decrease in the Fund’s overall value.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Fund.

Security threats to the Fund’s account at the Bitcoin Custodian could result in the halting of Fund operations and a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Fund’s bitcoins held in the Fund’s account at the Bitcoin Custodian or Trading Balance held with the Prime Broker will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Fund’s bitcoins and will only become more appealing as the Fund’s assets grow. To the extent that the Fund, the Sponsor or the Bitcoin Custodian or Prime Broker is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Fund’s bitcoins may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Fund, including but not limited to, offline storage, or cold storage, multiple encrypted private key “shards”, and other measures, are reasonably designed to safeguard the Fund’s bitcoins. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Fund and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Fund’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Bitcoin Custodian’s or Prime Broker’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Fund’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Fund’s Trading Balance (as defined below) at the Prime Broker, are held on an omnibus, rather than segregated basis, which creates greater risk of loss. Even though bitcoin is only moved into the Trading Balance in connection with and to the extent of purchases and sales of bitcoin by the Fund and such bitcoin is swept from the Fund’s Trading Balance to the Fund’s Vault Balance daily pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of bitcoin that can be held temporarily in the Trading Balance maintained by the Prime Broker. This could create greater risk of loss of the Fund’s bitcoin, which would cause Shareholders to suffer losses.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Fund’s account at the Bitcoin Custodian, the relevant private keys (and therefore bitcoin) or other data or property of the Fund. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or the Bitcoin Custodian to disclose sensitive information in order to gain access to the Fund’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Bitcoin Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Fund’s account at the Bitcoin Custodian could harm the Fund’s operations, result in partial or total loss of the Fund’s assets, resulting in a reduction or destruction in the value of the Shares. The Fund may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect the value of the Shares.

Bitcoin transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Bitcoin blockchain, an incorrect transfer or theft of bitcoin generally will not be reversible and the Fund may not be capable of seeking compensation for any such transfer or theft. Although the Fund’s transfers of bitcoin will regularly be made to or from the Fund’s account at the Bitcoin Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Fund’s bitcoin could be transferred from the Fund’s account at the Bitcoin Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset exchange Huobi announced that it had sent approximately 900 bitcoins and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Fund is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Fund’s bitcoins through error or theft, the Fund will be unable to revert or otherwise recover incorrectly transferred bitcoins. The Fund will also be unable to convert or recover its bitcoins transferred to uncontrolled accounts. To the extent that the Fund is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

If the Custodian Agreement or Prime Broker Agreement is terminated or the Bitcoin Custodian or Prime Broker fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Fund’s bitcoins, and the Fund’s ability to continue to operate may be adversely affected.

The Fund is dependent on the Bitcoin Custodian, which is Coinbase Custody, and the Prime Broker, Coinbase Inc. to operate. Coinbase Custody performs essential functions in terms of safekeeping the Fund’s bitcoin in the Vault Balance, and its affiliate, Coinbase Inc., in its capacity as Prime Broker, facilitates the buying and selling or settlement of bitcoin by the Fund in connection with cash creations and redemptions between the Fund and the Authorized Participants, the selling of bitcoin, including to pay the Sponsor’s Fee and any other Fund expenses, to the extent applicable, and in extraordinary circumstances, to liquidate the Fund’s bitcoin. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Fund, the Fund may be unable to operate or create or redeem Creation Units, which could force the Fund to liquidate or adversely affect the price of the Shares.

Similarly,  if  an  Authorized  Participant  or  a Bitcoin  Trading  Counterparty  suffers  insolvency,  business  failure  or  interruption,  default,  failure to perform, security breach, or in certain circumstances a force majeure event or if an Authorized Participant or a Bitcoin Trading Counterparty chooses not to participate in the creation and redemption process of the Fund, and the Fund is unable to engage replacement Authorized Participants or Bitcoin Trading Counterparties or access alternative services on commercially acceptable terms or at all, then the creation and redemption process of the Fund, the arbitrage mechanism used to keep the Shares in line with the NAV and the Fund’s operations generally could be negatively affected. In the event of any SEC or governmental, regulatory or other enforcement action of litigation, Coinbase, Inc. could be required, as a result  of  a  judicial  determination,  or  could  choose,  to  restrict  or  curtail  the  services  it  offers,  or  its  financial  condition  and  ability  to  provide prime  brokerage  services  to  the  Fund  could  be  affected.  If  the  Prime  Broker  were  to  be  required  or  choose  as  a  result  of  a  regulatory action or litigation  to restrict or curtail the services it offers, it could negatively affect the Fund’s ability to operate or process creations or redemptions of Creation Units, which could force the Fund to liquidate or adversely affect the price of the Shares.

Alternatively, the Sponsor could decide to replace Coinbase Custody as the Bitcoin Custodian with custody of the Fund’s bitcoins, and Coinbase Inc. as Prime Broker. Similarly, Coinbase Custody or Coinbase Inc. could terminate services under the Custodian Agreement or the Prime Broker Agreement respectively upon providing the applicable notice to the Fund for any reason, or immediately for Cause (a “Termination for Cause” is defined in the Prime Broker Agreement as (i) the  Fund materially breaches any provision of the Prime Broker Agreement; (ii) the Fund takes any action to dissolve or liquidate, in whole or part; (iii) the Fund becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) the Fund becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (v) the Prime Broker becomes aware of any facts or circumstances with respect to the Fund’s financial, legal, regulatory or reputational position which may affect Fund’s ability to comply with its obligations under the Prime Broker Agreement; (vi) termination is required pursuant to a facially valid subpoena, court order or binding order of a government authority; (vii) the Fund’s Prime Broker Account is subject to any pending litigation, investigation or government proceeding and/or Prime Broker reasonably perceives a heightened risk of legal regulatory non-compliance associated with Fund’s use of Prime Broker services; or (viii) the Prime Broker reasonably suspects Fund of attempting to circumvent Prime Broker’s controls or uses the Prime Broker Services in a manner Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties. Transferring maintenance responsibilities of the Fund’s account at the at the Prime Broker or at the Bitcoin Custodian to another prime broker or custodian will likely be complex and could subject the Fund’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets. As Prime Broker, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Fund as Prime Broker. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Fund’s orders, including in the event of, among others, delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc., or the acceptance of the Fund’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Fund’s agreement with the Trade Credit Lender permits to be outstanding at any one time. Also, if Coinbase Custody or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Fund, or abruptly discontinue the services they provide to the Fund for any reason, the Fund’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Fund’s bitcoin or as the Fund’s prime broker under the same terms as the current Custodian Agreement or Prime Broker Agreement or at all. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime broker, the Sponsor may be required to terminate the Fund and liquidate the Fund’s bitcoin. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodian Agreement or Prime Broker Agreement that is less favorable for the Fund or Sponsor, the value of the Shares could be adversely affected. If the Fund is unable to find a replacement prime broker, its operations could be adversely affected.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Administrator, Cash Custodian and Bitcoin Custodian expose the Fund and its Shareholders to the risk of loss of the Fund’s bitcoins for which no person or entity is liable.

The Fund is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Fund are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Fund nor the Sponsor insure the Fund’s bitcoins. The Bitcoin Custodian’s parent, Coinbase Global, Inc. (“Coinbase Global”) maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Bitcoin Custodian and the Prime Broker (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Fund or to customers holding bitcoin with the Bitcoin Custodian or Prime Broker and may not be available or sufficient to protect the Fund from all possible losses or sources of losses. Coinbase Global’s insurance may not cover the type of losses experienced by the Fund. Alternatively, the Fund may be forced to share such insurance proceeds with other clients or customers of the Coinbase Insureds, which could reduce the amount of such proceeds that are available to the Fund. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Fund. While the Bitcoin Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Fund cannot be assured that the Bitcoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Fund’s digital assets.

Furthermore, under the Custodian Agreement, the Bitcoin Custodian’s liability is limited to the greater of (i) the aggregate amount of fees paid by the Fund to the Bitcoin Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability or (ii) the value of the supported digital assets on deposit in the Fund’s custodial account(s) giving rise to such liability at the time of the event giving rise to such liability; provided, that in no event shall Bitcoin Custodian aggregate liability in respect of each cold storage address exceed $100,000,000.  In addition, the Prime Broker’s defense and indemnity obligations under the Prime Broker Agreement (the Custodian Agreement is part of the Prime Broker Agreement) will be limited, in the aggregate, to an amount equal to $2,000,000.  Notwithstanding the foregoing, there is no liability limit for losses arising from the Bitcoin Custodian’s fraud or willful misconduct.  With regard to any incidental, indirect, special, punitive, consequential or similar losses, the Bitcoin Custodian is not liable, even if the Bitcoin Custodian has been advised of or knew or should have known of the possibility thereof. The Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodian. In the event of potential losses incurred by the Fund as a result of the Bitcoin Custodian losing control of the Fund’s bitcoins or failing to properly execute instructions on behalf of the Fund, the Bitcoin Custodian’s liability with respect to the Fund will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Bitcoin Custodian directly caused such losses. Furthermore, the insurance maintained by the Bitcoin Custodian may be insufficient to cover its liabilities to the Fund.

Similarly, under the Prime Broker Agreement, the Prime Broker’s liability is limited to the greater of (a) the aggregate amount of fees paid by a Fund to the Prime Broker in respect of the prime broker services in the 12-month period prior to the event giving rise to such liability or (b) the value of the supported digital assets giving rise to such liability;  In addition, the Prime Broker’s defense and indemnity obligations under the Prime Broker Agreement will be limited, in the aggregate, to an amount equal to $2,000,000.  Notwithstanding the foregoing, there is no liability limit for losses arising from the Prime Broker’s fraud or willful misconduct.  With regard to any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew or should have known of the possibility thereof. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses. Both the Fund and the Prime Broker and its affiliates (including the Bitcoin Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Balance) or the Bitcoin Custodian (in the case of the Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Bitcoin Custodian or Prime Broker in the virtual currency industry, there is a risk that customers’ assets – including the Fund’s assets – may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Balance) or the Bitcoin Custodian (in the case of the Vault Balance), and customers – including the Fund – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

 The Prime Broker Agreement contains an agreement by the parties to treat the bitcoin credited to the Fund’s Trade Balance and Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”). In addition, the Custodian Agreement states that the Bitcoin Custodian will serve as fiduciary and custodian on the Fund’s behalf. The Bitcoin Custodian’s parent, Coinbase Global Inc., has stated in its most recent public securities filings that in light of the inclusion in its agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Bitcoin Custodian became subject to insolvency proceedings and a court were to rule that the custodied bitcoin were part of the Bitcoin Custodian’s general estate and not the property of the Fund, then the Fund would be treated as a general unsecured creditor in the Bitcoin Custodian’s insolvency proceedings and the Fund could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Bitcoin Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Bitcoin Custodian, all of which could significantly and negatively impact the Fund’s operations and the value of the Shares.

With respect to the Prime Broker Agreement, there is a risk that the Trading Balance, in which the Fund’s bitcoin and cash is held in omnibus accounts by the Prime Broker (in the latter case, as described below in “—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Fund’s ability to create or redeem Creation Units, or could cause losses to the Fund”), could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Prime Broker Agreement contains an Article 8 opt-in clause with respect to the Fund’s assets held in the Trading Balance. The Prime Broker is not required to hold any of the bitcoin or cash in the Fund’s Trading Balance in segregation. Within the Trading Balance, the Prime Broker Agreement provides that the Fund does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Fund’s assets held in the Trading Balance could be considered part of the Prime Broker’s bankruptcy estate and the Fund could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Fund and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Fund’s operations and the value of the Shares. There are no policies that would limit the amount of bitcoin that can be held temporarily in the Trading Balance maintained by the Prime Broker.

Under the Declaration of Trust, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin by the Bitcoin Custodian or Prime Broker, absent gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor. As a result, the recourse of the Fund or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of bitcoin by the Bitcoin Custodian or Prime Broker, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Fund’s other service providers for the services they provide to the Fund, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Fund, or the obligations or liabilities of any service provider to the Fund, including, without limitation, the Bitcoin Custodian and Prime Broker. The Prime Broker Agreement provides that none of the Coinbase Entities have recourse, whether by set-off or otherwise, with respect to any amounts owed or liabilities incurred by the Fund, to or against any assets of the Sponsor or any affiliate of such Sponsor. Consequently, a loss may be suffered with respect to the Fund’s bitcoin that is not covered by the Bitcoin Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Fund or the Shareholders, under applicable law, is limited.

If the Trade Credits are not available or become exhausted, the Fund may face delays in buying or selling bitcoin that may adversely impact Shareholders; if the Fund does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

To avoid having to pre-fund purchases or sales of bitcoin in connection with cash creations and redemptions and sales of bitcoin to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, the Fund may borrow bitcoin or cash as Trade Credit from the Trade Credit Lender on a short-term basis pursuant to the Trade Financing Agreement. The Trade Credit Lender is only required to extend Trade Credits to the Fund to the extent such bitcoin or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of bitcoin related to cash creations and redemptions or the selling of bitcoin related to paying the Sponsor’s Fee and, to the extent applicable, (2) Fund assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Index price used to determine the Fund’s NAV. To the extent that the execution price for purchases and sales of bitcoin related to creations and redemptions and sales of bitcoin in connection with paying the Sponsor’s Fee and any other Fund expenses deviate significantly from the Index price used to determine the NAV of the Fund, the Shareholders may be negatively impacted because the added costs of such price deviations, which would be borne by the Authorized Participants, may be passed onto the Shareholders in the secondary market. The magnitude of this risk factor relating to the unavailability or exhaustion of the Trade Credits is heightened to the extent that the Fund effectuates creations and redemptions for cash rather than in-kind. The Fund generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Fund (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Fund has granted a security interest, lien on, and right of set off against all of the Fund’s right, title and interest, in the Fund’s Trading Balance and Vault Balance established pursuant to the Prime Broker Agreement and Custodian Agreement, in order to secure the repayment by the Fund of the Trade Credits and financing fees to the Trade Credit Lender. Upon a failure by the Fund to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Fund in the form of Trade Credits, the Bitcoin Custodian and the Prime Broker have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Fund’s Vault Balance and Trading Balance respectively without further consent by the Fund. If the Fund fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Fund’s assets and liquidate them to repay the Trade Credit debt owed by the Fund to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Fund’s ability to create or redeem Creation Units, or could cause losses to the Fund.

The Prime Broker facilitates the buying and selling or settlement of bitcoin by the Fund in connection with cash creations and redemptions between the Fund and the Authorized Participants, and the sale of bitcoin, including to pay the Sponsor’s Fee, any other Fund expenses, to the extent applicable, in connection with redemption transactions, and in extraordinary circumstances, to effect the liquidation of the Fund’s bitcoin. The Prime Broker relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of bitcoin. In particular, the Prime Broker has disclosed that customer cash held by the Prime Broker, including the cash associated with the Fund’s Trading Balance, is held (i) in one or more omnibus accounts in the Prime Broker’s name for the benefit of customers at one or more U.S. insured depository institutions (each, an “FBO account”); (ii) with respect to US dollars, liquid investments, which may include but are not limited to U.S. treasuries and money market funds operating in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service) (“Money Market Funds”), in accordance with state money transmitter laws and (iii) in the Prime Broker’s omnibus accounts at Connected Trading Venues. The Prime Broker represents that it will title the FBO accounts it maintains with U.S. depository institutions and maintain records of the Fund’s interest in a manner designed to enable receipt of FDIC deposit insurance, where applicable and up to the deposit insurance limits applicable under FDIC regulations and guidance, on Fund cash for the Fund’s benefit on a pass-through basis. The Prime Broker, however, does not guarantee that pass-through FDIC deposit insurance will apply to Fund cash, since such insurance is dependent in part on compliance of the depository institutions. The Prime Broker may also title its accounts at some or all Connected Trading Venues and maintain records of Fund interests in those accounts in a manner consistent with FDIC requirements for pass-through deposit insurance, but availability of pass-through deposit insurance, up to the deposit insurance limits applicable under FDIC regulations and guidance, is also dependent on the actions of the Connected Trading Venues and any depository institutions they use, which may not be structured to provide pass-through deposit insurance. FDIC insurance applies to cash deposits at banks and other insured depository institutions in the event of a failure of that institution, and does not apply to the Prime Broker any bitcoin held by a the Prime Broker on Fund’s behalf.  The Sponsor has not independently verified the Prime Broker’s representations. To the extent that the Prime Broker faces difficulty establishing or maintaining banking relationships, the loss of the Prime Broker’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Prime Broker to utilize other financial institutions may result in a disruption of creation and redemption activity of the Fund, or cause other operational disruptions or adverse effects for the Fund. In the future, it is possible that the Prime Broker could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Broker is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Fund could also suffer losses in the event that a bank in which the Prime Broker holds customer cash, including the cash associated with the Fund’s Trading Balance (which is used by the Prime Broker to move cash flows associated with the Fund’s orders to sell bitcoin, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

Similar events in the future that impact banking relationships maintained by key Fund service providers such as the Prime Broker could impair the Fund’s ability to access the Fund’s cash held in the Fund’s Trading Balance or associated with the Fund’s orders to sell bitcoin, including in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Fund expenses and/or redemption transactions. If the Prime Broker were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime

Broker’s ability to provide services to the Fund could be affected. Moreover, the future failure of a bank at which the Prime Broker maintains customer cash, in the Fund’s Trading Balance associated with the Fund’s orders to sell bitcoin in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Fund expenses, could result in losses to the Fund, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections. Although the Prime Broker has made certain representations to the Sponsor regarding the Prime Broker’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Broker maintains cash on behalf of its customers (including the Fund), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Fund may maintain cash balances with the Prime Broker that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Broker at money market funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Fund could suffer losses.

The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Fund.

In connection with trading services under the Prime Broker Agreement, the Prime Broker routinely routes customer orders to Connected Trading Venues, which are third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker). In connection with these activities, the Prime Broker may hold bitcoin with such Connected Trading Venues in order to effect customer orders, including the Fund’s orders. Cash may also be held in the Prime Broker’s omnibus account at the Connected Trading Venues. If the Prime Broker were to experience a disruption in the Prime Broker’s access to these Connected Trading Venues, the Prime Broker’s trading services under the Prime Broker Agreement could be adversely affected to the extent that the Prime Broker is limited in its ability to execute order flow for its customers, including the Fund. In addition, while the Prime Broker has policies and procedures to help mitigate the Prime Broker’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Broker might not be able to fully recover the customer’s bitcoin or cash that the Prime Broker has deposited with these third parties. As a result, the Prime Broker’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Fund or perform its obligations under the Prime Broker Agreement, and the Fund could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Broker maintains customer bitcoin or cash, including bitcoin or cash associated with the Fund, could result in losses to the Fund, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

The Fund may be terminated and liquidated at a time that is disadvantageous to Shareholders.

The Sponsor may terminate and liquidate the Fund or Trust for any reason in its sole discretion. See “Termination Events.”

If the Sponsor determines that it is appropriate to terminate and liquidate the Fund, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the actual exchange rate of bitcoin at such time is lower than the Index was at the time when Shareholders purchased their Shares. In such a case, when the Fund’s bitcoins are sold as part of its liquidation, the resulting proceeds distributed to Shareholders will be less than if the actual exchange rate at such time were higher at the time of sale.

The Declaration of Trust includes provisions that limit Shareholders’ voting rights and the ability to participate in shareholder derivative actions.

Under the Declaration of Trust, Shareholders generally have no voting rights and the Fund will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Fund. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The shareholders’ limited voting rights give almost all control under the Declaration of Trust to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Fund that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Declaration of Trust, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Declaration of Trust includes conditions that require (1) a Shareholder or Shareholders to make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed (a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue) and (2) Shareholders eligible to bring a derivative action under the Delaware Statutory Trust Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, must join in a request for the Sponsor to commence such action.  This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to these requirements, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Declaration of Trust do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Declaration of trust limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

The non-exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Declaration of Trust may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Declaration of Trust provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholder could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

The Declaration of Trust also waives the right to trial by jury in any such claim, suit, action or proceeding, including any claim under the U.S. federal securities laws, to the fullest extent permitted by applicable law. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. No Shareholder can waive compliance with respect to the U.S. federal securities laws and the rules and regulations promulgated thereunder.

If a Shareholder opposed a jury trial demand based on the waiver, the applicable court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with applicable federal laws. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the U.S. federal securities laws has not been finally adjudicated by the U.S. Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the Declaration of Trust. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

The Sponsor is solely responsible for determining the value of the net asset value of the Fund, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Sponsor has the exclusive authority to determine the net asset value of the Fund.  The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. The Administrator determines the net asset value of the Fund as of 4:00 p.m. ET, on each Business Day, as soon as practicable after that time. The Administrator’s determination is made utilizing data from the operations of the Fund and the Index, calculated at 4:00 p.m. ET, on such day. If the Sponsor determines in good faith that the Index does not reflect an accurate bitcoin price, then the Sponsor will instruct the Administrator to employ an alternative method to determine the fair value of the Fund’s assets. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply and the Sponsor may make this determination in its sole discretion. The Administrator may calculate the Index in a manner that ultimately inaccurately reflects the price of bitcoin. To the extent that the net asset value of the Fund, the Index, or the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor nor the Administrator may be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Fund. Moreover, the terms of the Declaration of Trust and the Sponsor Agreement do not prohibit the Sponsor from changing the Index or other valuation method used to calculate the net asset value of the Fund. Any such change in the Index or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Fund.

To the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP, the Fund’s periodic financial statements may not utilize the Fund’s net asset value. The Fund’s periodic financial statements will be prepared in accordance with GAAP, including ASC Topic 820, and utilize an exchange-traded price from the principal market for bitcoin as of the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements. To the extent that such valuation sources and policies used to prepare the Fund’s financial statements result in an inaccurate price, the value of the Shares could be adversely affected and investors could suffer a substantial loss on their investment in the Fund. Moreover, the terms of the Declaration of Trust and the Sponsor Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the net asset value to be reported in the Fund’s financial statements. Any such change in such valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Fund.

Extraordinary expenses resulting from unanticipated events may become payable by the Fund, adversely affecting the value of the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed ordinary course operational and periodic expenses of the Fund, with the exception of those described in “Business of the Fund—Fund Expenses”. Expenses incurred by the Fund but not assumed by the Sponsor, such as, among others, taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain, any Incidental Rights and any IR Virtual Currency); or extraordinary legal fees and expenses are not assumed by the Sponsor and are borne by the Fund. The Sponsor will cause the Fund to either

(i) sell bitcoin held by the Fund or (ii) deliver bitcoin in‑kind to the Sponsor to pay Fund expenses not assumed by the Sponsor on an as-needed basis. Accordingly, the Fund may be required to sell or otherwise dispose of bitcoin, at a time when the trading prices are depressed.

The sale or other disposition of assets of the Fund in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:

●
The Fund is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the price of bitcoin. Consequently, if the Fund incurs expenses in U.S. dollars, the Fund’s bitcoins may be sold at a time when the values of the disposed assets are low, resulting in a negative impact on the value of the Shares.

●
Because the Fund does not generate any income, every time that the Fund pays expenses, it will deliver bitcoin to the Sponsor or sell bitcoin. Any sales of the Fund’s bitcoins in connection with the payment of expenses will decrease the amount of the Fund’s assets represented by each Share each time its bitcoins are sold or transferred to the Sponsor.

The Fund’s delivery or sale of bitcoin to pay expenses or otherwise in connection with operations of the Fund could result in Shareholders incurring tax liability without an associated distribution from the Fund.

Assuming that the Fund is treated as a grantor trust for U.S. federal income tax purposes, each delivery of bitcoin by the Fund to pay the Sponsor’s Fee or other expenses and each sale of bitcoin by the Fund to pay Fund expenses not assumed by the Sponsor will be a taxable event to beneficial owners of Shares. Thus, the Fund’s payment of expenses could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Fund. Any such tax liability could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Fund is required to indemnify the Sponsor, the Trustee, the Administrator, the Bitcoin Custodian or the Cash Custodian pursuant to its contractual arrangements.

Under the Declaration of Trust and the applicable agreements with various Fund service providers, each of the Sponsor, the Trustee, the Administrator and the Custodians has a right to be indemnified by the Fund for certain liabilities or expenses that it incurs without, depending on the applicable arrangement, negligence or gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, the Administrator, or the Custodians may require that the assets of the Fund be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Fund’s bitcoin holdings and the value of the Shares.

Intellectual property rights claims may adversely affect the Fund and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Fund from operating and holding bitcoin, or, receiving, on a temporary basis pending a determination by the Sponsor as to whether the Fund has received a non-bitcoin crypto asset, Incidental Rights or IR Virtual Currency. However, third parties may assert intellectual property rights claims relating to the operation of the Fund and the mechanics instituted for the investment in, holding of and transfer of bitcoin, or in connection with the receipt (on a temporary basis) of Incidental Rights or IR Virtual Currency. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Fund through the sale or transfer of its bitcoin, or disposition of Incidental Rights or IR Virtual Currency including in connection with disclaiming or irrevocably abandoning non-bitcoin crypto assets as determined by the Sponsor. Additionally, a meritorious intellectual property rights claim could prevent the Fund from operating and force the Sponsor to terminate the Fund and liquidate its bitcoin. As a result, an intellectual property rights claim against the Fund could adversely affect the value of the Shares.

Risk Factors Related to the Regulation of the Fund and the Shares

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including bitcoin, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau ("CFPB"), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or bitcoin in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians.

US federal and state regulators have issued reports and releases concerning crypto assets, including Bitcoin and crypto asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future.

Additionally, President Trump has issued executive orders addressing the administration's intention to establish a comprehensive digital assets regulatory framework. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC, CFTC, or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin held by the Fund specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Fund and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the U.S. Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses, including addresses on the Bitcoin network, to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, then U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

A determination that bitcoin or any other digital asset is a “security” may adversely affect the value of Bitcoin and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non‑binding, statements made in the past by senior officials at the SEC and endorsed by its previous Chairman in a letter to a member of Congress appeared to indicate that the SEC did not consider bitcoin to be a security, at least currently, and the staff has provided informal assurances to a handful of promoters that their digital assets are not securities. On the other hand, the SEC has under the prior administration brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. Under the prior administration, the SEC has also brought enforcement actions against digital asset trading platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms are securities. For example, in June 2023, the SEC brought suit against two of the largest operators of digital asset trading platforms in Securities and Exchange Commission v. Binance Holdings Ltd., et al (the “Binance Complaint”) and Securities and Exchange Commission v. Coinbase, Inc., and Coinbase Global, Inc. (the “Coinbase Complaint”), alleging that Binance and Coinbase had solicited U.S. investors to buy, sell, and trade “digital asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”). The Binance Complaint, the Coinbase Complaint and the Kraken Complaint have led, and may in the future lead, to further volatility in digital asset prices.

In February 2025, March 2025 and May 2025, Coinbase, Kraken and Binance, respectively, entered into a joint stipulation with the SEC to dismiss the SEC’s lawsuit against them with prejudice.  Several other digital asset market participants also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. The ultimate outcome of these lawsuits (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputational impact on industry participants, remain uncertain.

Fraud or manipulation may also affect the constituent trading platforms used to calculate the CF Benchmarks Index. For example, Coinbase paid $6.5 million in 2021 to settle a CFTC enforcement action for reckless false, misleading, or inaccurate reporting as well as wash trading by a former employee on Coinbase’s GDAX platform. According to the CFTC’s order, during the relevant period prior to the enforcement action, Coinbase operated at least two trading programs which generated orders that, at times, matched with one another. Coinbase included the transactional information for these transactions, such as price and volume data, on its website and provided that information to reporting services, either directly or through access to its website, resulting in a perceived volume and level of liquidity of digital assets, on GDAX that was false, misleading or inaccurate.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

As part of determining whether bitcoin is a security for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws, and other materials relevant to the status of bitcoin as a security (or not). Finally, the Sponsor discusses the security status of bitcoin with its external securities lawyers. Through this process the Sponsor believes that it is applying the proper legal standards in determining that bitcoin is not a security in light of the uncertainties inherent in the Howey and Reves tests. However, because of these uncertainties and the fact-based nature of the analysis, the Sponsor acknowledges that bitcoin may in the future be found by the SEC or a federal court to be a security notwithstanding the Sponsor’s prior conclusion; and the Sponsor’s prior conclusion, even if reasonable under the circumstances and made in good faith, would not preclude legal or regulatory action based on the presence of a security.

The Sponsor may terminate and liquidate the Fund if the Sponsor determines bitcoin is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, and because the SEC has not taken a definitive position, for so long as the Sponsor believes there to be good faith grounds to conclude that the Fund’s bitcoin is not a security, the Sponsor does not intend to dissolve the Fund on the basis that bitcoin could at some future point be determined to be a security.

Any enforcement action by the SEC or a state securities regulator asserting that bitcoin is a security, or a court decision, to that effect would be expected to have an immediate material adverse impact on the trading value of bitcoin, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non‑security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars.

For example, in 2020 the SEC filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $100 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. The SEC’s action against XRP’s promoters underscores the continuing uncertainty around which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual usefulness in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security. Publicly available filings indicate the parties have agreed to settlement terms with respect to the enforcement proceeding.

In addition, if bitcoin is determined to be a security, the Fund could be considered an unregistered “investment company” under SEC rules, which could necessitate the Fund’s liquidation. In this case, the Fund and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Fund under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Fund’s activities comply with applicable law, which could force the Sponsor to liquidate the Fund.

Moreover, whether or not the Sponsor or the Fund were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Fund, in order, if possible, to liquidate the Fund’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. The sponsor of the Grayscale XRP Trust subsequently dissolved this trust and liquidated its assets. If the SEC or a federal court were to determine that bitcoin is a security, it is likely that the value of the Shares of the Fund would decline significantly, and that the Fund itself may be terminated and, if practical, its assets liquidated.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new and does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or crypto asset platforms, which could adversely impact the value of bitcoin and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, mining activity or the operation of their networks or the digital asset platform market in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Bitcoin network), the digital asset markets (including the bitcoin market), and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example, if China or other foreign jurisdictions were to ban or otherwise restrict manufacturers’ ability to produce or sell semiconductors or hard drives in connection with bitcoin mining, it would have a material adverse effect on digital asset networks (including the Bitcoin network), the digital asset market, and as a result, impact the value of the Shares.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. In May 2021, the Chinese government announced renewed efforts to restrict cryptocurrency trading and mining activities. Regulators in the Inner Mongolia and other regions of China have proposed regulations that would create penalties for companies engaged in cryptocurrency mining activities and introduce heightened energy saving requirements on industrial parks, data centers and power plants providing electricity to cryptocurrency miners. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (“FSMB”), became law in 2023. The FSMB brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the European Council of the European Union approved the text of Markets in Crypto-Assets (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA passed the European Parliament in 2023 and applies from 2024.

Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoin. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on the Fund or bitcoin is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

Furthermore, legal claims have been filed in the United Kingdom by an entity associated with an individual named Craig Wright. The entity alleges that the private keys to bitcoin purportedly worth several billion dollars were rendered inaccessible to it in a hack, and advances a series of novel legal theories in support of its request that the court compel certain core developers associated with the Bitcoin network to either somehow transfer the bitcoin out of the bitcoin address to which the entity no longer can access the private keys to a new bitcoin address that it currently does control, or alternatively amend the source code to the Bitcoin network itself to restore its access to the stranded bitcoin. In 2022, the High Court dismissed the claims, finding that the entity had not established a serious issue to be tried. However, in February 2023, the Court of Appeals unanimously overruled the High Court’s decision, holding that there was a serious issue to be tried. If a court decides to grant the relief requested, it is possible that wide-ranging and fundamental changes to the source code, operations, and governance of, and basic principles underlying, the Bitcoin network might be required, and a loss of public confidence in the Bitcoin network could result. Alternatively, bitcoin could face obstacles to use or in the United Kingdom, which could reduce adoption. Courts in other jurisdictions could take similar positions. These or other possible outcomes could lead to a decrease in the value of bitcoin, which could negatively impact the value of the Shares.

If regulators or public utilities take actions that restrict or otherwise impact mining activities, there may be a significant decline in such activities, which could adversely affect the Bitcoin network and the value of the Shares.

Bitcoin mining activities are inherently energy-intensive and electricity costs account for a significant portion of the overall mining costs. The availability and cost of electricity will restrict the geographic locations of mining activities. High costs of electricity may incentivize miners to redirect their resources to other validation protocols, such a proof-of-stake blockchains, or abandon their validation activities entirely. A significant decrease in the computational resources dedicated to the Bitcoin network’s validation protocol could reduce the security of the network which may erode bitcoin’s viability as a store of value or means of exchange. In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for bitcoin mining activities or government measures restricting or prohibiting the use of electricity for bitcoin mining activities. Any such developments could lower the demand for bitcoin and have a material and adverse effect on the price of bitcoin.

Concerns have been raised about the electricity required to secure and maintain digital asset networks. For example, as of March 31, 2025, approximately 837 million tera hashes were performed every second in connection with mining on the Bitcoin network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.

Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin network by making it easier for a malicious actor or botnet to manipulate the Bitcoin network. If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security of a digital asset network, including the Bitcoin network, and consequently adversely impact the value of the Shares.

In addition, because of the high energy usage required for bitcoin mining, bitcoin may be subject to regulation stemming from energy usage and/or climate concerns. A number of states and countries have adopted, or are considering the adoption of, regulatory frameworks to impede bitcoin mining and/or bitcoin use more broadly. For example, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts. New York State recently failed to pass a bill that would place a moratorium on mining operations for proof-of-work blockchains such as bitcoin. Depending on how futures regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

If regulators subject the Fund or the Sponsor to regulation as a money service business or money transmitter, this could result in extraordinary expenses to the Fund or the Sponsor and also result in decreased liquidity for the Shares.

To the extent that the activities of the Fund or the Sponsor cause it to be deemed an MSB under the regulations promulgated by FinCEN, the Fund or the Sponsor may be required to comply with FinCEN regulations, make certain reports to FinCEN and maintain certain records. Similarly, the activities of the Fund or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under the New York State Department of Financial Services’ BitLicense regulation.

Such additional regulatory obligations may cause the Fund or the Sponsor to incur extraordinary expenses. If the Fund or the Sponsor decided to seek the required licenses, there is no guarantee that they will timely receive them. The Sponsor may decide to discontinue and wind up the Fund. A dissolution of the Fund in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Additionally, to the extent the Fund or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Fund or the Sponsor, and have a material adverse effect on the price of the Shares.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Bitcoin blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Bitcoin network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. On October 19, 2023, FinCEN published a proposed rulemaking under authorities in Section 311 of the USA PATRIOT Act that would impose requirements on financial institutions that engage in CVC transactions that involve CVC mixing within or involving a jurisdiction outside the United States. FinCEN's rulemaking states that CVC mixing transactions can play a central role in facilitating the laundering of CVC derived from a variety of illicit activity, and are frequently used by criminals and state actors to facilitate a range of illicit activity, including, but not limited to, money laundering, sanctions evasion and weapons of mass destruction proliferation. Given that the Bitcoin network is global and anyone can engage in transactions using bitcoin, it is not inconceivable that bad actors, such as those subject to sanctions, could seek to do so. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Fund, the Sponsor or another Fund service provider were to transact with a sanctioned entity, the Fund, the Sponsor or service provider would be at risk of potential criminal or civil lawsuits or liability.

The Fund takes measures with the objective of reducing illicit financing risks in connection with the Fund's activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin. There can be no assurance that the measures employed by the Fund will prove successful in reducing illicit financing risks, and the Fund is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks materialize, the Fund, the Sponsor or other key service providers and/or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Fund’s ability to operate or cause losses in value of the Shares.

In accordance with applicable regulation, affiliates of the Sponsor have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Fund will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and or a thorough KYC process, such as the Authorized Participants, the Prime Broker and Bitcoin Custodian. Each Authorized Participant must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Fund. As a result, the Sponsor has in place processes and controls designed to ensure that a situation would not arise where the Fund would engage in transactions with a counterparty whose identity the Sponsor and the Fund did not know. The risk remains, however, given the nature of crypto assets and blockchain technology, that transactions will be sent to the Fund from a counterparty whose identity is unknown in an unsolicited “dusting” attack by a third party.

Furthermore, Authorized Participants, as broker-dealers, and the Prime Broker and Bitcoin Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Fund will only accept creation and redemption requests from Authorized Participants and trade with bitcoin counterparties who have each represented to the Fund that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Fund will not hold any bitcoins except those that have been purchased on behalf of the Fund via the Prime Broker or other executing agent/broker in connection with creations and redemptions. Moreover, the Prime Broker has represented to the Fund that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and that it performs both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts, including those opened by the Authorized Participants or their agents/partners for purposes of facilitating bitcoin deposits to, and withdrawals from, the Fund’s Trading Balance, as required by law.

The Prime Broker and Bitcoin Custodian have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Fund do not transact with a sanctioned party. The Prime Broker performs screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Prime Broker’s blockchain analytics screening program, any bitcoin that is delivered to the Fund’s account will undergo screening designed to assess whether the origins of that bitcoin are illicit.

The Prime Broker conducts screening on transactions by an Authorized Participant to determine whether transactions are in violation of certain applicable sanctions laws. The Prime Broker and its affiliates, including the Bitcoin Custodian, will (a) block or reject the deposit into the Fund’s Trading Account, where required by applicable sanctions laws, and (b) agree to promptly inform the Fund of its actions, so long as permitted by applicable law. However, there is no guarantee that such procedures will always be effective or that the Prime Broker and its affiliates will always perform their obligations. Such screening may also result in a transaction identified by such screening being blocked or frozen by the Prime Broker, and thus made unavailable to the Fund. Moreover, the Custodian Agreement requires the Fund to withdraw and deposit assets to public blockchain addresses and accounts for which the Fund has conducted the necessary “know your customer” and anti-money laundering due diligence. Although the Fund arranges for such diligence to be performed, including by the Fund’s service providers, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. If the Authorized Participants, including on behalf of their designee(s), have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Fund’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Fund, the Sponsor or other Fund service providers or their respective affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Broker and its affiliates, including the Bitcoin Custodian, under the Prime Broker Agreement and Custodian Agreement. Any of the foregoing could result in losses to the Shareholders or negatively affect the Fund’s ability to operate

Regulatory changes or interpretations could obligate the Fund or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Fund.

Current and future federal or state legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which Bitcoins are treated. In particular, bitcoin may be classified by the CFTC as a “commodity interest” under the CEA or may be classified by the SEC as a “security” under U.S. federal securities laws. The Sponsor and the Fund cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Fund. If the Sponsor decides to terminate the Fund in response to the changed regulatory circumstances, the Fund may be terminated or liquidated at a time that is disadvantageous to Shareholders.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Fund and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association (“NFA”) and may be subject to additional regulatory requirements with respect to the Fund, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Fund, thereby materially and adversely impacting the

Shares. If the Sponsor determines it is not feasible or desirable to comply with such additional regulatory and registration requirements, the Sponsor will likely terminate the Fund. Any such termination could result in the liquidation of the Fund’s bitcoins at a time that is disadvantageous to Shareholders.

To the extent that bitcoin is deemed to fall within the definition of a security under U.S. federal securities laws, the Fund, the Trustee and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non‑recurring expenses of the Fund, thereby materially and adversely impacting the Shares. If the Sponsor determines it is not feasible or desirable to comply with such additional regulatory and registration requirements, the Sponsor will likely terminate the Fund. Any such termination could result in the liquidation of the Fund’s bitcoins at a time that is disadvantageous to Shareholders.

In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds received subpoenas from the SEC’s Enforcement Division. The SEC also has determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face regulatory obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including bitcoin. However, the SEC’s “Crypto Task Force” has indicated that it is re-examining how digital assets are considered “securities” under the federal securities laws and has issued guidance clarifying the status of certain digital assets related activities for this purpose. In addition, the SEC’s Division of Examinations identified digital assets as an examination priority for 2025, noting its intent to focus on the offer, sale, recommendation, advice, trading, and other activities involving digital assets that are offered and sold as securities or related products, such as spot bitcoin or ether ETPs.

The SEC has taken steps to interpret its existing frameworks and authority with respect to various digital assets activities. For example, the SEC previously proposed amendments to the custody rules under Rule 206(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 206(4)-2 to cover all digital assets, including bitcoin, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including bitcoin. The Sponsor is studying the impact that such amendments may have on the Fund and its arrangements with the Bitcoin Custodian and Prime Broker. It is possible that such amendments, if adopted, could prevent the Bitcoin Custodian and Prime Broker from serving as service providers to the Fund, or require potentially significant modifications to existing arrangements under the Custody Agreement and Prime Broker Agreement, which could cause the Fund to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Bitcoin Custodian and Prime Broker currently play, the Fund’s operations (including in relation to creations and redemptions of Creation Units and the holding of bitcoin) could be negatively affected, the Fund could be terminated (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Fund could be affected. It is also possible that Congress could enact new legislation related to digital assets which could have a material impact on the Fund’s operations or the value of bitcoin and the Shares.

For example, legislative or regulatory action that makes it more difficult for investors to gain access to bitcoin, or or causes certain holders of bitcoin to sell their holdings could have a significant negative impact on the price of bitcoin and therefore the value of the Shares if enacted.

The treatment of the Fund for U.S. federal income tax purposes is uncertain.

The Sponsor will treat the Fund as a grantor trust for U.S. federal income tax purposes. Although not free from doubt due to the lack of directly governing authority, if the Fund operates as expected, the Fund should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). Assuming that the Fund is a grantor trust, the Fund will not be subject to U.S. federal income tax. Instead, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Fund's assets and a pro rata portion of the Fund's income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

The Fund has taken certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Virtual Currency. If the IRS were to disagree with, and successfully challenge any of these positions the Fund might not qualify as a grantor trust.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and other similar occurrences. Assuming that the Fund is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Fund to continue to be treated as a grantor trust for such purposes.

If the Fund is not properly classified as a grantor trust, the Fund might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital currency (including bitcoin) for U.S. federal income tax purposes, there can be no assurance in this regard. If the Fund were classified as a partnership and not a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss and (in certain circumstances) withholding taxes. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Fund were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it generally would be classified as a corporation for such purposes (including if the Fund were considered a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes). If it were treated as a corporation, the Fund would be subject to entity-level U.S. federal income tax (currently at the rate of 21%), plus possible state and/or local taxes, on its net taxable income, and certain distributions made by the Fund to Shareholders would be treated as taxable dividends to the extent of the Fund’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes generally would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be provided in an applicable tax treaty).

The treatment of digital currency for U.S. federal income tax purposes is uncertain.

Assuming that the Fund is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoin (and, if applicable, any Incidental Rights and/or IR Virtual Currency) held in the Fund. Due to the new and evolving nature of digital currencies and the absence of comprehensive guidance with respect to digital currencies, many significant aspects of the U.S. federal income tax treatment of digital currency are uncertain.

In 2014, the Internal Revenue Service (“IRS”) released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital currencies. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

Future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Fund will hold certain types of digital currency that are not within the scope of the Notice.

As noted above, the Fund does not intend to hold assets other than bitcoin and cash and accordingly, with respect to any airdrop of any non-bitcoin crypto asset, including Incidental Rights and/or IR Virtual Currency, or in the event of a fork where it has been determined, in the discretion of the Sponsor, that the crypto asset received by the Fund is not bitcoin, or any similar event, the Sponsor will cause the Fund to irrevocably abandon such non-bitcoin crypto asset.

There can be no assurance that the IRS will not alter its position with respect to digital currencies in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital currencies for U.S. federal income tax purposes may be issued in the future. Any future guidance on the treatment of digital currencies for U.S. federal income tax purposes could increase the expenses of the Fund and could have an adverse effect on the prices of digital currencies, including on the price of bitcoin in the digital asset markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital currencies in general.

Future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital currency, such as bitcoin, are uncertain, and it is unclear what guidance on the treatment of digital currency for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital currency, including on the price of bitcoin in digital asset exchanges, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Fund to continue to be treated as a grantor trust for U.S. federal income tax purposes.

Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York and New Jersey, (i) have announced that they will follow the Notice with respect to the treatment of digital currencies for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital currencies for fiat currency from state sales tax. Other states have not issued any guidance on these points, and could take different positions (e.g., imposing sales taxes on purchases and sales of digital currencies for fiat currency), and states that have issued guidance on their tax treatment of digital currencies could update or change their tax treatment of digital currencies. It is unclear what further guidance on the treatment of digital currencies for state or local tax purposes may be issued in the future. A state or local government authority’s treatment of bitcoin may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoin generally.

The treatment of digital currencies for tax purposes by non‑U.S. jurisdictions may differ from the treatment of digital currencies for U.S. federal, state or local tax purposes. It is possible, for example, that a non‑U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital currencies for fiat currency. If a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for bitcoin in such jurisdiction.

Any future guidance on the treatment of digital currencies for state, local or non‑U.S. tax purposes could increase the expenses of the Fund and could have an adverse effect on the prices of digital currencies, including on the price of bitcoin in digital asset exchanges. As a result, any such future guidance could have an adverse effect on the value of the Shares.

A U.S. Tax-Exempt Shareholder may recognize “unrelated business taxable income” a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital currencies will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) would constitute “unrelated business taxable income” (“UBTI”). Tax-exempt Shareholders should consult their tax advisers regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Shareholders could incur a tax liability without an associated distribution of the Fund.

In the normal course of business, it is possible that the Fund could incur a taxable gain in connection with the sale of bitcoin (such as sales of bitcoin, including to obtain fiat currency with which to pay the Sponsor’s Fee or Fund expenses, as well as deemed sales of bitcoin as a result of the Fund using bitcoin to pay the Sponsor’s Fee or its expenses) that is otherwise not associated with a distribution to Shareholders. Shareholders may be subject to tax due to the grantor trust status of the Fund even though there is not a corresponding distribution from the Fund.

A hard “fork” of the Bitcoin blockchain could result in Shareholders incurring a tax liability.

If a hard fork occurs in the Bitcoin blockchain, the Fund could hold both the original bitcoin and the alternative new bitcoin. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Declaration of Trust provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute bitcoin. The Fund shall treat whichever asset the Sponsor determines is not bitcoin as Incidental Rights or IR Virtual Currency.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders (as defined under “U.S. Federal Income Tax Consequences” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Virtual Currency.

The receipt, distribution and/or sale of the alternative bitcoin may cause Shareholders to incur a United States federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund. The Sponsor and its affiliates have no fiduciary duties to the Fund or its Shareholders, which may permit them to favor their own interests to the detriment of the Fund and its Shareholders.

The Sponsor will manage the affairs of the Fund. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Fund and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Fund and its Shareholders. These potential conflicts include, among others, the following:

●
the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Fund and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●
the Trust, on behalf of the Fund, has agreed to indemnify the officers, affiliates, directors, employees or agents of the Trustee and the shareholders, members, directors, officers, employees, affiliates and subsidiaries of the Sponsor pursuant to the Declaration of Trust;

●	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

●
the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Fund;

●	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Fund;

●
affiliates of the Sponsor may have substantial direct investments in bitcoin, stablecoins (such as USDC), or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Fund or its Shareholders, and any increases, decreases or other changes in such investments could affect the Index price and, in turn, the value of the Shares;

●	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Fund, including vendors with respect to valuation of the Fund’s assets; and
●	the Sponsor may appoint an agent to act on behalf of the Shareholders, which agent may be the Sponsor or an affiliate of the Sponsor.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Declaration of Trust.

Investment vehicles advised or managed by affiliates of the Sponsor may, from time to time, hold an interest in Coinbase Global, the parent of Coinbase Inc., which serves as the Fund's Prime Broker and operates one of the digital asset exchanges included in the Index price and is the parent of the Bitcoin Custodian.

Investment vehicles advised or managed by affiliates of the Sponsor own shares in many public companies listed in the United States, and may take positions in Coinbase Global, the publicly traded parent of Coinbase Inc. which operates the Coinbase platform and serves as the Fund's Prime Broker. The Fund values its digital assets by reference to the Index price. Coinbase is one of the digital asset exchanges included in the Index. The Sponsor values its digital assets by reference to the Index price. Coinbase is one of the digital asset exchanges included in the Index.

Although neither the Sponsor nor any affiliates of the Sponsor nor any investment vehicles managed or advised by any of them exercise control over Coinbase, it is possible that positions of investment vehicles managed by affiliates of the Sponsor in Coinbase may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor Coinbase's interests over the interests of the Fund or its Shareholders with respect to, for example, fees charged, and the quality of service provided by Coinbase as Prime Broker. Similarly, investors could have concerns that the Sponsor or affiliates of the Sponsor could influence market data provided by Coinbase in a way that benefits the Sponsor, for example by artificially inflating the values of bitcoin in order to increase the Sponsor’s fees. This could make the Fund’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Fund and negatively affect Share trading prices.

Coinbase Global is also the parent company of the Bitcoin Custodian, Coinbase Custody Trust Company, LLC. The Bitcoin Custodian serves as a fiduciary and custodian on the Fund’s behalf, and is responsible for safeguarding digital assets held by the Fund, and holding the private keys that provide access to the Fund’s digital wallets and vaults. The positions of investment vehicles managed by affiliates of the Sponsor in the parent company of the Bitcoin Custodian may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor the Bitcoin Custodian’s interests over the interests of the Fund or its Shareholders with respect to, for example, fees charged, and the quality of service provided by the Bitcoin Custodian. Similarly, it is possible that investors could have concerns that the interests owned by investment vehicles managed by affiliates of the Sponsor in Coinbase could cause it to refrain from taking actions that are in the best interests of the Fund but that could harm the Bitcoin Custodian. This could make the Fund’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Fund and negatively affect Share trading prices.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Fund.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund and a substitute sponsor is not appointed, the Fund will terminate and liquidate its bitcoins.

Appointment of a substitute sponsor will not guarantee the Fund’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Fund will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Fund and the Fund may terminate.

Although the Bitcoin Custodian is a fiduciary with respect to the Fund’s assets, it could resign or be removed by the Sponsor, which may trigger early dissolution of the Fund.

The Bitcoin Custodian has represented that it is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act and is licensed to custody the Fund’s bitcoins in trust on the Fund’s behalf. However, the Bitcoin Custodian may terminate the Custodian Agreement for cause at any time, and the Bitcoin Custodian can terminate the Custodian Agreement for any reason upon providing the applicable notice provided under the Custodian Agreement. If the Bitcoin Custodian resigns, is removed, or is prohibited by applicable law or regulation to act as custodian, and no successor custodian has been employed, the Sponsor may terminate the Fund in accordance with the terms of the Declaration of Trust.

Coinbase serves as the bitcoin custodian and prime execution agent for several competing exchange-traded bitcoin products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

The Prime Broker and Bitcoin Custodian are both affiliates of Coinbase Global. By virtue of the leading market position and cryptoasset custodian capabilities of Coinbase Global, and the relatively limited number of institutionally-capable providers of crypto asset brokerage and custody services, Coinbase serves as the bitcoin custodian and prime execution agent for several competing exchange-traded bitcoin products. Therefore, Coinbase has a critical role in supporting the U.S. spot bitcoin exchange-traded product ecosystem, and its size and market share creates the risk that Coinbase may fail to properly resource its operations to adequately support all such products that use its services that could harm the Fund, the Shareholders and the value of the Shares. If Coinbase were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Fund.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel was appointed to represent investors in connection with the formation of the Fund or the establishment of the terms of the Declaration of Trust and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders and Authorized Participants lack the right under the Custodian Agreement to assert claims directly against the Bitcoin Custodian, which significantly limits their options for recourse.

Neither the Shareholders nor any Authorized Participant have a right under the Custodian Agreement to assert a claim against the Bitcoin Custodian. Claims under the Custodian Agreement may only be asserted by the Sponsor on behalf of the Fund.

Risk Factors Related to ERISA

It is possible that the underlying assets of the Fund will be deemed to include “plan assets” for the purposes of Title I of ERISA or Section 4975 of the Code. If the assets of the Fund were deemed to be “plan assets,” this could result in, among other things, (i) the application of the prudence and other fiduciary standards of ERISA to investments made by the Fund and (ii) the possibility that certain transactions in which the Fund might otherwise seek to engage in the ordinary course of its business and operation could constitute non-exempt “prohibited transactions” under Section 406 of ERISA and/or Section 4975 of the Code, which could restrict the Fund from entering into an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, fiduciaries who decide to invest in the Fund could, under certain circumstances, be liable for “prohibited transactions” or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Sponsor. There may be other federal, state, local, non-U.S. law or regulation that contains one or more provisions that are similar to the foregoing provisions of ERISA and the Code that may also apply to an investment in the Fund.

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Fund and of each Plan, and it is the responsibility of the appropriate fiduciary of each investing Plan to ensure that any investment in the Fund by such Plan is consistent with all applicable requirements. Each Shareholder, whether or not subject to Title I of ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing the Shares.

USE OF PROCEEDS

The Fund issues Creation Units in exchange for bitcoin and/or cash. Proceeds received by the Fund from the issuance and sale of Creation  Units  will  consist  of  bitcoin  deposits  or  an  amount  of  cash  equal  to  the  amount  necessary  to  purchase  the  amount  of  bitcoin represented by the Creation Unit being created. Cash proceeds received in connection with creation transactions are used to purchase bitcoin in accordance with the Fund’s investment objective. The Prime Broker or other executing broker/agent facilitates purchases and sales of bitcoin on behalf of the Fund. Bitcoin deposits are held by the Bitcoin Custodian on behalf of the Fund until (1) delivered to Authorized Participants or their designee(s) in connection with in-kind redemptions or (2) sold to pay the Sponsor’s Fee and any other Fund expenses or liabilities not assumed by the Sponsor or in connection with cash redemption transactions. See the “Business of the Fund—Fund Expenses” and “Creations and Redemptions” sections herein.

OVERVIEW OF THE BITCOIN INDUSTRY

Introduction

Bitcoin is a digital asset that is created and transmitted through the operations of the peer-to-peer Bitcoin network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin network, the infrastructure of which is collectively maintained by its user base. The Bitcoin network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the

Bitcoin blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin exchanges that enable trading in bitcoin or in individual end-user-to-end-user transactions under a barter system.

The Bitcoin network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. Rather, bitcoin is created and allocated by the Bitcoin network protocol through a “mining” process. The value of bitcoin is determined by the supply of and demand for bitcoin on bitcoin exchanges or in private end-user-to-end-user transactions.

New bitcoin are created and rewarded to the miners of a block in the Bitcoin blockchain for verifying transactions. The Bitcoin blockchain is a shared database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin network and, when included in a block, recorded in the Bitcoin blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Bitcoin blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin network.

History of Bitcoin

The Bitcoin network was initially contemplated in a white paper that also described bitcoin and the operating software to govern the Bitcoin network. The white paper was purportedly authored by Satoshi Nakamoto. However, no individual with that name has been reliably identified as bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first bitcoins were created in 2009 after Nakamoto released the Bitcoin network source code (the software and protocol that created and launched the Bitcoin network). The Bitcoin network has been under active development since that time by a loose group of software developers who have come to be known as core developers.

Overview of Bitcoin Network Operations

In order to own, transfer or use bitcoin directly on the Bitcoin network (as opposed to through an intermediary, such as an exchange), a person generally must have internet access to connect to the Bitcoin network. Bitcoin transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending bitcoin, a user must notify the Bitcoin network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Bitcoin network mining process, which adds “blocks” of data, including recent transaction information, to the Bitcoin blockchain.

Overview of Bitcoin Transfers

Prior to engaging in bitcoin transactions directly on the Bitcoin network, a user generally must first install on its computer or mobile device a Bitcoin network software program that will allow the user to generate a private and public key pair associated with a bitcoin address commonly referred to as a “wallet.” The Bitcoin network software program and the bitcoin address also enable the user to connect to the Bitcoin network and transfer bitcoin to, and receive bitcoin from, other users.

Each Bitcoin network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive bitcoin, the bitcoin recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the bitcoin. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveals their private keys in a transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his private key, the user may permanently lose access to the bitcoin contained in the associated address. Likewise, bitcoin is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending bitcoin, a user’s Bitcoin network software program must validate the transaction with the associated private key. The resulting digitally validated transaction is sent by the user’s Bitcoin network software program to the Bitcoin network to allow transaction confirmation.

Some bitcoin transactions are conducted “off-blockchain” and are therefore not recorded in the Bitcoin blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding bitcoin or the reallocation of ownership of certain bitcoin in a digital wallet containing assets owned by multiple persons, such as a digital wallet maintained by a digital assets exchange. In contrast to on-blockchain transactions, which are publicly recorded on the Bitcoin blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly bitcoin transactions in that they do not involve the transfer of transaction data on the Bitcoin network and do not reflect a movement of bitcoin between addresses recorded in the Bitcoin blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of bitcoin ownership is not protected by the protocol behind the Bitcoin network or recorded in, and validated through, the blockchain mechanism.

Summary of a Bitcoin Transaction

In a bitcoin transaction directly on the Bitcoin network between two parties (as opposed to through an intermediary, such as an exchange or a custodian), the following circumstances must initially be in place: (i) the party seeking to send bitcoin must have a Bitcoin network public key, and the Bitcoin network must recognize that public key as having sufficient bitcoin for the transaction; (ii) the receiving party must have a Bitcoin network public key; and (iii) the spending party must have internet access with which to send its spending transaction.

The receiving party must provide the spending party with its public key and allow the Bitcoin blockchain to record the sending of bitcoin to that public key. After the provision of a recipient’s Bitcoin network public key, the spending party must enter the address into its Bitcoin network software program along with the number of bitcoin to be sent. The number of bitcoin to be sent will typically be agreed upon between the two parties based on a set number of bitcoin or an agreed upon conversion of the value of fiat currency to bitcoin. Since every computation on the Bitcoin network requires the payment of bitcoin, including verification and memorialization of bitcoin transfers, there is a transaction fee involved with the transfer, which is based on computation complexity and not on the value of the transfer and is paid by the payor with a fractional number of bitcoin.

After the entry of the Bitcoin network address, the number of bitcoin to be sent and the transaction fees, if any, to be paid, will be transmitted by the spending party. The transmission of the spending transaction results in the creation of a data packet by the spending party’s Bitcoin network software program, which is transmitted onto the decentralized Bitcoin network, resulting in the distribution of the information among the software programs of users across the Bitcoin network for eventual inclusion in the Bitcoin blockchain.

As discussed in greater detail below in “—Creation of a New Bitcoin,” Bitcoin network miners record transactions when they solve for and add blocks of information to the Bitcoin blockchain. When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the Bitcoin blockchain to which the new block is being added and (iii) transactions that have occurred but have not yet been added to the Bitcoin blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block included in the Bitcoin blockchain, the Bitcoin network software program of both the spending party and the receiving party will show confirmation of the transaction on the Bitcoin blockchain and reflect an adjustment to the bitcoin balance in each party’s Bitcoin network public key, completing the bitcoin transaction. Once a transaction is confirmed on the Bitcoin blockchain, it is irreversible.

Creation of a New Bitcoin

New bitcoins are created through the mining process as discussed below.

The Bitcoin network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. Every 10 minutes, on average, a new block is added to the Bitcoin blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 3.125 bitcoin per block. Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) is random. Over time, rewards are expected to be proportionate to the computational power of each machine.

The process by which bitcoin is “mined” results in new blocks being added to the Bitcoin blockchain and new bitcoin tokens being issued to the miners. Computers on the Bitcoin network engage in a set of prescribed complex mathematical calculations in order to add a block to the Bitcoin blockchain and thereby confirm bitcoin transactions included in that block’s data.

To begin mining, a user can download and run Bitcoin network mining software, which turns the user’s computer into a “node” on the Bitcoin network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can be solved and added to the Bitcoin blockchain by only one miner. Therefore, all individual miners and mining pools on the Bitcoin network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin network and its processing power increases, the Bitcoin network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin blockchain approximately every ten minutes. A miner’s proposed block is added to the Bitcoin blockchain once a majority of the nodes on the Bitcoin network confirms the miner’s work. Miners that are successful in adding a block to the Bitcoin blockchain are automatically awarded bitcoin for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new bitcoin enter into circulation to the public.

The Bitcoin network is designed in such a way that the reward for adding new blocks to the Bitcoin blockchain decreases over time. Once new bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

Limits on Bitcoin Supply

Under the source code that governs the Bitcoin network, the supply of new bitcoin is mathematically controlled so that the number of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved after every 210,000 blocks are added to the Bitcoin blockchain, approximately every 4 years. Currently, the fixed reward for solving a new block is 3.125 bitcoin per block and this is expected to decrease by half to become 1.5625 bitcoin in approximately 2028. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will increase at a controlled rate until the number of bitcoin in existence reaches the pre-determined 21 million bitcoin. However, the 21 million supply cap could be changed in a hard fork. For further information, see “Risk Factors—Risk Factors Related to Digital Assets—A hard fork could change the source code to the Bitcoin network, including the 21 million bitcoin supply cap.” As of December 31, 2025, approximately 19.97 million bitcoins were outstanding and the date when the 21 million bitcoin limitation will be reached is estimated to be the year 2140.

Modifications to the Bitcoin Protocol

Bitcoin is an open source project with no official developer or group of developers that controls the Bitcoin network. However, the Bitcoin network’s development is overseen by a core group of developers. The core developers are able to access, and can alter, the Bitcoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin network’s source code. The release of updates to the Bitcoin network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the bitcoin source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is effective only with respect to the bitcoin users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risk Factors Related to Digital Assets— A temporary or permanent “fork” could adversely affect the value of the Shares.” Consequently, as a practical matter, a modification to the source code becomes part of the Bitcoin network only if accepted by participants collectively having most of the processing power on the Bitcoin network. There have been several forks in the Bitcoin network, including but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others.

Core development of the Bitcoin network source code has increasingly focused on modifications of the Bitcoin network protocol to increase speed and scalability and also allow for non-financial, next generation uses. For example, following the activation of Segregated Witness on the Bitcoin network, an alpha version of the Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-Bitcoin blockchain transfers of the ownership of bitcoin without the need of a trusted third party. The system utilizes bidirectional payment channels that consist of multi-signature addresses. One on-blockchain transaction is needed to open a channel and another on-blockchain transaction can close the channel. Once a channel is open, value can be transferred instantly between counterparties, who are engaging in real bitcoin transactions without broadcasting them to the Bitcoin network. New transactions will replace previous transactions and the counterparties will store everything locally as long as the channel stays open to increase transaction throughput and reduce computational burden on the Bitcoin network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Bitcoin blockchain. The Fund’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin network as a whole. Conversely, projects that operate and are built within the Bitcoin blockchain may increase the data flow on the Bitcoin network and could either “bloat” the size of the Bitcoin blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the Bitcoin blockchain or the Bitcoin network.

Forms of Attack Against the Bitcoin Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin network contains certain flaws. For example, the Bitcoin network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to prevent new transactions from confirmation, and reverse new transactions that are completed while they are in control of the network, effectively enabling them to double-spend their bitcoins.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Shares.

Market Participants

Miners

Miners are primarily professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool solves a new block, the pool operator receives the bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer bitcoin transactions through the direct sending of bitcoin over the Bitcoin network, as well as users accessing bitcoin through digital asset exchanges. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoin. Bitstamp, Coinbase, Kraken and LMAX are some of the larger bitcoin trading platforms by volume traded. Coinbase Custody Trust Company, LLC, the Bitcoin Custodian for the Fund, is a digital asset custodian that provides custodial accounts that store bitcoin for users. If the Bitcoin network grows in adoption, it is anticipated that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin network.

Competition

More than 10,000 other digital assets have been developed since the inception of bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. Some industry groups are also creating private, permissioned blockchain versions of digital assets.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. However, no US federal or state agency exercises comprehensive supervisory jurisdiction over global or domestic markets for bitcoin.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that certain digital assets or activities involving them, including, without limitation, those sold in ICOs, may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity. The U.S. Treasury Department has expressed concern regarding digital assets’ potential to be used to fund illicit activities and may seek to implement new regulations governing digital asset activities to address these concerns. See “Risk Factors—Risk Factors Related to the Regulation of the Fund and the Shares—Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.”

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that may affect the Bitcoin network, digital asset exchanges, and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in their jurisdictions or globally, or otherwise negatively affect the value of bitcoin. The effect of any future regulatory change on the Fund or bitcoin is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

BUSINESS OF THE FUND

The activities of the Fund are limited to (1) issuing Creation Units in exchange for bitcoin and/or cash, (2) selling or delivering bitcoin as necessary to cover the Sponsor’s Fee, Fund expenses not assumed by the Sponsor and other liabilities, and/or in connection with Creation Unit redemption transactions.

The Fund is not actively managed. It does not engage in any activities designed to obtain a profit from, or to mitigate losses caused by, changes in the price of bitcoin.

Fund Objective

The Fund seeks to reflect generally the performance of the price of bitcoin before payment of the Fund’s expenses. The Shares are intended to offer a convenient means of making an investment similar to an investment in bitcoin relative to acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove obstacles associated with the complexities and operational burdens involved in a direct investment in bitcoin by providing an investment with a value that reflects the price of the bitcoin owned by the Fund at such time, less the Fund’s expenses. The Fund is not a proxy for a direct investment in bitcoin. Rather, the Shares are intended to provide a cost-effective alternative means of obtaining investment exposure through the securities markets that is similar to an investment in bitcoin. The Fund is a passive investment vehicle and is not a leveraged product. The Sponsor does not actively manage the bitcoin held by the Fund. This means that the Sponsor does not sell bitcoin at times when its price is high or acquire bitcoin at low prices in the expectation of future price increases. The Fund will not utilize leverage, derivatives or similar instruments or transactions in seeking to meet its investment objective.

An investment in Shares is:

Backed by bitcoin held by the Bitcoin Custodian on behalf of the Fund.

The Shares are backed by the assets of the Fund. The Bitcoin Custodian keeps custody of all of the Fund’s bitcoin, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. The Bitcoin Custodian keeps the private keys associated with the Fund’s bitcoin in the Vault Balance. The hardware, software, systems, and procedures of the Bitcoin Custodian may not be available or cost-effective for many investors to access directly. A portion of the Fund’s bitcoin holdings and cash holdings from time to time may temporarily be held with the Prime Broker, an affiliate of the Bitcoin Custodian, in the Trading Balance, in connection with creations and redemptions of Creation Units and the sale of bitcoin to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Fund’s bitcoin. These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s bitcoin held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell bitcoin on behalf of clients.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts, and can avoid the complexities of handling bitcoin directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Exchange listed.

The Shares are listed and traded on the Cboe BZX Exchange under the ticker symbol “EZBC.”

Competition

The Fund and the Sponsor face competitive pressures with respect to the creation of similar exchange-traded bitcoin products. There can be no assurance that the Fund will achieve market acceptance and scale.

Secondary Market Trading

While the Fund seeks to reflect generally the performance of the price of bitcoin before the payment of the Fund’s expenses, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Fund’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major bitcoin markets and Cboe BZX Exchange. While the Shares will trade on Cboe BZX Exchange until 4:00 p.m. ET, liquidity in the market for bitcoin may be reduced, negatively affecting the trading volume; alternatively, developments in bitcoin markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of bitcoin trading platforms due to fraud, failures, security breaches or otherwise that occur outside of the Cboe BZX Exchange trading hours will not be reflected in trading prices of the Shares until trading on the Cboe BZX Exchange opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. However, given the average daily trading volume of bitcoin in excess of $1 billion, the Sponsor believes that the Creation Unit size of 50,000 shares will enable Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Fund. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

The Fund is not registered as an investment company for purposes of U.S. federal securities laws, and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Fund. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.

The Fund does not hold or trade in commodity futures contracts or any other instruments regulated by the Commodity Exchange Act as administered by the CFTC. Furthermore, the Fund is not a commodity pool for purposes of the CEA. Consequently, the Trustee, Marketing Agent and the Sponsor are not subject to registration as commodity pool operators or commodity trading advisors with respect to the Fund. The owners of Shares do not receive the CEA disclosure document and certified annual report required to be delivered by the registered commodity pool operator with respect to a commodity pool, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators.

Net Asset Value

Net asset value of the Fund will be equal to the total assets of the Fund, including but not limited to, all bitcoin and cash less total liabilities of the Fund, each determined by the Sponsor pursuant to policies or desktop procedures established from time to time by the Sponsor or otherwise described herein. The methodology used to calculate the Index price to value bitcoin in determining the net asset value of the Fund may not be deemed consistent with GAAP.

The Sponsor has the exclusive authority to determine the net asset value of the Fund.  The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. The Administrator will determine the net asset value of the Fund each Business Day. In determining the net asset value of the Fund, the Administrator values the bitcoin held by the Fund based on the Index, unless the Sponsor in its sole discretion determines that the Index is unreliable. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable (together a “Fair Value Event”), the Fund’s holdings may be fair valued by the Sponsor. Additionally, the Administrator will monitor for unusual prices, and escalate to the Sponsor if detected. The Sponsor reserves the right to change, in its full discretion, either the index used for calculating NAV or the index provider. Notification of a material change to the Index or index provider will be made via a prospectus supplement and/or in the Fund’s periodic reports, will comport with applicable listing exchange notice requirements and will occur in advance of any such change. Shareholder approval is not required.

The Administrator calculates the NAV of the Fund once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Fund by the Administrator. Upon the completion of the end of day reviews by the Administrator the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Administrator and the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

A Fair Value Event value determination will be based upon all available factors that the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models.

The Sponsor will seek to determine the fair value price that the Fund might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with Relevant Transactions. In the instance of a Fair Value Event, an alternate index selected by the Sponsor, the Lukka Digital Asset Reference Rate – Bitcoin, (the “Secondary Index”) may be utilized as a secondary pricing source. The Secondary Index is available pursuant to a license agreement with the Sponsor on behalf of the Fund. If the Secondary Index is not available or the Sponsor in its sole discretion determines the Secondary Index is unreliable then the price set by the Fund’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgement to determine a good faith estimate of fair value.

The Lukka Digital Asset Reference Rate - Bitcoin provides a reference rate for the U.S. dollar price of bitcoin (XBT/USD), calculated as of 4:00 p.m. ET. The Lukka Digital Asset Reference Rate - Bitcoin aggregates executed transactions from several trading venues, during a calculation window between 3:00 p.m. and 4:00 p.m. ET and produces a U.S. Dollar price of bitcoin at 4:00 p.m. ET. Specifically, the Lukka Digital Asset Reference Rate - Bitcoin is calculated based on eligible transactions from all of the eligible exchanges, which are currently Bitfinex, Bitflyer, Bitstamp, Coinbase, Gemini, Kraken and LMAX Digital, and which may change from time to time as approved by Lukka’s Price Integrity Oversight Board.

Methodology.
In determining the value of Bitcoin, Lukka applies a multi-step process for aggregating executed transitions for bitcoin from several trading venues during a calculation window between 3:00 p.m. and 4:00 p.m. ET to produce a bitcoin price as of 4:00 p.m. ET.

Step 1: Executed transactions from eligible exchanges are collected by Lukka.

Step 2: The calculation window is sectioned into equal time intervals, called partitions.

Step 3: For each combination of partition, exchange and currency-pair, a Volume Weighted Average Price (“VWAP”) is calculated.

Step 4: For each partition and currency pair, the median of these VWAP's by exchange is calculated.

Step 5: The Lukka Reference Rate for Bitcoin is then calculated as the simple average of the partition medians calculated in the previous step.

Once the Fund has actual knowledge of material changes to the Constituent Platforms used to calculate the Secondary Index or the Secondary Index's methodology to calculate the Secondary Index price, the Fund will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Fund's website.

For financial reporting purposes only, the Sponsor utilizes the following methodology for valuing the Fund’s assets and for determining the principal market (or in the absence of a principal market, the most advantageous market) in accordance with ASC 820-10. The Sponsor (or its delegate) will determine the Fund’s principal market (or in the absence of a principal market the most advantageous market) at least quarterly to determine whether any changes have occurred in bitcoin markets and the Fund’s operations that would require a change in the Sponsor’s determination of the Fund’s principal market.

The Sponsor identifies and determines the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for bitcoin consistent with the application of fair value measurement framework in FASB ASC 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The principal market must be available to and be accessible to the reporting entity. The reporting entity is the Trust, on behalf of the Fund.

Under ASC 820-10, a principal market is generally the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will generally be based on the market with the greatest volume and level of activity that can be accessed.

ASC 820-10 determines fair value to be the price that would be received for bitcoin in a current sale, which assumes an exit price resulting from an orderly transaction between market participants on the measurement date. ASC 820-10 requires the assumption that bitcoin is sold in its principal market to market participants (or in the absence of a principal market, the most advantageous market). Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Fund expects to transact in an exchange market, when necessary, to buy and sell bitcoin in association with cash creations and redemptions and to sell bitcoin to satisfy the Fund’s operating liabilities. As such, the Fund expects to use an exchange market (as defined by ASC 820-10) as the principal market. Although Authorized Participants (and their liquidity providers) may transact in other bitcoin markets, their market accessibility is not considered because they are not part of the reporting entity.

The Sponsor intends to engage a third-party vendor to obtain a price from the Fund’s principal market for bitcoin. The third-party vendor is expected to follow the Sponsor’s valuation policies and obtain relevant reliable volume and relevant activity information to identify the principal market. The information will be reviewed in the following order:

1.
First, a list of exchange markets operating in compliance with applicable laws and regulations are scoped into the principal market determination. Market accessibility and transactability are considered as part of this process.

2.	Second, the remaining exchange markets are sorted from high to low based on relevant reliable volume and activity information of bitcoin traded on these exchange markets.

3.
Third, pricing fluctuations and the degree of variances in price on exchange markets are reviewed to identify any material notable variances that may impact the volume or price information of a particular exchange market.

4.
Fourth, an exchange market is selected as the principal market based on the highest relevant market-based volume, level of activity, and price stability in comparison to the other exchange markets on the list. In comparison to other markets, exchange markets have the greatest reliable volume and level of activity for bitcoin. As a result, an exchange market will be the Trust’s principal market as opposed to a brokered market, a dealer market, and principal-to-principal market.

For purposes of the Fund’s periodic financial statements, it is expected that an exchange-traded price from the Fund’s principal market for bitcoin will be utilized on the Fund’s financial statement measurement date.

Valuation of Bitcoin; The CF Benchmark Index

On each Business Day, as soon as practicable after 4:00 p.m. ET, the Fund evaluates the bitcoin held by the Fund as reflected by the CF Benchmarks Index and determines the net asset value of the Fund. For purposes of making these calculations, a Business Day means any day other than a day when the Cboe BZX Exchange is closed for regular trading.

CF Benchmarks Index is calculated as of 4:00 p.m. ET. The CF Benchmarks Index is designed based on the IOSCO Principles for Financial Benchmarks and is a Registered Benchmark under UK BMR. The Index Administrator is CF Benchmarks Ltd a UK incorporated company authorized and regulated by the UK FCA as a Benchmark Administrator.

The CF Benchmarks Index was created to facilitate financial products based on bitcoin. It serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several bitcoin exchanges, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined below) of all of its Constituent Platforms, as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, and trade price for each transaction.

●	The list is partitioned by timestamp into 12 equally-sized time intervals of 5 (five) minute length.

●
For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The ABRR is then determined by the equally-weighted average of the volume medians of all partitions.

The CF Benchmarks Index is solely calculated from spot Bitcoin-USD transactions conducted on Constituent Platforms within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the BTC/USD pair that is reported and disseminated by a Constituent Platform through its publicly available Application Programming Interface (“API”) and observed by the Index Administrator. Although the CF Benchmarks Index is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets and such transactions may take place at prices materially higher or lower than the CF Benchmarks Index price.

The following provides a hypothetical example of the CF Benchmarks Index calculation*:

1.	On a given calculation day, the below Relevant Transactions are observed in Constituent Platform APIs by the CF Benchmarks at 4:01 p.m. ET:

Partition	Time (NY)	Price ($)	Size (Bitcoin)	Platform
1	15:00:00:640	27779.11	0.3685	Coinbase
1	15:00:19:920	27766.22	0.2174	Kraken
1	15:00:21:291	27781.32	1.1246	LMAX Digital
1	15:00:24:490	27778.95	0.3817	Gemini
1	15:00:40:321	27779.11	0.2867	itBit
1	15:01:02:241	27766.22	0.1454	Coinbase
1	15:01:02:340	27779.11	0.0100	Bitstamp
1	15:01:02:912	27699.37	0.1166	Kraken
1	15:04:02:241	27766.22	0.1107	Bitstamp
2	15:07:12:187	27741.68	0.8585	LMAX Digital
2	15:08:34:412	27699.94	0.2047	Gemini
2	15:09:02:241	27698.14	0.4713	itBit
3	15:11:32:342	27699.37	0.2423	Bitstamp
3	15:11:41:243	27719.32	0.3387	LMAX Digital
3	15:12:04:288	27684.33	0.6321	itBit
3	15:12:34:342	27697.39	0.2391	Coinbase
3	15:12:51:423	27721.44	0.3104	Kraken
3	15:13:00:012	27720.00	0.5569	LMAX Digital
3	15:13:16:798	27721.44	1.0346	Bitstamp
3	15:14:02:117	27726.34	0.0215	Kraken
3	15:14:22:911	27726.34	0.7898	Bitstamp
4	15:17:26:008	27719.96	0.7469	LMAX Digital
4	15:18:51:181	27699.63	0.4005	LMAX Digital
5	15:20:10:721	27742.32	1.0665	LMAX Digital
5	15:20:16:621	27730.21	0.0090	Bitstamp
5	15:21:01:046	27729.65	0.3206	itBit
5	15:21:06:621	27724.33	0.3389	Kraken
5	15:21:06:621	27730.21	0.3116	itBit
5	15:21:11:046	27739.24	0.0737	Bitstamp
5	15:22:54:746	27741.28	0.9026	LMAX Digital
5	15:23:04:946	27760.36	0.5123	Kraken
5	15:23:21:946	27741.32	0.1001	Coinbase
6	15:28:01:756	27761.24	0.2191	Kraken
6	15:28:01:756	27761.94	0.6871	Bitstamp
6	15:28:06:119	27763.34	0.5450	Gemini
6	15:29:06:256	27762.09	0.1719	Coinbase
7	15:30:01:079	27790.87	0.0377	Gemini

7	15:30:56:299	27769.67	0.4383	LMAX Digital
7	15:31:02:447	27791.66	0.4578	Coinbase
7	15:32:29:991	27781.66	1.0159	Gemini
7	15:32:29:991	27804.34	0.0316	Coinbase
7	15:33:02:448	27801.31	0.3684	Bitstamp
7	15:33:26:912	27709.68	0.9357	Kraken
8	15:37:18:465	27788.22	0.7207	LMAX Digital
8	15:38:10:645	27742.36	0.2134	Kraken
8	15:38:44:651	27739.26	0.3508	Kraken
8	15:38:48:651	27788.98	0.9666	LMAX Digital
8	15:39:00:901	27796.21	0.5182	LMAX Digital
8	15:39:01:001	27762.36	0.1506	Kraken
9	15:40:39:008	27801.26	1.3801	LMAX Digital
9	15:41:29:990	27800.09	0.9811	Bitstamp
9	15:42:29:990	27811.28	0.3295	Kraken
10	15:45:18:506	27793.22	0.0678	Bitstamp
10	15:48:41:659	27794.28	0.0133	Coinbase
11	15:51:22:904	27791.66	0.1477	Coinbase
11	15:51:36:004	27800.01	0.1758	Gemini
11	15:51:52:917	27818.66	0.3848	Gemini
11	15:52:01:017	27801.62	0.3232	Coinbase
11	15:52:04:056	27831.22	1.4071	Kraken
11	15:52:11:750	27811.94	0.0954	LMAX Digital
11	15:52:24:561	27801.36	1.3802	Coinbase
11	15:53:42:407	27840.84	1.5469	LMAX Digital
11	15:53:45:078	27807.36	0.3147	Coinbase
11	15:53:55:081	27829.61	1.0741	Kraken
12	15:57:11:747	27808.34	0.6430	Gemini
12	15:57:41:874	27809.34	0.0624	itBit
12	15:57:49:994	27811.26	0.5174	Coinbase
12	15:57:51:924	27844.69	0.4238	Kraken
12	15:58:02:227	27829.77	2.3568	LMAX Digital
12	15:58:22:781	27810.01	1.0117	itBit
12	15:59:32:011	27833.84	0.6939	Coinbase
12	15:59:41:811	27831.02	0.3746	Gemini
12	15:59:52:197	27851.97	0.6967	Kraken
12	15:59:56:228	27839.36	0.2701	Coinbase
12	15:59:58:690	27844.36	0.7194	Coinbase

2.	The Index Administrator segments these transactions by their timestamp into 12 partitions of equal 5-minute length as shown in the first column in the above table.

3.	The Index Administrator calculates the volume weighted median price for each partition, the result of which is shown below:

Partition	1	2	3	4	5	6	7	8	9	10	11	12
Volume (Bitcoin)	2.761 6	1.534 5	4.165 3	1.147 3	3.635 4	1.623 2	3.285 5	2.920 2	2.690 8	0.081 1	6.849 8	7.769 9
Volume Weighted Median Price ($)	27,77 9.11	27,74 1.68	27,72 1.44	27,71 9.96	27,74 1.28	27,76 1.94	27,78 1.66	27,78 8.98	27,80 1.26	27,79 3.22	27,82 9.61	27,82 9.77

4.	The average of the 12 Volume Weighted Medians is calculated to be $27,774.16

5.
The Volume Weighted Median for all transactions observed from each Constituent Platform is then calculated individually, the median of these six Volume Weighted Medians and the percentage deviation of each Constituent Platform Volume Weighted Median from this median is also calculated to determine whether the deviation is greater than 10% (where in accordance with the Potentially Erroneous Data provisions of the Index Methodology the transaction data for any Constituent Platform that exhibits this is removed from the calculation). As can be seen in the below table the deviation exhibited by each Constituent Platform is well within 10% and hence all Constituent Platform transaction data is used to determine the Index:

Constituent Platform Volume Weighted Medians versus Potentially Erroneous Data Threshold (10%)
	Bitstamp	Coinbase	Gemini	itBit	Kraken	LMAX Digital	Median of VWMs
Volume Weighted Median ($)	27,761.94	27,801.62	27,781.66	27,730.21	27,781.28	27,788.20	27,781.47
Deviation to Median	0.07%	0.07%	0.00%	0.18%	0.00%	0.02%

6. The Index price for this given calculation date is $27,774.16.

* Source: CF Benchmarks

In seeking to ensure that the CF Benchmarks Index is administered through the Index Administrator’s codified policies for CF Benchmarks Index integrity, the Index is subject to oversight by the CME CF Oversight Committee, whose Founding Charter and quarterly meeting minutes are publicly available.

As of December 31, 2025, the Constituent Platforms included in the CF Benchmarks Index that is utilized by the Fund are Coinbase, Bitstamp, iBit, Kraken, Gemini, LMAX Digital, Bullish Exchange and Crypto.com.

Coinbase: A U.S.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states.

Bitstamp: A U.K.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as money transmitter in various U.S. states.

Itbit: a U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with the Financial Crimes Enforcement Network (FinCEN) as an MSB and is licensed as a money transmitter in various U.S. states.

Kraken is a U.S.-based exchange that is registered as an MSB with FinCEN in various U.S. states. Kraken is registered with the FCA and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider (“VASP”). Kraken also holds a variety of other licenses and regulatory approvals, including those from the Japan Financial Services Agency (JFSA) and the Canadian Securities Administrators (CSA).

Gemini is a U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

LMAX Digital: A Gibraltar based exchange regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K-based operator of a FCA regulated Multilateral Trading Facility and Broker-Dealer.

Bullish is a Gibraltar based platform operated by Bullish (GI) Limited and regulated by the GFSC as a DLT.

Crypto.com is a Singapore-based platform that offers various financial services, including a digital asset platform, a DeFi wallet, NFT Marketplace, and direct crypto payments.

The eight Constituent Platforms that contribute transaction data to the CF Benchmarks Index with the aggregate volumes traded on their respective BTC/USD markets over the preceding four calendar quarters listed in the table below:

Period	Aggregate Trading Volume of BTC-USD Markets of CME CF Constituent Platforms**
	Bitstamp	Bullish Global	Coinbase	Crypto.com*	Gemini	itBit	Kraken	LMAX Digital
Q3 2024	11,788,598,149	N/A	58,463,571,028	N/A	3,343,922,945	742,961,240	10,944,408,968	7,674,154,200
Q4 2024	19,041,512,220	171,943,974	106,998,253,547	N/A	7,762,251,106	1,196,003,201	19,039,509,976	15,679,729,421
Q1 2025	14,477,591,026	15,621,692,912	94,635,582,496	437,288,895	7,306,366,610	1,101,275,922	17,525,260,799	9,804,590,131
Q2 2025	10,585,362,523	9,065,766,963	62,097,548,243	60,060,401,437	4,607,793,882	908,793,981	12,383,175,403	7,867,820,828
* Crypto.com became a CME CF Constituent Platform on 31 March 2025 and thus its aggregate volume is that observed for 1 day in the Q1 2025 period.
** Source: CF Benchmarks

The market share for BTC/USD trading of the eight Constituent Platforms over the past four calendar quarters is shown in the table below:

Period	Spot Trading Platforms Market Share of BTC-USD Trading***
	Bitstamp	Bullish Global	Coinbase	Crypto.com*	Gemini	itBit	Kraken	LMAX Digital	Other**
Q3 2024	7.26%	N/A	36.01%	N/A	2.06%	0.46%	6.74%	4.73%	42.75%
Q4 2024	5.33%	0.05%	29.95%	N/A	2.17%	0.33%	5.33%	4.39%	52.44%
Q1 2025	4.67%	5.04%	30.55%	0.14%	2.36%	0.36%	5.66%	3.17%	48.05%
Q2 2025	6.06%	5.19%	35.54%	34.37%	2.64%	0.52%	7.09%	4.50%	4.09%

* Crypto.com became a CME CF Constituent Platform on 31 March 2025 and thus its share is that observed for 1 day in the Q1 2025 period.
** Comprises Bitfinex, OKX and BinanceUS
*** Source: CF Benchmarks

The list of platforms on which the Fund executes transactions may change from time to time, and the Index Administrator may make changes to the Constituent Platforms comprising the Index from time to time. The platforms on which the Fund executes transactions do not impact the Constituent Platforms. Once the Fund has actual knowledge of material changes to the Constituent Platforms used to calculate the Index or the CF Benchmarks Index's methodology to calculate the Index price, the Fund will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Fund’s website.

The selection of exchanges for use in the CF Benchmarks Index is selected by the Oversight Committee of the Index Administrator (the “Oversight Committee”). A trading platform is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets (the “Relevant Pair”) and makes trade data and order data available through an API with sufficient reliability, detail and timeliness. The Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the Index given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the Oversight Committee, fulfill the following criteria:

1. The platform’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a constituent platform: The average daily volume the venue would have contributed during the observation window for the ABRR of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2. The platform has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3. The platform does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4. The platform complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, KYC regulations and anti-money-laundering regulations.

5. The venue cooperates with inquiries and investigations of regulators and CF Benchmarks upon request and must execute data sharing agreements with CME Group.

Once admitted, a Constituent Platform must demonstrate that it continues to fulfil the criteria 2 - 5. Should the average daily contribution of a Constituent Platform fall below 3% for any ABRR then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

The Index Administrator may make changes to the Constituent Platforms comprising the Index from time to time. Once it has actual knowledge of material changes to the Constituent Platforms used to calculate the Index, the Fund will notify Shareholders in a prospectus supplement, in its periodic reports, and/or on the Fund's website.

The Sponsor believes that the use of the CF Benchmarks Index is reflective of a reasonable valuation of the spot price of bitcoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps and specifically doing so over a one hour period, the CF Benchmarks Index thereby seeks to ensure that transactions in bitcoin conducted at outlying prices do not have an undue effect on the index value, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index value, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that to ensure the integrity of the CF Benchmarks Index, it is subject to the UK BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available at www.cfbenchmarks.com.

The CF Benchmarks Index is administered under the CF Benchmarks Control Framework to ensure compliance with UK BMR. Specifically, provisions within the following the policies in combination are designed to ensure the integrity of its benchmarks, including the CF Benchmarks Index:

● CF Benchmarks Input Data Policy - Governs CF Benchmarks use of input data, input data sources, the determination of data sufficiency and relevant controls that are applied to ensure the integrity of its benchmarks.

● CF Benchmarks Surveillance Policy - Governs the aims, design, potential susceptibility and implementation of the measures CF Benchmarks has in place in impede, detect and report on potential and actual benchmark manipulation and ensure the integrity of its benchmarks.

● CF Benchmarks Conflict of Interest Policy - Governs the measures by which CF Benchmarks identifies, records, mitigates and escalates potential and actual conflicts of interest that might impact the integrity of its benchmarks.

● CF Benchmarks Governance & Oversight Framework - Lays out the measures by which CF Benchmarks manages the benchmark life cycle including the relevant junctures where Oversight Committee notification, escalation, review and resolution is relevant and required including the manner in which CF Benchmarks identifies risks to benchmark integrity and the processes and procedures it follows to mitigate and eliminate such risks.

The domicile, regulation and legal compliance of the bitcoin exchanges included in the CF Benchmarks Index varies. Further information regarding each bitcoin exchange may be found, where available, on the websites for such bitcoin exchanges and public registers for compliance with local regulations, among other places.

CF BENCHMARKS LTD LICENSOR PRODUCT(S) IS USED UNDER LICENSE AS A SOURCE OF INFORMATION. CF BENCHMARKS LTD, ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO THE FUND OR THE SPONSOR AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY PRODUCTS OR SERVICES INCLUDING AS DESCRIBED HEREIN. CF BENCHMARKS ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE OFFERING AND SALE OF THE FUND. CF BENCHMARKS ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE FUND OR THE SPONSOR AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Fund Expenses

The Fund’s only ordinary recurring expense is the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor assumes the marketing and the following administrative expenses of the Fund: the fees charged by the Administrator, Marketing Agent, the Custodians, and the Trustee, Cboe BZX Exchange listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $500,000 per annum stipulated in the Sponsor Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. The Sponsor also paid the costs of the Fund’s organization and the initial offering costs, and may not seek reimbursement of such costs.

The Sponsor’s Fee is accrued daily at an annualized rate equal to 0.19% of the net asset value of the Fund and is payable at least quarterly in arrears in U.S. dollars. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. As of the date of this prospectus, the Sponsor has not decided to waive any of the Sponsor’s Fee and there are no specific circumstances under which the Sponsor has determined it will waive the fee. If in the future, the Sponsor decides to waive all or a portion of the Sponsor's Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund’s website.

The Fund may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, Bitcoin network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above, financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Bitcoin Custodian, Prime Broker, Administrator or other agents, service providers or counterparties of the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Fund does not have any income, it will need to sell bitcoin to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Fund expenses not assumed by the Sponsor shall accrue daily and be payable by the Fund to the Sponsor at least quarterly in arrears. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin held by the Fund. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Fund, the Fund will still need to sell bitcoin to pay the Sponsor’s Fee. The Fund bears transaction costs, including any Bitcoin network fees or other similar transaction fees, in connection with any sales of bitcoin necessary to pay the Sponsor’s fee, as well as other Fund expenses (if any) that are not assumed by the Sponsor. The result of these sales is a decrease in the amount of bitcoin represented by each Share. Any Bitcoin network fees and similar transaction fees incurred in connection with the creation or redemption of Creation Units are borne by the Authorized Participant.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Fund to convert bitcoin into U.S. dollars at the price available through the Prime Broker’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of bitcoins represented by a Share will decline each time the Fund pays the Sponsor’s Fee or any Fund expenses not assumed by the Sponsor by transferring or selling bitcoins. The Fund cannot reinvest any cash received from such sales into bitcoin, and must use that cash to pay the Sponsor's Fee and/or other Fund expenses not assumed by the Sponsor, and/or distribute any excess cash to investors.

The quantity of bitcoins to be sold to permit payment of the Sponsor’s Fee or Fund expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Fund’s expenses and the value of bitcoins held by the Fund. Assuming that the Fund is a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoins by the Fund for the payment of expenses generally will be a taxable event to Shareholders. See “U.S. Federal Income Tax Consequences.”

In the event that any of the foregoing fees and expenses are incurred with respect to the Fund and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis, except to the extent that certain expenses are specifically attributable to the Fund or another Client Account. The Fund expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.

Impact of Fund Expenses on the Fund’s Net Asset Value

The Fund sells bitcoin to raise the funds needed for the payment of the Sponsor’s Fee and all Fund expenses or liabilities not assumed by the Sponsor. See “The Sponsor—The Sponsor’s Fee.” The purchase price received as consideration for such sales is the Fund’s sole source of funds to cover its liabilities. The Fund does not engage in any activity designed to derive a profit from changes in the price of bitcoin. As a result of the recurring sales of bitcoin necessary to pay the Sponsor’s Fee and the Fund expenses or liabilities not assumed by the Sponsor, the net asset value of the Fund and, correspondingly, the fractional amount of bitcoin represented by each Share will decrease over the life of the Fund. Creation transactions in the Fund do not reverse this trend.

The following table, prepared by the Sponsor, illustrates the anticipated impact of the sales of bitcoin discussed above on the fractional amount of bitcoin represented by each outstanding Share. It assumes that the only sales of bitcoin will be those needed to pay the Sponsor’s Fee and that the price of bitcoin and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Fund may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of bitcoin represented by each Share.

Calculation of NAV:

	Sponsor’s Fee of 0.19%
	Year 1	Year 2	Year 3
Hypothetical bitcoin price	$87,000	$87,000	$87,000
Sponsor’s Fee	0.19%	0.19%	0.19%
Shares of Fund, beginning	20,000,000	20,000,000	20,000,000
Bitcoins in Fund, beginning	11,627.90697675	11,605.81395349	11,583.76290698
Beginning net asset value of the Fund	$1,011,627,907	$1,009,705,813.95	$1,007,787,372.91
Bitcoins to be sold to cover the Sponsor’s Fee*	22.09302326	22.05104651	22.00914952
Bitcoins in Fund, ending	11,605.8139535	11,583.7629070	11,561.7537575
Ending net asset value of the Fund (Note 1)	$1,009,705,813.95	$1,007,787,372.91	$1,005,872,576.90
Ending NAV	$50.49	$50.39	$50.29

*
The calculation assumes that the sale of bitcoin and the payment of the Sponsor’s Fee occur only at the end of each year even though in actuality sales occur monthly to cover the Sponsor’s Fee, which is accrued daily and payable at least quarterly in arrears.

Note 1- Assuming Bitcoin price remains constant at $43,000 for the three year time period covered above.

Intraday Indicative Value (IIV)

In order to provide updated information relating to the Fund for use by Shareholders, the Fund intends to publish an IIV using the BRTI. One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Regular Market Session. The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Fund’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors, and through the facilities of the consolidated tape association and consolidated quotation system high speed lines. In addition, the IIV will be available through online information services, such as Bloomberg and Reuters.

All aspects of the Index Methodology are publicly available at the website of Index Provider, CF Benchmarks (www.cfbenchmarks.com). The CME CF Bitcoin Real Time Index is calculated once per second, in real time by utilizing the Order Books of bitcoin - U.S. dollar trading pairs operated by all Constituent Platforms. An “Order Bookˮ is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the BRTI calculation agent. The Order Books are aggregated into one consolidated order book by the BRTI calculation agent. The mid-price volume curve, which is the average of the bid price-volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask price-volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid price-volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid spread-volume curve does not exceed a certain percentage deviation from the mid price). The BRTI is then given by the sum of the weighted mid price-volume curve obtained in the previous step.

DESCRIPTION OF THE SHARES AND THE TRUST

The Trust was formed on September 6, 2023. As of the date of this Prospectus, the Trust has established one series, Franklin Bitcoin ETF, which is offered pursuant to this Prospectus. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the net assets of the Fund. The Trust is governed by the Declaration of Trust and sets out the rights of registered holders of Shares and the rights and obligations of the Sponsor and the Trustee. Delaware law governs the Declaration of Trust, the Fund and the Shares. The following is a summary of material provisions of the Declaration of Trust. It is qualified by reference to the entire Declaration of Trust, which is filed as an exhibit to the registration statement of which the prospectus is a part.

The Trust was formed and is operated in a manner such that a series is liable only for obligations attributable to such series. This means that Shareholders of the Fund are not subject to the losses or liabilities of any other series as may be created from time to time and shareholders of any such other series are not subject to the losses or liabilities of the Fund. Accordingly, the debts, liabilities, obligations and expenses (collectively, “Claims”) incurred, contracted for or otherwise existing solely with respect to the Fund are enforceable only against the assets of the Fund and not against any other series as may be established or the Trust generally. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. For the avoidance of doubt, the Inter-Series Limitation on Liability applies to each series of the Trust, including the Fund and any other series that may be established.

Each Share represents a fractional undivided beneficial interest in the net assets of the Fund. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Fund. All Shares are transferable, fully paid and non-assessable. The assets of the Fund consist primarily of bitcoin held by the Bitcoin Custodian on behalf of the Fund and cash. Creation Units currently may be redeemed by the Fund in exchange for an amount of bitcoin or cash equal to the amount of bitcoin represented by the aggregate number of Shares redeemed. The Trust is not a registered investment company under the Investment Company Act and is not required to register under such act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Fund. The Fund is not managed like a corporation or an active investment vehicle. The bitcoin held by the Fund will only be sold (1) on an as-needed basis to pay the Fund’s expenses and to meet redemption requests, (2) in the event the Fund terminates and liquidates its assets, or (3) as otherwise required by law or regulation. The sale of bitcoin by the Fund for the payment of Fund expenses is a taxable event to Shareholders. See “U.S. Federal Income Tax Consequences — Taxation of U.S. Shareholders.”

Voting Rights

Under the Declaration of Trust, Shareholders have no voting rights except as the Sponsor may consider desirable and so authorize in its sole discretion.

Termination of the Trust or The Fund

The Sponsor may terminate the Trust or the Fund in its sole discretion. The Sponsor will give written notice of the termination of the Trust or the Fund, specifying the date of termination, to Shareholders of the Trust or the Fund, as applicable, at least 30 days prior to the termination of the Trust or the Fund. The Sponsor will, within a reasonable time after such termination, sell all of the Fund’s bitcoin not already distributed to Authorized Participants and/or their designees redeeming Creation Units, if any, in such a manner so as to effectuate orderly sales. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of the Declaration of Trust. The Sponsor may suspend its sales of the Fund’s bitcoin upon the occurrence of unusual or unforeseen circumstances.

Amendments to Declaration of Trust

The Declaration of Trust can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a supplement thereto, or an amended and restated declaration of trust. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by the Sponsor in its sole discretion. Shareholders will be notified in a prospectus supplement, in the Fund's periodic reports, and/or on the Sponsor’s website for the Fund of a material amendment to the Declaration of Trust.

Governing Law

The Declaration of Trust and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Declaration of Trust are governed by the laws of the State of Delaware.

Venue Provision

The Declaration of Trust provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Jury Trial Provision

The Declaration of Trust also waives the right to trial by jury in any such claim, suit, action or proceeding, including any claim under the U.S. federal securities laws, to the fullest extent permitted by applicable law.

Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Declaration of Trust, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted.  Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Declaration of Trust includes conditions that require (1) a Shareholder or Shareholders to make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed (a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue) and (2) Shareholders eligible to bring a derivative action under the Delaware Statutory Trust Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, must join in a request for the Sponsor to commence such action.  This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to these requirements, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Declaration of Trust do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal.

Limitations on Obligations and Liability
The Sponsor has no liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Declaration of Trust, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Bitcoin or other Digital Assets or other assets held in trust under the Declaration of Trust; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising thereunder.
The Trustee is not liable for (a) the acts or omissions of the Sponsor or (b) supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Declaration of Trust, except as otherwise provided in the Declaration of Trust. The Trustee is not liable under any circumstances, except for a breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:
(i) the Trustee is not liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes gross negligence on its part;
(ii) the Trustee is not required to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Declaration of Trust, if the Trustee has reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
(iii) under no circumstances is the Trustee liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;
(iv) the Trustee will not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties;
(v) in the exercise or administration of the Trust under the Declaration of Trust, the Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and with due care; and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(vi) the Trustee is not liable for punitive, exemplary, consequential, special or other similar damages for a breach of the Declaration of Trust under any circumstances;
(vii) the Trustee is not obligated to give any bond or other security for the performance of any of its duties under the Declaration of Trust.
CREATIONS AND REDEMPTIONS

The Fund creates and redeems Shares on a continuous basis but only in Creation Units consisting of 50,000 Shares or multiples thereof.  Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and the Administrator, can place orders.  For cash transactions, the Fund engages in bitcoin transactions for converting cash into bitcoin (in association with purchase orders effected in cash) and bitcoin into cash (in association with redemption orders effected in cash). The Fund conducts its bitcoin purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, a “Bitcoin Trading Counterparty”), who are not registered broker-dealers pursuant to written agreements between such Bitcoin Trading Counterparties and the Fund, or choosing to trade through the Prime Broker acting in an agency capacity with third parties through its Coinbase Prime service pursuant to the Prime Broker Agreement.  A Bitcoin Trading Counterparty may be an affiliate of an Authorized Participant. As of December 31, 2025, in addition to the Prime Broker described above, the Trust on behalf of the Fund had entered into a Master Purchase and Sale Agreement for Digital Assets (the “Master Agreement”) with JSCT, LLC (“Jane Street”) and a Liquidity Provider Agreement with Virtu Financial Singapore Pte., Ltd. (“Virtu”) to allow the Fund to enter into spot purchase or sale transactions in bitcoin on a principal to principal basis.  Additional Bitcoin Trading Counterparties may be added from time to time, subject to the discretion of the Sponsor. Jane Street is under common control and ownership with Jane Street Capital, LLC, which serves as an Authorized Participant of the Fund as of December 31, 2025.

Cash Creation Procedures

The Fund issues Shares only in Creation Units of 50,000 or multiples thereof, based on the quantity of bitcoin attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities), which may be in exchange for cash. On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Units. Purchase orders must be placed by 2:00 p.m. Eastern time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received properly  by the Transfer Agent is considered the purchase order date.

A creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Creation Units. The Authorized Participant shall pay to the Administrator (1) a transaction fee on each purchase order and (2) the transfer, processing and other transaction costs charged by the Bitcoin Custodian in connection with the issuance of Creation Units for such purchase order (including Bitcoin network fees) (“Custody Transaction Costs”).  The Administrator reimburses any Custody Transaction Costs to the Bitcoin Custodian according to the amounts invoiced by the Bitcoin Custodian.  Any Bitcoin network fees and similar transaction fees incurred in connection with the creation of Creation Units are borne by the Authorized Participant.

The date the order is received will determine the estimated cash amount (the “Creation Unit Deposit Amount”) the Authorized Participant needs to deposit and the bitcoin amount (the “Creation Bitcoin Amount”) the Fund needs to purchase from the Bitcoin Trading Counterparty or through the Prime Broker. The final cash amounts are determined after the net asset value of the Fund is struck and the Fund’s bitcoin transactions have settled.  Fractions of a bitcoin smaller than .00000001 (known as a “satoshi”) are disregarded for purposes of the computation of the Creation Bitcoin Amount.  Orders received after the order cutoff time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

If the Sponsor (or its designee) accepts the purchase order, it will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 2:45 p.m. ET on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Sponsor (or its designee) and indicating the Creation Unit Deposit Amount that the Authorized Participant must deliver to the Cash Custodian or Prime Broker in exchange for each Creation Unit. Prior to the Sponsor’s acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit cash in exchange for Creation Units and will have no binding effect upon the Fund, the Sponsor, the Transfer Agent, the Bitcoin Custodian or any other party.

The Creation Unit Deposit Amount necessary for the creation of a Creation Unit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator will adjust the cash amount constituting the Creation Unit Deposit Amount and the quantity of bitcoin constituting the Creation Bitcoin Amount as appropriate to reflect sales of bitcoin, any loss of bitcoin that may occur, and accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. See “Business of the Fund - Net Asset Value” and “Business of the Fund - Valuation of Bitcoin; the CF Benchmark Index” for a description of how the CF Benchmarks Index is determined, and description of how the Administrator determines the NAV. The Administrator will determine the Creation Unit Deposit Amount for a given day by multiplying the NAV by the number of Shares in each Creation Unit (50,000) and determine the Creation Bitcoin Amount for a given day by dividing the Creation Unit Deposit Amount for that day by that day’s CF Benchmarks Index. The Creation Unit Deposit Amount and the Creation Bitcoin Amount so determined is made available to all Authorized Participants and Bitcoin Transaction Counterparties, and is made available on the Sponsor’s website for the Shares.

On the date of the purchase order, the Fund chooses, in its sole discretion, to enter into a transaction with a Bitcoin Trading Counterparty or the Prime Broker to buy bitcoin in exchange for the cash proceeds from such purchase order. For settlement of a creation (which is generally expected to be the trade date plus one (T+1) Business Day), the Fund delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. Meanwhile, the Bitcoin Trading Counterparty or Prime Broker, as applicable, delivers the required bitcoin pursuant to its trade with the Fund into the Fund’s Trading Balance with the Prime Broker in exchange for cash. In the event the Fund has not been able to successfully execute and complete settlement of a bitcoin transaction by the settlement date of the purchase order, the settlement date may be delayed. With respect to a purchase order, as between the Fund and the Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the bitcoin price utilized in calculating NAV on the trade date and the price at which the Fund acquires the bitcoin to the extent the price realized in buying the bitcoin is higher than the bitcoin price utilized in the NAV. To the extent the price realized in buying the bitcoin is lower than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

Whether the purchase of bitcoin was entered into with a Bitcoin Trading Counterparty or via the Prime Broker, such party delivers bitcoin related to such transaction to the Fund’s Trading Balance. This transfer is an “off-chain” transaction that is recorded in the books and records of the Prime Broker.

Because the Fund’s Trading Balance may not be funded with cash on the trade date for the purchase of bitcoin associated with the purchase order, the Fund may borrow Trade Credits in the form of cash from the Trade Credit Lender pursuant to the Trade Financing Agreement or may require the Authorized Participant to deliver the required cash for the purchase order on the trade date. The extension of Trade Credits on the trade date allows the Fund to purchase bitcoin through the Prime Broker on the trade date, with such bitcoin being deposited in the Fund’s Trading Balance. For settlement of a creation, the Fund delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. To the extent Trade Credits were utilized, the Fund uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.  Any trade financing fees incurred in connection with the creation of Creation Units are borne by the Authorized Participant.

Upon the deposit by the Bitcoin Trading Counterparty or the Prime Broker of the corresponding amount of bitcoin with the Fund's account at the Prime Broker, and the payment of the applicable transaction fee, Custody Transaction Costs, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Transfer Agent will deliver the appropriate number of Creation Units to the DTC account of the depositing Authorized Participant. As of December 31, 2025, Citadel Securities LLC, Goldman Sachs & Co. LLC, Jane Street Capital, LLC, J.P. Morgan Securities LLC, and Virtu Americas LLC have each executed an Authorized Participant Agreement and are the only Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

In connection with the paragraph above, when the Fund purchases bitcoin, the deposit of bitcoin will initially be credited to the Fund's Trading Balance with the Prime Broker before being swept to the Fund's Vault Balance with the Bitcoin Custodian pursuant to a regular end-of-day sweep process. Transfers of bitcoin into the Fund's Trading Balance are off-chain transactions and transfers from the Fund's Trading Balance to the Fund's Vault Balance are “on-chain” transactions represented on the bitcoin blockchain. Any costs related to transactions and transfers from the Fund's Trading Balance to the Fund's Vault Balance are borne by the Authorized Participant (and not the Fund or its Shareholders).

The Sponsor intends to cause the Administrator to make available on each Business Day an indicative Creation Unit Deposit Amount for the next Business Day. Authorized Participants may use that indicative Creation Unit Deposit Amount as guidance regarding the amount of cash that they may expect to have to deposit with the Administrator in respect of purchase orders placed by them on such next Business Day and accepted by the Sponsor. The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Sponsor, the Authorized Participant will be required to deposit with the Administrator the Creation Unit Deposit Amount as determined by the Sponsor on the effective date of the purchase order.

No Shares are issued unless and until the Prime Broker has informed the Sponsor that the corresponding amount of bitcoin has been received in the Fund’s account. Disruption of services at the Prime Broker or Bitcoin Custodian would have the potential to delay settlement of the bitcoin related to Share creations.

Bitcoin transactions that occur on the blockchain are susceptible to delays due to bitcoin network outage, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that bitcoin transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are delayed due to congestion or other issues with the Bitcoin network, such bitcoin will not be held in cold storage in the Vault Balance until such transfers can occur.

The Fund may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Transfer Agent are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason.

In-Kind Creation Procedures

The Fund issues Shares only in Creation Units of 50,000 or multiples thereof, based on the quantity of bitcoin attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities), which may be in-kind in exchange for bitcoin (including any portion for which cash may be substituted, which will be conducted pursuant to the “Cash Creation Procedures” described above). On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Units. Purchase orders must be placed by 2:00 p.m. Eastern time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is properly received by the Transfer Agent is considered the purchase order date.

A creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Creation Units. The Authorized Participant shall pay to the Administrator (1) a transaction fee on each purchase order and (2) the transfer, processing and other transaction costs charged by the Bitcoin Custodian in connection with the issuance of Creation Units for such purchase order (including Bitcoin network fees) (“Custody Transaction Costs”). The Administrator will reimburse any Custody Transaction Costs to the Bitcoin Custodian according to the amounts invoiced by the Bitcoin Custodian. Any Bitcoin network fees and similar transaction fees incurred in connection with the creation of Creation Units are borne by the Authorized Participant.

The date the order is received will determine the amount of bitcoin the Authorized Participant and/or its designee needs to deposit. Orders received after the order cutoff time on a Business Day will not be accepted and should be resubmitted on the following Business Day. Fractions of a bitcoin smaller than .00000001 (known as a “satoshi”) are disregarded for purposes of the computation of the bitcoin deposit amount.

If the Sponsor (or its designee) accepts the purchase order, it will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 2:45 p.m. Eastern time on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Sponsor (or its designee) and indicating the amount of bitcoin that the Authorized Participant and/or its designee must deliver to the Prime Broker in exchange for each Creation Unit. Prior to the Sponsor’s acceptance as specified above, a purchase order will only represent the Authorized Participant’s and/or its designee’s unilateral offer to deposit bitcoin in exchange for Creation Units and will have no binding effect upon the Fund, the Sponsor, the Transfer Agent, the Bitcoin Custodian or any other party.

The amount of bitcoin necessary for the creation of a Creation Unit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator will adjust the amount of bitcoin constituting the bitcoin deposit amount as appropriate to reflect sales of bitcoin, any loss of bitcoin that may occur, and accrued expenses. The Administrator determines the quantity of bitcoin associated with a creation unit for a given day by dividing the number of bitcoins held by the Fund as of the opening of business on that Business Day, adjusted for the amount of bitcoin constituting estimated accrued but unpaid fees and expenses of the Fund as of the opening of business on that Business Day, by the quotient of the number of Shares outstanding at the opening of business divided by 50,000.  The bitcoin deposit amount so determined will be made available to all Authorized Participants, and will be made available on the Sponsor’s website for the Shares.

For settlement of an in-kind creation (which is generally expected to be the trade date plus one (T+1) Business Day), the Fund delivers Shares to the Authorized Participant in exchange for bitcoin received from the Authorized Participant and/or its designee.

Upon the deposit of the corresponding amount of bitcoin with the Fund’s account at the Prime Broker, and the payment of the applicable transaction fee, Custody Transaction Costs, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Transfer Agent will deliver the appropriate number of Creation Units to the DTC account of the depositing Authorized Participant. As of December 31, 2025, Citadel Securities LLC, Goldman Sachs & Co. LLC, Jane Street Capital, LLC, J.P. Morgan Securities LLC, and Virtu Americas LLC have each executed an Authorized Participant Agreement and are the only Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

In connection with the above, deposits of bitcoin will initially be credited to the Fund’s Trading Balance with the Prime Broker before being swept to the Fund’s Vault Balance with the Bitcoin Custodian pursuant to a regular end-of-day sweep process. Transfers of bitcoin into the Fund’s Trading Balance may be “on-chain” or “off-chain” transactions, and transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are “on-chain” transactions represented on the Bitcoin network. Any costs related to transactions and transfers to the Fund’s Trading Balance, as well as from the Fund’s Trading Balance to the Fund’s Vault Balance, are borne by the Authorized Participant (and not the Fund or its Shareholders).

The agreement entered into with each Authorized Participant provides that once a purchase order has been accepted by the Sponsor, the Authorized Participant and/or its designee will be required to deposit the Creation Unit bitcoin deposit amount as determined by the Sponsor on the effective date of the purchase order.

No Shares will be issued unless and until the Prime Broker has informed the Sponsor that the corresponding amount of bitcoins has been received in the Fund’s account. Disruption of services at the Prime Broker or Bitcoin Custodian would have the potential to delay settlement of bitcoin related to Share creations.

Bitcoin transactions that occur on the blockchain are susceptible to delays due to Bitcoin network outages, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that bitcoin transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are delayed due to congestion or other issues with the Bitcoin network, such bitcoin will not be held in cold storage in the Vault Balance until such transfers can occur.

The Fund may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Transfer Agent are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order if the Sponsor determines that:
•	the purchase order is not in proper form;
•	it would not be in the best interest of the Shareholders of the Fund;
•	the acceptance of the purchase order would have adverse tax consequences to the Fund or its Shareholders;
•	the acceptance or receipt of the purchase order would, in the opinion of counsel to the Sponsor, be unlawful; or
•
circumstances outside the control of the Fund, the Sponsor, the Marketing Agent or the Bitcoin Custodian or Cash Custodian make it, for all practical purposes, not feasible to process the order (including if the Sponsor determines that the investments available to the Fund at that time will not enable it to meet its investment objective).

None of the Sponsor, the Transfer Agent, the Bitcoin Custodian or the Cash Custodian will be liable for the rejection of any purchase order. The Fund may reject any purchase order that is not in proper form.

Cash Redemption Procedures

For cash redemptions, the Fund redeems Creation Units in exchange for cash proceeds from selling the amount of bitcoin represented by the aggregate number of Shares redeemed. On any Business Day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Units. Redemption orders must be placed by 2:00 p.m. Eastern time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is properly received by the Transfer Agent is considered the redemption order date.

A redemption transaction fee is imposed to offset transfer and other transaction costs that may be incurred by the Fund. The Authorized Participant shall pay to the Administrator (1) a transaction fee on each redemption order and (2) the transfer, processing and other transaction costs charged by the Bitcoin Custodian in connection with the redemption of Creation Units for such redemption order (including Bitcoin network fees) (“Custody Transaction Costs”). The Administrator will reimburse any Custody Transaction Costs to the Bitcoin Custodian according to the amounts invoiced by the Bitcoin Custodian.  Any Bitcoin network fees and similar transaction fees incurred in connection with the redemption of Creation Units are borne by the Authorized Participant.

On the date of the redemption order, the Fund may choose, in its sole discretion, to enter into a transaction with a Bitcoin Trading Counterparty or the Prime Broker, to sell bitcoin in exchange for cash. Also on the date of the redemption order, the Fund instructs the Bitcoin Custodian to prepare to move the associated bitcoin from the Fund’s Vault Balance with the Bitcoin Custodian to the Fund’s Trading Balance with the Prime Broker. For settlement of a redemption (which is generally expected to be the trade date plus one (T+1) Business Day), the Authorized Participant delivers the necessary Shares to the Fund, a Bitcoin Trading Counterparty or the Prime Broker, as applicable, delivers the cash to the Fund associated with the Fund’s sale of bitcoin, bitcoin is delivered to the Bitcoin Trading Counterparty’s account at the Prime Broker or directly to the Prime Broker, as applicable, and the Fund delivers cash to the Authorized Participant. In the event the Fund has not been able to successfully execute and complete settlement of a bitcoin transaction by the settlement date of the redemption order, settlement may be delayed. With respect to a redemption order, between the Fund and the Authorized Participant, the Authorized Participant will be responsible for the dollar cost of the difference between the bitcoin price utilized in calculating the NAV on the trade date and the price realized in selling the bitcoin to raise the cash needed for the cash redemption order to the extent the price realized in selling the bitcoin is lower than the bitcoin price utilized in the NAV. To the extent the price realized from selling the bitcoin is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

The transfers of bitcoin from the Fund's Trading Balance to the Bitcoin Trading Counterparty's account at the Prime Broker or to the Prime Broker is an “off-chain” transaction that is recorded in the books and records of the Prime Broker.

The Fund’s Trading Balance with the Prime Broker may not be funded with bitcoin on the trade date for the sale of bitcoin in connection with the redemption order, when bitcoin remains in the Fund’s Vault Balance with the Bitcoin Custodian at the point of intended execution of a sale of bitcoin. In those circumstances the Fund may borrow Trade Credits in the form of bitcoin from the Trade Credit Lender, which allows the Fund to sell bitcoin through the Prime Broker on the trade date, and the cash proceeds are deposited in the Fund’s Trading Balance with the Prime Broker. For settlement of a redemption where Trade Credits were utilized, the Fund delivers cash to the Authorized Participant in exchange for Shares received from the Authorized Participant. In the event Trade Credits were used, the Fund will use the bitcoin moved from the Fund’s Vault Balance with the Bitcoin Custodian to the Trading Balance with the Prime Broker to repay the Trade Credits borrowed from the Trade Credit Lender.  Any trade financing fees incurred in connection with the redemption of Creation Units are borne by the Authorized Participant.

Transfers of bitcoin from the Fund’s Vault Balance to the Fund’s Trading Balance are “on-chain” transactions represented on the bitcoin blockchain.

Bitcoin transactions that occur on the blockchain are susceptible to delays due to bitcoin network outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that bitcoin transfers from the Fund’s Vault Balance to the Fund’s Trading Balance are delayed due to congestion or other issues with the bitcoin network or the Fund's operations, redemptions in the Fund could be delayed.

Disruption of services at the Prime Broker, Bitcoin Custodian, Cash Custodian or the Authorized Participant's banks would have the potential to delay settlement of the bitcoin related to Share redemptions.

Upon the surrender of such Shares and the payment of the applicable transaction fee, Custody Transaction Costs and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the completion of the sale of bitcoin for cash by the Fund, the Sponsor (or its designee) will instruct the delivery of cash to the Authorized Participant. As noted above, the Authorized Participant is responsible for the dollar cost of the difference between the value of bitcoin calculated by the Administrator for the applicable NAV per Share of the Fund and the price at which the Fund sells bitcoin to raise the cash needed for the cash redemption order to the extent the price realized in selling the bitcoin is lower than the bitcoin price utilized in the NAV. To the extent the price realized from selling the bitcoin is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

The redemption distribution due from the Fund will be delivered once the Transfer Agent notifies the Sponsor or its delegate that the Authorized Participant has delivered the Shares represented by the Creation Units to be redeemed to the Fund’s DTC account. If the Fund’s DTC account has not been credited with all of the Shares of the Creation Units requested to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares. Once the Transfer Agent notifies the Sponsor or its delegate that the Shares have been received in the Fund’s DTC account, the Administrator instructs the Cash Custodian to transfer the cash amount from the Fund’s Cash Custodian account to the Authorized Participant.  The redemption distribution due from the Fund will generally be delivered on the next business day following the redemption order date if the Fund’s DTC account has been credited with the Creation Units to be redeemed.  Shares can only be surrendered for redemption in Creation Units of 50,000 Shares each.

The date the order is received determines the cash to be received in exchange. Orders received after the order cutoff time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

All taxes incurred in connection with the delivery of cash to the Cash Custodian in exchange for Creation Units (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.

In-Kind Redemption Procedures

For in-kind redemptions, the Fund redeems Creation Units in exchange for bitcoin (including any portion for which cash may be substituted, which will be conducted pursuant to the “Cash Redemption Procedures” described above) represented by the aggregate number of Shares redeemed. On any Business Day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Units. Redemption orders must be placed by 2:00 p.m. Eastern time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received properly by the Transfer Agent is considered the redemption order date.

A redemption transaction fee is imposed to offset transfer and other transaction costs that may be incurred by the Fund. The Authorized Participant shall pay to the Administrator (1) a transaction fee on each redemption order and (2) the transfer, processing and other transaction costs charged by the Bitcoin Custodian in connection with the redemption of Creation Units for such redemption order (including Bitcoin network fees) (“Custody Transaction Costs”). The Administrator will reimburse any Custody Transaction Costs to the Bitcoin Custodian according to the amounts invoiced by the Bitcoin Custodian. Any Bitcoin network fees and similar transaction fees incurred in connection with the redemption of Creation Units are borne by the Authorized Participant.

On the date of the redemption order, the Fund instructs the Bitcoin Custodian to prepare to move the corresponding amount of bitcoin from the Fund’s Vault Balance with the Bitcoin Custodian to the Fund’s Trading Balance with the Prime Broker. For settlement of a redemption (which is generally expected to be the trade date plus one (T+1) Business Day), the Authorized Participant delivers the necessary Shares to the Fund, and the Fund delivers bitcoin to the Authorized Participant and/or its designee.

Transfers of bitcoin from the Fund’s Vault Balance to the Fund’s Trading Balance are “on-chain” transactions represented on the Bitcoin network.

Bitcoin transactions that occur on the blockchain are susceptible to delays due to Bitcoin network outages, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that bitcoin transfers from the Fund’s Vault Balance to the Fund’s Trading Balance, or to the Authorized Participant and/or its designee are delayed due to congestion or other issues with the Bitcoin network or the Fund’s operations, redemptions in the Fund could be delayed.

Disruption of services at the Prime Broker, Bitcoin Custodian, Cash Custodian or the Authorized Participant’s and/or its designee’s accounts/digital wallets would have the potential to delay settlement of bitcoin delivery related to Share redemptions.

Upon the surrender of such Shares and the payment of the applicable transaction fee, Custody Transaction Costs and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, the Sponsor (or its designee) will instruct the delivery of bitcoin to the Authorized Participant and/or its designee.

The redemption distribution due from the Fund will be delivered once the Transfer Agent notifies the Sponsor or its delegate that the Authorized Participant has delivered the Shares represented by the Creation Units to be redeemed to the Fund’s DTC account. If the Fund’s DTC account has not been credited with all of the Shares of the Creation Units requested to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares. Once the Transfer Agent notifies the Sponsor or its delegate that the Shares have been received in the Fund’s DTC account, the Administrator instructs the Prime Broker to transfer the corresponding quantity of bitcoin from the Fund’s Trading Balance to the Authorized Participant and/or its designee. The redemption distribution due from the Fund will generally be delivered on the next Business Day (T+1) following the redemption order date if the Fund’s DTC account has been credited with the Creation Units to be redeemed. Shares can only be surrendered for redemption in Creation Units of 50,000 Shares each.

Orders received after the order cutoff time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

All taxes incurred in connection with the delivery of bitcoin in exchange for Creation Units (including any applicable value added tax) will be the sole responsibility of the Authorized Participant.

Suspension of Creation or Redemption Orders

As described above, the Fund may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Transfer Agent are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason.

The Fund may, in its discretion, and will, when directed by the Sponsor, suspend the right of redemption, generally or with respect to a particular redemption order as follows: (1) during any period in which regular trading on the Cboe BZX Exchange is suspended or restricted, or the Exchange is closed (other than scheduled weekend or holiday closings), (2) during any period when the Sponsor determines that delivery, disposal or evaluation of bitcoin is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Broker, Bitcoin Custodian, Cash Custodian, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, order entry systems, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event), (3) during such other period as the Sponsor determines to be necessary for the protection of the Shareholders; or (4) as otherwise provided in the Authorized Participant Agreement or in the Declaration of Trust. None of the Fund, the Sponsor or the Administrator will not be liable to any person or liable in any way for any loss or damages that may result from any such rejection, suspension or postponement. Suspension of the creation or redemption of Shares could negatively impact the Shares’ liquidity and/or cause the Shares to trade at premiums and discounts, and otherwise have a negative impact on the value of the Shares.

The Fund may reject any redemption order that is not in proper form.

If the Fund suspends creations or redemptions, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund's website.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Administrator on behalf of the Fund. It is expected that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one global certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants (the “Indirect Participant”) in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can only be held in the form of book-entries through DTC and its participants (“DTC Participants”), investors must rely on DTC, a DTC Participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

Cash and Other Distributions

If the Sponsor and the Administrator determine that there is more cash being held in the Fund than is needed to pay the Fund’s expenses for the next month (or, if later, the end of the current calendar quarter), the Administrator will distribute the extra cash to DTC.

If the Fund receives cash (other than in connection with purchase orders), or any property other than bitcoin or cash (other than any Incidental Rights or IR Virtual Currency), the Administrator may distribute that property to DTC by any means the Sponsor thinks is lawful, equitable and feasible. If it cannot make the distribution in that way, the Administrator may (at the instruction of the Sponsor) sell the property and distribute the net proceeds, in the same way as it does with cash. The Administrator and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Administrator pursuant to the Sponsor’s instruction or otherwise made by the Administrator in good faith. With respect to any non-bitcoin crypto asset (including Incidental Rights or IR Virtual Currency), the Sponsor will cause the Fund to irrevocably abandon such non-bitcoin crypto asset.

Registered holders of Shares are entitled to receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Administrator may deduct any applicable withholding taxes and any fees and expenses of the Fund that have not been paid. The Administrator distributes only whole U.S. dollars and cents and is not required to round fractional cents to the nearest whole cent. The Sponsor is not responsible if it decides that it is unlawful or impractical to make a distribution available to registered holders.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range or if the Sponsor determines that it is advisable for any reason, the Sponsor may cause the Fund to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Creation Unit.

Management of the Trust and the Fund

The Sponsor manages the Fund’s business and affairs. The Trust does not have a board of directors or an audit committee but certain oversight functions with respect to the Trust are performed by certain executive officers of the Sponsor. See “Description of Key Service Providers — The Sponsor — Key Personnel of the Sponsor.”

Fees and Expenses of the Administrator

Each purchase order for the creation of Creation Units and each surrender of Creation Units for a redemption must be accompanied by a payment to BNYM of the applicable transaction fees.

The Administrator is entitled to reimbursement from the assets of the Fund for all expenses and disbursements incurred by it for extraordinary services it may provide to the Fund or in connection with any discretionary action the Administrator may take to protect the Fund or the interests of the holders.

Fund Expenses and Bitcoin Sales

In addition to the fee payable to the Sponsor (See “The Sponsor—The Sponsor’s Fee”), the following expenses will be paid out of the assets of the Fund:

•	any expenses or liabilities of the Fund that are not assumed by the Sponsor;
•	any taxes and other governmental charges that may fall on the Fund or its property;
•
any expenses or costs of any extraordinary services performed by the Sponsor on behalf of the Fund or expenses of any action taken by the Sponsor to protect the Fund or the rights and interests of holders of Shares (including, for example, in connection with any fork of the bitcoin blockchain, any Incidental Rights and any IR Virtual Currency);

•	any indemnification of the Sponsor or other Fund service providers as described below.
•	extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Administrator will, when directed by the Sponsor, sell the Fund’s bitcoin from time to time as necessary to permit payment of the fees and expenses that the Fund is required to pay. See “Business of the Fund—Fund Expenses.”

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Fund to convert bitcoin into U.S. dollars at the price available through the Prime Execution Agent’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The Fund bears transaction costs (including Bitcoin network fees and other similar transaction costs) in connection with payment of the Sponsor Fee and other Fund expenses not assumed by the Sponsor (if any). The number of bitcoins represented by a Share will decline each time the Fund pays the Sponsor’s Fee or any Fund expenses not assumed by the Sponsor by transferring or selling bitcoins.

The Administrator is not responsible for any depreciation or loss incurred by reason of sales of bitcoin made in compliance with the terms of the Administration Agreement.

Payment of Taxes

The Administrator may deduct the amount of any taxes owed from any distributions it makes. It may also sell Fund assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Evaluation of Bitcoin and the Fund Assets

See “Business of the Fund—Net Asset Value” and “Business of the Fund—Valuation of Bitcoin; the CF Benchmark Index.”

THE TRUSTEE

This section summarizes some of the important provisions of the Declaration of Trust which apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see the section “Prospectus Summary — Key Service Providers.”

Liability of the Trustee and indemnification

The Trustee will not be liable for the acts or omissions of the Sponsor, nor shall the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Declaration of Trust, except as otherwise set forth therein. The Trustee will not be liable under any circumstances, except for a breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence.  The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each an “Indemnified Person”) shall be entitled to indemnification from the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Declaration of Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.
Duties

The Trustee will have none of the duties or liabilities of the Sponsor. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act, (iii) taking such action under the Declaration of Trust as it may be directed in writing by the Sponsor from time to time; provided, however, that the Trustee shall not be required to take any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of the Declaration of Trust or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law; and (iv) any other duties specifically allocated to the Trustee in the Declaration of Trust or agreed in writing with the Sponsor from time to time.

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may resign at any time by giving at least 60 days written notice to the Sponsor, provided that such resignation will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. The Sponsor may remove a Trustee at any time by giving at least 60 days written notice to the Trustee, provided that such removal will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

STATEMENTS, FILINGS AND REPORTS

Proper books of account for the Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each fund’s business as are required by the Securities Act, as amended, and all other applicable rules and regulations, and as are usually entered into books of account kept by persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust.

 FISCAL YEAR

The fiscal year of the Fund will initially be the period ending March 31 of each year. The Sponsor has the continuing right to select an alternate fiscal year.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its Book-Entry System in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Administrator and the Sponsor on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Administrator on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Administrator or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Administrator and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect

Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares by giving notice to the Administrator and the Sponsor. Under such circumstances, the Administrator and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

THE SPONSOR

The Sponsor of the Trust and Fund is Franklin Holdings, LLC, a Delaware limited liability company and an indirect subsidiary of Franklin. The Sponsor’s principal office is located at One Franklin Parkway, San Mateo, CA 94403-1906.

The Sponsor and its staff service affiliates of the Sponsor and their respective clients, and may also service other digital asset investment vehicles (including serving as the sponsor of other digital asset related exchange-traded products such as Franklin Crypto Index ETF, Franklin Ethereum ETF, Franklin XRP ETF, and Franklin Solana ETF).

The Sponsor’s Role

The Sponsor will arrange for the creation of the Fund, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Cboe BZX Exchange. The Sponsor has agreed to assume the marketing and the following administrative and marketing expenses incurred by the Fund: the fees charged by the Administrator, the Custodians and the Trustee, Cboe BZX Exchange listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $500,000 per annum stipulated in the Sponsor Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. The Sponsor also paid the costs of the Fund’s organization and the initial offering costs, and may not seek reimbursement of such costs.

The Fund may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, Bitcoin network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above, financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Bitcoin Custodian, Prime Broker, Administrator or other agents, service providers or counterparties of the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor is a Delaware limited liability company formed on July 21, 2021. The Sponsor is responsible for establishing the Trust and for the registration of the Shares. The Sponsor generally oversees the performance of the Fund’s principal service providers, but does not exercise day-to-day oversight over such service providers. The Sponsor, with assistance and support from the Administrator, is responsible for preparing and filing periodic reports on behalf of the Fund with the SEC and will provide any required certification for such reports. The Sponsor designated the independent registered public accounting firm of the Fund and may from time to time employ legal counsel for the Fund. The Marketing Agent assists the Sponsor in marketing the Shares. The Marketing Agent is an affiliate of the Sponsor. See “—The Marketing Agent” for more information about the Marketing Agent.

The Sponsor maintains a public website on behalf of the Fund, containing information about the Fund and the Shares. The Fund’s website is https://www.franklintempleton.com/investments/options/exchange-traded-funds/products/39639/SINGLCLASS/franklin-bitcoin-etf/EZBC. This website is only provided here as a convenience to you, and the information contained on or connected to the Fund’s website is not considered part of this Prospectus.

The Sponsor Agreement provides that the Sponsor will not be liable for losses to the Fund, and Sponsor shall be indemnified, to the extent provided in Section 4.05 of the Declaration of Trust.  Section 4.05 of the Declaration of Trust provides that the Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred thereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Declaration of Trust.

The Sponsor Agreement may be terminated: (i) by the Sponsor at any time upon 30 days’ prior written notice; or (ii) by either party upon discovery of acts of fraud or willful malfeasance of the other party in performing its duties thereunder.

Key Personnel of the Sponsor

The Trust does not have any directors, officers or employees. The following persons, in their respective capacities as executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.
David Mann – President and Chief Executive Officer
Matthew Hinkle – Chief Financial Officer
Vivek Pai – Chief Accounting Officer and Treasurer
Todd Mathias – Vice President
Julie Patel – Vice President and Secretary
Navid Tofigh – Vice President and Assistant Secretary
Lindsey Hicks – Assistant Treasurer
Ajay Narayan – Assistant Treasurer
Jeff White – Assistant Treasurer

The Executive Officers of the Sponsor serve for an indefinite term.

David Mann, 51, has served as President and Chief Executive Officer of the Sponsor since July 2021. Mr. Mann is head of ETF Product & Capital Markets for Franklin Templeton since 2016.

Matthew Hinkle, 54, has served as Vice President and Chief Financial Officer of the Sponsor since July 2021. Mr. Hinkle is President of Franklin Templeton Services, LLC, responsible for Global Fund Administration & Oversight, and has served as an officer of various entities within Franklin Templeton during at least the past five years.

Vivek Pai, 54, has served as Treasurer and Chief Accounting Officer of the Sponsor since July 2021.  Mr. Pai is a Treasurer, U.S. Fund Administration & Oversight for Franklin Templeton Services, LLC and has served as an officer of various entities within Franklin Templeton during at least the past five years.

The Sponsor’s Fee

The Sponsor’s Fee accrues daily at an annualized rate equal to 0.19% of the net asset value of the Fund and is payable at least quarterly in arrears in U.S. dollars. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. There are no specific circumstances under which the Sponsor may determine it will waive the fee. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. If in the future, the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund’s website. See “Risk Factors—The Sponsor may amend the Declaration of Trust without the consent of the Shareholders.”

THE TRUSTEE

CSC Delaware Trust Company, a subsidiary of Corporation Service Company, serves as Trustee of the Trust. The Trustee’s principal offices are located at 251 Little Falls Drive, Wilmington, DE 19808. The structure of the Trust and the number and/or identity of the Trustee may be amended in the future via amendments to the Trust’s Certificate of Trust and the Declaration of Trust.

Under the Declaration of Trust, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust.   The Trustee accepts service of legal process on behalf of the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act (“DSTA”) and may perform certain other limited administrative services pursuant to the Declaration of Trust. The Trustee does not owe any other duties to the Trust or the Shareholders. The Declaration of Trust provides that the Trustee is compensated by the Sponsor. The Sponsor has the discretion to replace the Trustee. The rights and duties of the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund and the Trust.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the Delaware Statutory Trust Act, such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in the Declaration of Trust. The Trustee will have no obligation to supervise, nor will they be liable for, the acts or omissions of the Sponsor, Transfer Agent, Prime Broker, Custodians or any other person. Neither the Trustee, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Declaration of Trust provides that the management authority with respect to the Trust is vested directly in the Sponsor.

The Trustee has not signed the registration statement of which this Prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

The Trustees fees are paid by the Sponsor on behalf of the Fund.

General Duty of Care of the Trustee

As indicated above, the Trustee acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The Trustee is appointed to serve as a trustee of the Trust in the State of Delaware and for the sole and limited purpose of fulfilling the requirements of Section 3807 of the DSTA and shall at all times satisfy the requirements of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving sixty (60) days’ written notice to the Sponsor; provided, however, that said resignation of the Trustee shall not be effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. The Trustee may be removed at any time by the Sponsor upon sixty (60) days’ written notice to the Trustee; provided, however, such removal shall not be effective until such time as a successor Trustee has accepted such appointment. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor shall appoint a successor trustee by delivering a written instrument to the outgoing Trustee. Any successor trustee must satisfy the requirements of Section 3807 of the DSTA. The successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Declaration of Trust, with like effect as if originally named as trustee, and the outgoing Trustee shall be discharged of its duties and obligations under the Declaration of Trust. If no successor trustee shall have been appointed within 60 days after the giving of such notice of resignation or removal, the outgoing Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If the Trustee resigns and no successor trustee is appointed, the Sponsor may, in its sole discretion, liquidate the Fund and distribute its remaining assets and dissolve the Trust.

THE ADMINISTRATOR

The Bank of New York Mellon (“BNYM”) serves as the Fund’s Administrator. BNYM, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 240 Greenwich Street, New York, NY 10286. BNYM is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operations and administration of the Fund. These services include receiving and processing orders from Authorized Participants to create and redeem Creation Units, net asset value calculations, accounting and other fund administrative services. The Administrator retains, separately for the Fund, certain financial books and records, including Creation Unit creation and redemption books and records; Fund accounting; ledgers with respect to assets, liabilities, capital, income and expenses; the registrar; transfer journals; and related details and trading and related documents received from custodians.

The term of the Administration Agreement is one year from its effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to the Fund) at least 90 days prior to the end of any one-year term or unless earlier terminated as provided therein, including in the event of bankruptcy or insolvency of a party (or similar proceeding or event) or a material breach that is not remedied or waived in accordance with the terms of the Administration Agreement.

The Fund has agreed to indemnify BNYM and certain of its affiliates (referred to as “covered affiliates”) against any and all costs, expenses, damages, liabilities and claims, and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against BNYM or covered affiliates, by reason of or as a result of any action taken or omitted to be taken by BNYM or a covered affiliate without bad faith, negligence, willful misconduct, reckless disregard of its duties under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Fund’s offering materials and documents (excluding information provided by BNYM), (iii) instructions properly provided to BNYM pursuant to the terms of the Administration Agreement, or (iv) any opinion of legal counsel for the Fund or BNYM, or arising out of transactions or other activities of such Fund which occurred prior to the commencement of the Administration Agreement; provided, that the Fund is not required to indemnify BNYM nor any covered affiliate for costs, expenses, damages, liabilities or claims for which BNYM or any covered affiliate is liable under the Administration Agreement due to a breach of the standard of care provided therein.

As a service provider to the Fund, BNYM makes no representation or warranty as to the accuracy of any matter described in this prospectus except as specified in the Administration Agreement with respect to the Fund, including with respect to the suitability of an investment in the Fund, tax or other legal matters or interpretations of law and related risks, each as described herein.

 The Administrator’s fees are paid by the Sponsor. The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own accounts, as agents for their customers and for accounts over which they exercise investment discretion. The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

THE CUSTODIANS

Cash Custodian

The Cash Custodian is The Bank of New York Mellon. The Cash Custodian’s services are governed under the Custody Agreement between The Bank of New York Mellon and the Trust. In performing its duties under the Custody Agreement, BNY Mellon is required to exercise the standard of care and diligence that a professional custodian for exchange-traded funds would observe in these affairs considering the prevailing rules, practices, procedures and circumstances in the relevant market and to perform its duties without negligence, fraud, bad faith, willful misconduct or reckless disregard of its duties under the Custody Agreement. Under the Custody Agreement, BNY Mellon is not liable for any all losses, damages, costs, charges, expenses, or liabilities (including reasonable counsel fees and expenses) (collectively, “Losses”) except to the extent caused by BNY Mellon’s own bad faith, negligence, willful misconduct or reckless disregard of its duties under the Custody Agreement.  The Trust, on behalf of the Fund, will indemnify and hold harmless BNY Mellon from and against all Losses, incurred by BNY Mellon arising out of or relating to BNY Mellon’s performance under the Custody Agreement, except to the extent resulting from BNY Mellon’s failure to perform its obligations under the Custody Agreement in accordance with the agreement’s standard of care. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

As a service provider to the Fund, BNYM makes no representation or warranty as to the accuracy of any matter described in this prospectus except as specified in the Custody Agreement with respect to the Fund, including with respect to the suitability of an investment in the Fund, tax or other legal matters or interpretations of law and related risks, each as described herein.

The Custody Agreement continues in effect until terminated in accordance with the provisions provision of the Custody Agreement.  The Trust and Bank of New York Mellon may terminate the Custody Agreement by giving to the non-terminating party a notice in writing specifying the date of such termination, which can be not less than ninety days after the date of such notice.  Either party to the Custody Agreement may terminate the Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; or (iii) a party makes a general assignment for the benefit of creditors.

Bitcoin Custodian

The Bitcoin Custodian for the Fund’s bitcoin holdings is Coinbase Custody Trust Company, LLC, and the Trust, on behalf of the Fund, has entered the Custodian Agreement with the Bitcoin Custodian. The Sponsor may, in its sole discretion, add or terminate bitcoin custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Fund’s bitcoin holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Fund from other such custodians.

The Bitcoin Custodian keeps custody of all of the Fund’s bitcoin in segregated accounts in the cold (i.e., non-networked) Vault Balance other than the Fund’s bitcoin, which is temporarily maintained in the Trading Balance with the Prime Broker as described below in “The Prime Broker”. Fund assets held in the Vault Balance are held in segregated wallets, and are not commingled with the Bitcoin Custodian’s or its affiliates’ assets, or the assets of the Bitcoin Custodian’s other customers. The Fund has not established a policy designating any specific parameters regarding amount of bitcoin to be held in each cold storage wallet, and there is no limit on such amount.  The Vault Balance is held at Bitcoin blockchain addresses at which only the Fund’s assets are held. The percentage of the Fund’s bitcoin that is held in the Cold Vault Balance will vary as dictated by business needs and there is no set percentage. The Bitcoin Custodian keeps all of the private keys associated with the Fund’s bitcoin in cold storage (i.e., on a non-networked computer or electronic or storage device).

Cold storage is a safeguarding method by which the private key(s) corresponding to bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers or devices that are not connected to the internet so that they are more resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked.

Cold storage of private keys involves keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Bitcoin Custodian receives deposits of bitcoin but does not send bitcoin without use of the corresponding private keys. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Bitcoin Custodian are involved in private key management operations, and the Bitcoin Custodian has represented that no single individual has access to full private keys.

The Trust retains audit rights with respect to the verification of the Fund’s bitcoin. Specifically, all copies of records of Coinbase Custody are at all times during its regular business hours open for inspection and use by duly authorized officers, employees or agents of the Trust. In addition, the Bitcoin Custodian provides twice per calendar year the Trust with a copy of its Service Organizational Control (SOC) 1 and 2 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization or other information necessary to verify that satisfactory internal control systems and procedures are in place.  The Bitcoin Custodian’s internal audit team performs periodic internal audits over custody operations, and the Bitcoin Custodian has represented that SOC attestations covering private key management controls are also performed on the Bitcoin Custodian by an external provider.

As of the date of this prospectus, Coinbase Global, Inc. (“Coinbase Global”) maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of the Coinbase Insured’s customers, is not specific to the Fund or to customers holding bitcoin with the Bitcoin Custodian or Prime Broker and may not be available or sufficient to protect the Fund from all possible losses or sources of losses.

In the event of a fork, the Coinbase Entities may temporarily suspend Prime Broker Services (with or without notice to the Fund).   The Coinbase Entities may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely. The Coinbase Entities are required to use commercially reasonable efforts to timely select at least one of the forked protocol branches to support and will identify such selection in a notice reasonably in advance of such fork (to the extent practicable) to provide a Fund the opportunity to arrange for the transfer of the relevant digital assets, which the Coinbase Entities shall use commercially reasonable efforts to accomplish in advance of such fork. Neither the Bitcoin Custodian nor the Prime Broker will have any liability, obligation or responsibility whatsoever arising out of or relating to the operation of an unsupported branch of the Bitcoin blockchain in the event of a fork. Neither the Bitcoin Custodian nor the Prime Broker support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with bitcoin. The Fund holds only bitcoin and cash and may not hold any non-bitcoin crypto asset. The Trust issued a standing instruction regarding airdrops and forks to the Bitcoin Custodian consistent with the foregoing policy.

Under the Custodian Agreement, the Bitcoin Custodian’s liability is limited to the greater of (i) the aggregate amount of fees paid by the Fund to the Bitcoin Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability or (ii) the value of the supported digital assets on deposit in the Fund’s custodial account(s) giving rise to such liability at the time of the event giving rise to such liability; provided, that in no event shall Bitcoin Custodian aggregate liability in respect of each cold storage address exceed $100,000,000.  In addition, Coinbase’s defense and indemnity obligations under the Prime Broker Agreement (the Custodian Agreement is part of the Prime Broker Agreement) will be limited, in the aggregate, to an amount equal to $2,000,000.  Notwithstanding the foregoing, there is no liability limit for losses arising from the Bitcoin Custodian’s fraud or willful misconduct. The Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service, which result directly or indirectly from a cause or condition beyond the reasonable control of the Bitcoin Custodian. Under the Custodian Agreement, except in the case of its negligence, fraud or willful misconduct, the Bitcoin Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Fund’s computer or other equipment, or any phishing, spoofing or other attack.

The Bitcoin Custodian Agreement forms a part of the Prime Broker Agreement, and is subject to the termination provisions in the Prime Broker Agreement. These termination provisions are described in more detail in “The Prime Broker” below.  If the Bitcoin Custodian closes the Fund’s custodial account or terminates the Fund’s use of the custodial services, the Fund will be permitted to withdraw bitcoin associated with the Fund’s custodial account for a period of up to ninety days following the date of deactivation or cancellation to the extent not prohibited (i) under applicable law, including applicable sanctions programs, or (ii) by a facially valid subpoena, court order, or binding order of a government authority. The Bitcoin Custodian may not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any Fund assets in the Vault Balance and no Coinbase Entity may sell, transfer, loan, rehypothecate or otherwise alienate the Fund’s assets credited to Fund’s Trading Balance unless instructed by Client.  The Vault Balance and Trading Balance are subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

THE PRIME BROKER AND THE TRADE CREDIT LENDER

The Prime Broker

Pursuant to the Prime Broker Agreement, a portion of the Fund’s bitcoin holdings and cash holdings from time to time may be temporarily held with the Prime Broker, an affiliate of the Bitcoin Custodian, in the Trading Balance, for certain limited purposes, in connection with creations and redemptions of Creation Units and the sale of bitcoin to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime brokers at any time. The Sponsor may, in its sole discretion, change the prime broker for the Fund, but it will have no obligation whatsoever to do so or to seek any particular terms for the Fund from other such prime brokers.

Within the Fund’s Trading Balance, the Prime Broker Agreement provides that the Fund does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Fund’s Trading Balance represents an omnibus claim on the Prime Broker’s bitcoin (and cash) held on behalf of the Prime Broker’s customers. The Prime Broker holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot walletsˮ (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell bitcoin on behalf of its clients.  There are no policies that would limit the amount of bitcoin that can be held temporarily in the Trading Balance maintained by the Prime Broker. However, bitcoin is only moved into the Trading Balance in connection with and to the extent of purchases and sales of bitcoin by the Fund and such bitcoin is swept from the Fund’s Trading Balance to the Fund’s Vault Balance each trading day pursuant to a regular end-of-day sweep process. The Fund’s use of Trade Credits and early order cutoffs are also designed to limit the amount of time that any of the Fund’s bitcoin is held in the Fund’s Trading Balance.

Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of bitcoin that the Prime Broker holds for customers holding similar entitlements as the Fund which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Broker is not required by the Prime Broker Agreement to hold any of the bitcoin in the Fund’s Trading Balance in cold storage or to hold any such bitcoin in segregation, and neither the Fund nor the Sponsor can control the method by which the Prime Broker holds the bitcoin credited to the Fund’s Trading Balance.

Prime Broker holds Fund cash credited to the Trading Balance in one of three ways: (i) in one or more omnibus accounts in Prime Broker’s name for the benefit of customers at one or more U.S. insured depository institutions (each, an “FBO account”); (ii) with respect to US dollars, liquid investments, which may include but are not limited to U.S. treasuries and Money Market Funds, in accordance with state money  transmitter laws and (iii) in Prime Broker’s omnibus accounts at Connected Trading Venues. Prime Broker will title the FBO accounts it maintains with U.S. depository institutions and maintain records of Fund’s interest in a manner designed to enable receipt of Federal Deposit Insurance Corporation (“FDIC”) deposit insurance, where applicable and up to the deposit insurance limits applicable under FDIC regulations and guidance, on Fund cash for the Fund’s benefit on a pass through basis. Prime Broker does not guarantee that pass-through FDIC deposit insurance will apply to Fund cash, since such insurance is dependent in part on compliance of the depository institutions. Prime Broker may also title its accounts at some or all Connected Trading Venues and maintain records of Fund interests in those accounts in a manner consistent with FDIC requirements for pass through deposit insurance, but availability of pass-through deposit insurance, up to the deposit insurance limits applicable under FDIC regulations and guidance, is also dependent on the actions of the Connected Trading Venues and any depository institutions they use, which may not be structured to provide pass-through deposit insurance. FDIC insurance applies to cash deposits at banks and other insured depository institutions in the event of a failure of that institution, and does not apply to the Prime Broker Entity or to any digital asset held by a Prime Broker on Fund’s behalf.

To the extent the Fund sells bitcoin through the Prime Broker, the Fund’s orders will be executed at Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, and finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Broker, as well as four non-bank market makers (“NBMMs”). The Prime Broker has represented to the Fund that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Broker Agreement, the Fund may engage in purchases or sales of bitcoin by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Sponsor through the prime broker execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Fund’s orders may be routed to the Prime Broker’s own execution venue where the Fund’s orders may be executed against other customers of the Prime Broker, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Fund’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front-running, but is aware of the Fund’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Broker may act in a principal capacity with respect to certain orders to fill residual order size for client orders. As a result of these and other conflicts, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Fund’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Broker Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Fund’s orders, the Prime Broker Agreement provides that the Prime Broker shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Fund’s orders.

As of the date of this prospectus, Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Broker, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Fund or to customers holding bitcoin with the Bitcoin Custodian or Prime Broker and may not be available or sufficient to protect the Fund from all possible losses or sources of losses.

Once the Sponsor places an order to purchase or sell bitcoin on the Trading Platform, the associated bitcoin or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Fund’s Trading Balance. The Fund’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Broker shall establish an account in the Prime Broker’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Fund, and the Fund will not, by virtue of the Trading Balance the Fund maintains with the Prime Broker, have a direct legal relationship, or account with, any Connected Trading Venue.

The Prime Broker, for itself or as agent for the Bitcoin Custodian and Trade Credit Lender, may not terminate the Prime Broker Agreement (including the Custodian Agreement) or suspend, restrict terminate or modify the Prime Broker Services (as defined below) on less than 180 days’ notice, except in the event of (i) a Change in Law or (ii) a Cause event (as defined below). The Prime Broker Agreement defines “Prime Broker Services as (i) the custody of the Fund’s bitcoin in its Vault Balance, the processing of deposits and withdrawals and other custody transactions, (ii) access to the Prime Broker’s trading platform and the execution and settlement of all orders for the sale of bitcoin submitted by the Fund, and (iii) the extension of credit to the Fund by the Trade Credit Lender pursuant to the Trade Financing Agreement.

The Prime Broker Agreement defines a “Change in Law” as any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to the Prime Broker would prohibit or materially impede some or all of the arrangement contemplated by the Prime Broker Agreement. Upon the occurrence of a Change in Law, the parties will negotiate to agree on modifications to the Prime Broker Agreement or the Prime Broker Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and the Coinbase Entities shall continue to provide the Prime Broker Services unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) days following notice from the Prime Broker or if the Change in Law requires that Coinbase immediately ceases providing any Prime Broker Services, the Prime Broker may, upon written notice, suspend, restrict or terminate the Prime Broker Services solely to the extent necessary to account for the Change in Law, provided that any such suspension, restriction, termination or modification is narrowly tailored and, to the extent not prohibited by the Change in Law, the Coinbase Entities will continue to provide, at a minimum, the Transition Services (as defined below) following any Change in Law.

Upon the occurrence and continuation of a Cause event, and after giving effect to any notice requirement and cure period that may apply, the Prime Broker may in its reasonable discretion, terminate the Prime Broker Agreement and accelerate the Fund’s obligations, and/or take certain other actions. The Prime Broker Agreement defines “Cause” to mean, (i) a material breach of the Prime Broker Agreement (other than the Custodian Agreement) which is uncured for 10 days; (ii) a material breach of the Custodian Agreement which is uncured for 30 days, (iii) a Bankruptcy Event (as defined below), (iii) the failure by the Fund to repay Trade Credits by the applicable deadline specified in the Trade Financing Agreement which, in the event the failure results solely from an error or omission of an administrative or operational nature, remains uncured for a period of 1 business day.

Notwithstanding any termination of the Prime Broker Agreement by the Prime Broker for Cause, during any Transition Period (as defined below) the Coinbase Entities (defined in the Prime Broker Agreement as the Prime Broker, Bitcoin Custodian, and Trade Credit Lender) or their affiliates shall continue to provide the Transition Services (as defined below) and render such assistance as the Fund may reasonably request to enable the continuation and orderly assumption of the Transition Services to be effected by the Fund, its affiliate or any alternative service provider and shall continue to provide the Transition Services pursuant to the Prime Broker Agreement, except to the extent any Transition Service is prohibited under applicable law (including but not limited to applicable sanctions programs) or by a facially valid subpoena, court order, or binding order of a government authority; provided that the Coinbase Entities will continue to have the right to exercise its right of set-off under the Prime Broker Agreement with respect to any sale proceeds during the Transition Period for any fees or other amounts owed by the Fund and (ii), notwithstanding any provision in the Prime Brokerage Agreement to the contrary, in no event shall any Coinbase Entity, its affiliates, or their respective officers, directors, agents, employees and representatives have any liability to the Fund or Sponsor for any claims or losses arising out of or relating to the Prime Broker Agreement during (A) with respect to any Transition Services described in clause (i) of the definition of Transition Services, the 91st day through the end of the Transition Period (as defined below) and (B) with respect to any Transition Services described in clause (ii) of the definition of Transition Services, the 16th day through the end of the Transition Period, which do not result from its gross negligence, fraud, material violation of applicable law or willful misconduct; provided that throughout the Transition Period the Coinbase Entities shall act in good faith and in a commercially reasonable manner to provide the same level of service with respect to the Transition Services as was provided prior to the start of the Transition Period. For the avoidance of doubt, during the Transition Period, the fees set forth in the Prime Brokerage Agreement will continue to apply to the Transition Services.

“Transition Period” is defined in the Prime Broker Agreement to mean a 180-day period (or such extended period as agreed in writing by the Coinbase Entities and the Fund) commencing on the date the Fund is notified of any termination of the Prime Broker Agreement pursuant to a Cause event.

“Transition Services” means the Prime Broker services consisting of (i) the custody of Fund’s bitcoin on the Fund’s behalf, the processing of deposits and withdrawals and other custody transactions, and (ii) access to the Prime Broker’s trading platform and the execution and settlement of all orders for the sale of bitcoin submitted by the Fund. For the avoidance of doubt, the Transition Services shall not include the extension of credit, and the obligation to execute and settle any Orders for the purchase of Digital Assets.

“Bankruptcy Event” is defined in the Prime Broker Agreement to mean the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

The Prime Broker does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Fund. Under certain circumstances, the Prime Broker is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Fund’s orders.

The Bitcoin Custodian may not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any Fund assets in the Vault Balance and no Coinbase Entity may sell, transfer, loan, rehypothecate or otherwise alienate the Fund’s assets credited to Fund’s Trading Balance unless instructed by Client.  The Vault Balance and Trading Balance are subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Broker Agreement, the Prime Broker’s liability is limited to the greater of (a) the aggregate amount of fees paid by a Fund to the Prime Broker in respect of the prime broker services in the 12-month period prior to the event giving rise to such liability or (b) the value of the supported digital assets giving rise to such liability;  In addition, the Prime Broker’s defense and indemnity obligations under the Prime Broker Agreement will be limited, in the aggregate, to an amount equal to $2,000,000.  Notwithstanding the foregoing, there is no liability limit for losses arising from the Prime Broker’s fraud or willful misconduct. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly or indirectly due to a cause or condition beyond the reasonable control of the Prime Broker. Both the Fund and the Prime Broker and its affiliates (including the Bitcoin Custodian) are required to indemnify each other under certain circumstances. The Prime Broker Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

The Prime Broker Agreement may be terminated in its entirety by the Fund or Prime Broker for any reason and without Cause by providing at least 30 days’ prior written notice to the other party; provided, however, the Fund’s termination of this Coinbase Prime Broker Agreement shall not be effective until Fund has fully satisfied its material obligations under the Agreement. The Coinbase Entities (defined in the Prime Broker Agreement as the Prime Broker, Bitcoin Custodian and Trade Credit Lender) may, in their sole discretion, suspend, restrict or terminate the Fund’s “Prime Broker Services”, including by suspending, restricting or closing the Fund’s Prime Broker Account and/or any associated trading account, custodial account or any credit account (as applicable), for “Cause,” at any time and with prior notice to the Fund if permitted by applicable law. The Fund may, in its sole discretion, terminate this Agreement for “Coinbase Cause,” at any time and with prior notice to Coinbase and the Coinbase Entities if permitted by applicable law.  In the event that Prime Broker or Fund terminates the Prime Broker Agreement by providing at least 30 days’ prior written notice, Prime Broker shall use reasonable efforts to assist Fund to transfer any digital assets, fiat currency or funds associated with the digital assets wallet(s) or fiat wallet(s) as applicable to another provider within ninety (90) days of receipt of the Fund’s termination notice.
“Prime Broker Services” in the Prime Broker Agreement means: services relating to custody, trade execution, lending or post-trade credit and other services for certain digital assets.

“Cause” in the Prime Broker Agreement means: (i) Fund materially breaches any provision of the Prime Broker Agreement; (ii) Fund takes any action to dissolve or liquidate, in whole or part; (iii) Fund becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) Fund becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (v) Prime Broker becomes aware of any facts or circumstances with respect to the Fund’s financial, legal, regulatory or reputational position which may affect Fund’s ability to comply with its obligations under the Prime Broker Agreement; (vi) termination is required pursuant to a facially valid subpoena, court order or binding order of a government authority; (vii) Fund’s Prime Broker Account is subject to any pending litigation, investigation or government proceeding and/or Prime Broker reasonably perceives a heightened risk of legal regulatory non-compliance associated with Fund’s use of Prime Broker Services; or (viii) Prime Broker reasonably suspects Fund of attempting to circumvent Prime Broker’s controls or uses the Prime Broker Services in a manner Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties.

“Coinbase Cause” in the Prime Broker Agreement means: (i) Prime Broker takes any action to dissolve or liquidate, in whole or part; (ii) Prime Broker becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iii) Prime Broker becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; or (iv) Prime Broker materially breaches any provision of the Prime Broker Agreement.

The Prime Broker Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Broker Services including that (i) orders to buy or sell bitcoin may be routed to the Prime Broker’s exchange platform (“Coinbase Exchange”) where such orders may be executed against other Coinbase customers, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Broker does not engage in front-running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Fund’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Broker will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training.

The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute (i) any marketable orders sent by the Fund and (ii) any other pending Fund orders received by the Coinbase Entities that become marketable, and (b) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Fund’s order, ahead of any order received from the Fund. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price or a buy order equivalent to or better than the best ask price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment.

The Trade Credit Lender

The Sponsor does not intend to fund the Trading Balance at the Prime Broker with sufficient bitcoin to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. To avoid having to pre-fund purchases or sales of bitcoin in connection with cash creations and redemptions and sales of bitcoin (e.g., to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable), the Fund may borrow bitcoin or cash as Trade Credit from the Trade Credit Lender on a short-term basis. This allows the Fund to buy or sell bitcoin through the Prime Broker in an amount that exceeds the cash or bitcoin credited to the Fund’s Trading Balance at the Prime Broker at the time such order is submitted to the Prime Broker, which, for example, is expected to facilitate the Fund’s ability to process cash creations and redemptions and pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the bitcoin price on the trade date for creations and redemptions or the payment date, for payment of the Sponsor’s Fee or any other Fund expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Broker prior to purchasing the bitcoin or for the bitcoin held in the Vault Balance to be transferred to a Trading Balance prior to selling the bitcoin. The Fund is required by the terms of the Coinbase Credit Trade Financing Agreement, which is part of the Prime Broker Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the Business Day following the day that the Trade Credit was extended to the Fund.

The Trade Credit Lender has established a maximum amount of Trade Credits that the Fund may have outstanding at any one time. A Trade Credit may not be in an amount that would cause the US dollar notional amount of all Trade Credits outstanding to exceed the maximum authorized amount.  The Trust is required to maintain its Trading Balance to be equal to or greater than the US dollar notional value of all outstanding Trade Credits at the time of execution of trades on the trading platform, by asset, until such Trade Credits have been repaid. In connection with a creation transaction, to the extent that the execution price of bitcoin acquired exceeds the cash deposit amount, the Authorized Participant (and not the Fund) bears the responsibility for this difference.  In addition, for creation and redemption transactions, the interest payable on Trade Credits utilized under the Trade Financing Agreement are included in the execution price and, therefore, are the responsibility of the Authorized Participant (and not the Fund).

The Trade Credit Lender is not obligated to continue to provide Trade Credits to the Fund and may in its sole discretion impose black-out periods during which Trade Credits for any or all bitcoin or cash may be unavailable, provided, however, that the Trade Credit Lender will provide the Fund advance notice of such black-out periods if feasible to do so.

To secure the repayment of Trade Credits, the Fund has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and Vault Balance. If the Fund fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of bitcoin or cash credited to the Fund’s Trading Balance and Vault Balance (though it is required to exhaust the Trading Balance prior to taking control of assets in the Vault Balance) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest. If the Fund fails to make payment of Trade Credits by any applicable settlement deadline or pay any other amounts due under the Trade Financing Agreement when due, Coinbase may freeze the Fund’s ability to use the Trading Platform.

Interest rates on Trade Credits (“financing fee”) are calculated as follows: where settlement of Trade Credits is to occur on the Business Day following the execution date, a financing fee of 12% + Fed Funds Target rate divided by 365 ((12% + Fed Funds Target)/365) is to be paid on the aggregate Trade Credit amount borrowed by the Fund.

The Fund’s bitcoin holdings are maintained with the Bitcoin Custodian rather than the Prime Broker, except in the limited circumstances of bitcoin that is held temporarily in the Trading Balance for purchases and sales of bitcoin in connection with the settlement of cash creations and redemptions, or the payment of Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor to the extent applicable. In connection with a redemption order or to pay the Sponsor’s Fee and expenses not assumed by the Sponsor, the Fund will first borrow bitcoin from the Trade Credit Lender using the Trade Financing Agreement, and then sell this bitcoin. In connection with a purchase order, the Fund will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase bitcoin. The purpose of borrowing the bitcoin or cash used in connection with cash creation and redemption or to pay these fees and expenses from the Trade Credit Lender is to lock in the bitcoin price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian and Prime Broker to purchasing the bitcoin or for the bitcoin held in the Vault Balance to be transferred to a Trading Balance prior to selling the bitcoin (a process which may take up to twenty four hours, or longer if the Bitcoin blockchain is experiencing delays in transaction confirmation, or if there are other delays).

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Bitcoin Custodian to move bitcoin out of the Vault Balance into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Fund may not be able to lock in the bitcoin price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Vault Balance to the Trading Balance was completed before selling the bitcoin.

This could cause the execution price associated with such trades, following the completion of the transfer, to materially deviate from the execution price that would have existed on the original trade or payment date, which could negatively impact Shareholders. In addition, to the extent that the execution price for purchases and sales of bitcoin related to creations and redemptions and sales of bitcoin in connection with paying the Sponsor’s Fee and any other Fund expenses, to the extent applicable, deviate significantly from the Index price used to determine the NAV of the Fund, the Shareholders may be negatively impacted.

The Trade Financing Agreement continues in effect until terminated in accordance with the provisions provision of the Trade Financing Agreement.  The Trust and Coinbase Credit, Inc. may terminate Trade Financing Agreement immediately upon giving the other non-terminating party written notice. Upon notice of termination, all outstanding extensions of trade credits will become due and payable immediately.

TRADING COUNTERPARTIES

In addition to the Prime Broker described above, the Trust on behalf of the Fund has entered into a Master Purchase and Sale Agreement for Digital Assets (the “Master Agreement”) with JSCT, LLC (“Jane Street”) to allow the Fund to enter into spot purchase or sale transactions in bitcoin on a principal to principal basis.  Under the Master Agreement, Jane Street has no liability: (i) with respect to any breach of the Master Agreement which does not arise from its fraud, willful misconduct, bad faith or gross negligence, (ii) for any act or omission (including insolvency) or delay of any third-party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors, (iii) for any interruption or delays of service, system failure, or errors in the design or functioning of any electronic system, or (iv) for any consequential, indirect, incidental, or any similar damages (such damages, “Special Damages”) (even if informed of the possibility or likelihood of such Special Damages).  Under the Master Agreement the Trust, on behalf of the Fund, and the Sponsor will each, on a several basis, indemnify, defend and hold Jane Street harmless together with its officers, directors, members, affiliates, employees, agents and licensors from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including reasonable attorneys’ fees) resulting from any third-party action related to: (i) the Fund or the Sponsor’s breach of the terms of the Master Agreement, (ii) the Fund’s or the Sponsor’s violation of any applicable law, rule or regulation, (iii) Jane Street’s reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Fund, or (iv) other acts or omissions in connection with the execution or settlement of transactions with Jane Street. The Master Agreement continues in effect until terminated in writing by either party.

The Trust on behalf of the Fund has also entered into a Liquidity Provider Agreement with Virtu whereby Virtu is a liquidity provider in connection with cash orders from authorized participants to create or redeem Fund shares and, in that capacity, Virtu delivers bitcoin to the Fund, or delivers cash to the Fund and receives bitcoins from the Fund, in each case, at the direction of the Sponsor.  Under the Liquidity Provider Agreement, each of the Trust, on behalf of the Fund, and the Sponsor, severally and not jointly, (each such party, individually and not collectively, a “Fund Indemnifying Party”) will indemnify and hold harmless the Virtu, its affiliates (other than the Trust or any of its representatives or agents (in their capacities as such)), subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “Virtu  Indemnified Party”) from and against any claim, loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by such Virtu Indemnified Party as a result of:  (i) any material breach by such Fund Indemnifying Party of any provision of the Liquidity Provider Agreement that relates to such Fund Indemnifying Party; (ii) any failure by such Fund Indemnifying Party to perform any of its obligations set forth in the Liquidity Provider Agreement applicable to it; (iii) any failure on the part of such Fund Indemnifying Party to comply in all material respects with applicable laws, including, without limitation, rules and regulations of any regulatory or self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to the Liquidity Provider Agreement; (iv) actions of such Virtu Indemnified Party taken in reliance upon any instructions issued or representations made in accordance with the Liquidity Provider Agreement; (v) gross negligence, fraud, bad faith, reckless or  willful misconduct of the Trust, on behalf of the Fund, or Sponsor; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the registration statement or the prospectus based on information furnished in writing by or on behalf of an Authorized Participant expressly for use in the registration statement or the prospectus.

The indemnification shall not apply to the extent any such losses, liabilities, damages, costs, and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of a Virtu Indemnified Party.  The Liquidity Provider Agreement may be terminated at any time by any party upon sixty days prior written notice delivered to the other parties and may be terminated earlier by any party to the Liquidity Provider Agreement at any time on the event of a material breach by any other party hereto of any provision of the Liquidity Provider Agreement.  Notwithstanding the foregoing, any party may, by prior written notice to the other party, terminate the Liquidity Provider Agreement at any time if: (i) required by applicable law, (ii) the other party terminates or suspends its business, becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority, (iii) the other party becomes subject to any bankruptcy or insolvency proceeding under applicable law, such termination being effective immediately upon any declaration of bankruptcy, or (iv) a party is in breach of any material term, condition, or provision of this Agreement, and such breach cannot be or has not been cured within thirty days after the giving of written notice specifying such breach.

There is no set term for the agreements with the Bitcoin Trading Counterparties and such parties are not obligated to participate in transactions with the Fund. The Sponsor conducts due diligence on potential Bitcoin Trading Counterparties, with entities being added or removed from consideration on an ongoing basis. Each Bitcoin Counterparty must undergo onboarding by the Sponsor prior to entering into bitcoin transactions on behalf of the Fund. Each of the Bitcoin Trading Counterparties are, and any other Digital Asset Trading Counterparty that the Sponsor, on behalf of the Fund, places orders with in the future, will be subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions, and maintain practices and policies designed to comply with anti-money laundering ("AML") and know your customer ("KYC") regulations or similar laws in non-U.S. jurisdictions.

THE MARKETING AGENT

Franklin Distributors, LLC is the Marketing Agent of the Fund.  The Marketing agent is an affiliate of the Sponsor and has its principal address at One Franklin Parkway, San Mateo, CA  94403-1906.

The Marketing Agent and its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Marketing Agent is responsible for marketing the Fund and the Shares on a continuous basis. Among other things, the Marketing Agent assists the Sponsor in: (1) developing a marketing plan for the Fund on an ongoing basis; (2) preparing marketing materials regarding the Shares, including the content on the Fund’s website; (3) executing the marketing plan for the Fund; (4) conducting public relations activities related to the marketing of Shares; and (5) incorporating bitcoin into its strategic and tactical exchange-traded fund research.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares for Shareholders who acquire their Shares solely for cash, and constitutes, insofar as it describes matters of federal income tax law or legal conclusions relating thereto and subject to the limitations and qualifications described therein, the opinion of Stradley Ronon Stevens and Young LLP. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, U.S. Tax-Exempt Shareholders (as defined below) who acquire their Shares with acquisition indebtedness tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships or S corporations (or other types of fiscally transparent entities) for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax, or any U.S. federal non-income tax law consequences that may apply to an investment in Shares, or the alternative minimum tax or the Medicare contribution tax imposed on certain net investment income. Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

For purposes of this discussion, a “U.S. Tax-Exempt Shareholder” is a U.S. Shareholder that is exempt from tax under Section 501(a) of the Code.

For purposes of this discussion, a “Non-U.S. Shareholder” is a Shareholder that is not a U.S. Shareholder and who, in addition is not:

•	is not an individual present in the United States for one-hundred eighty-three (183) days or more in a taxable year who meets certain other conditions; or

•	subject to certain rules applicable to certain expatriates or former long-term residents of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Fund

The Sponsor will treat the Fund as a grantor trust for U.S. federal income tax purposes. In the opinion of Stradley Ronon Stevens & Young, LLP, although not free from doubt due to the lack of directly governing authority, if the Fund operates as expected, the Fund should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). Assuming that the Fund is a grantor trust, the Fund will not be subject to U.S. federal income tax. Instead, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Fund's assets and a pro rata portion of the Fund's income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

The opinion of Stradley Ronon Stevens & Young, LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions herein and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. The Sponsor will not request a ruling from the IRS with respect to the classification of the Fund for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Fund is not classified as a “grantor trust,” the Fund would likely be classified as either a partnership for U.S. federal income tax purposes, in which case there might be different timing or other tax consequences to the Shareholders, or as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Fund would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Fund generally would be taxed to Shareholders as ordinary dividend income (which may be eligible for preferential rates, in the case of non-corporate Shareholders, or a dividends received deduction, in the case of corporate Shareholders). However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Fund is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Fund. Shareholders also will be treated as if they directly received their respective pro rata shares of the Fund’s income, if any, and as if they directly incurred their respective pro rata shares of the Fund’s expenses. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying bitcoin related to such Shares.

On March 25, 2014, the IRS released the Notice, which provides guidance on certain aspects of the treatment of convertible virtual currencies (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency), including bitcoin, for U.S. federal income tax purposes.  In the Notice, the IRS stated that, for U.S. federal income tax purposes, such digital currency (i) is “property”, (ii) is not “currency” for purposes of the rules of the Code relating to foreign currency gain or loss, and (iii) may be held as a capital asset.  However, current IRS guidance does not address several other aspects of the U.S. federal income tax treatment of bitcoin, including the kind of property that bitcoin should be regarded as for U.S. federal tax purposes. Because bitcoin is a recent technological innovation, the U.S. federal income tax treatment of bitcoin or transactions relating to investments in bitcoin may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving bitcoin. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any bitcoin the Fund may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

The Fund expects to sell or use bitcoin to pay certain expenses of the Fund and as necessary to satisfy redemptions paid in cash. If the Fund sells bitcoin (for example to generate cash to pay fees or expenses) or is treated as selling bitcoin (for example by using bitcoin to pay fees or expenses), a Shareholder generally will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Fund upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the bitcoin that was sold. A Shareholder’s tax basis for its share of any bitcoin sold by the Fund should generally be determined by multiplying the Shareholder’s total basis for its share of all of the bitcoin held in the Fund immediately prior to the sale, by a fraction the numerator of which is the amount of bitcoin sold, and the denominator of which is the total amount of the bitcoin held in the Fund immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the bitcoin remaining in the Fund should be equal to its tax basis for its share of the total amount of the bitcoin held in the Fund immediately prior to the sale, less the portion of such basis allocable to its share of the bitcoin that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the bitcoin held in the Fund at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Fund at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Fund selling bitcoin) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the bitcoin that was sold.

Gains or losses from the sale of bitcoin to fund cash redemptions are expected to be treated as incurred by the Shareholder that is being redeemed, and the amount of such gain or loss generally will equal the difference between (a) the amount realized pursuant to the sale of the bitcoin, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Fund that is sold to fund the redemption, as determined in the manner described in the paragraph that is two paragraphs above this one. A redemption of some or all of a Shareholder’s

Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event to the Shareholder.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the bitcoin held in the Fund immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the bitcoin held in the Fund immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or redemption for money that is treated as the basis of the bitcoin received by the Shareholder in the redemption.

If a hard fork occurs in the Bitcoin blockchain, the Fund could temporarily hold both the original bitcoin and the alternative new asset as the Sponsor determines, in its sole discretion, which asset it believes is generally accepted as bitcoin. The other asset will be treated as an Incidental Right and/or IR Virtual Currency, as described in this Prospectus. Pursuant to the Rulings & FAQs released in 2019, the IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. The receipt, distribution and/or sale of the new alternative asset may cause Shareholders to incur a U.S. federal income tax liability. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income, and it is anticipated that any gain or loss from disposition of any assets received in the airdrop would generally be treated as giving rise to capital gain or loss that generally would be short-term capital gain or loss, unless the holding period of those assets were treated as being greater than one year as of the time they are sold.

Brokerage Fees and Fund Expenses

Any brokerage, financing or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Fund. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale. It is also possible that, based on the mechanics associated with redemptions, a Shareholder may recognize some amount of income, expense, gain or loss in connection with redemptions of other Shareholders, based on differences between the prices at which Shareholders generally will be redeemed and the actual prices at which the Fund sells bitcoin.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of bitcoin by the Fund (as discussed above), including to the extent some or all of the proceeds of such sale are used by the Sponsor to pay Fund expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Fund to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Fund as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by U.S. Tax-Exempt Shareholders

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the ability to purchase Shares and the tax consequences of a purchase of Shares.

Taxation of U.S. Tax-Exempt Shareholders

Income recognized by U.S. Tax-Exempt Shareholders is generally exempt from U.S. federal income tax except to the extent of such Shareholders’ unrelated business taxable income (“UBTI”). UBTI is defined generally as income from a trade or business regularly carried on by a tax exempt entity that is unrelated to the entity’s exempt purpose.

Dividends, interest and, with certain exceptions, gains or losses from the sale, exchange or other disposition of property are generally excluded from UBTI (so long as not derived from debt-financed property). Debt-financed property generally consists of property with respect to which there is “acquisition indebtedness” at any time during the taxable year. When a U.S. Tax-Exempt Shareholder owns an interest in a grantor trust, such as the Fund, the activities of the Fund (and any pass-through entities or disregarded entities in which the Fund owns an interest) are attributed to the U.S. Tax-Exempt Shareholder for purposes of determining whether such Shareholder’s share of income is of the grantor trust UBTI.

The Fund’s investments and activities relating thereto may cause a U.S. Tax-Exempt Shareholder to realize UBTI. In the absence of any guidance on the matter, a U.S. Tax-Exempt Shareholder’s share of income from a fork, airdrop, or similar event may be treated as UBTI. If the Fund were to incur liabilities, and thus, be treated as holding property constituting debt-financed property (generally, assets purchased with borrowed funds), income attributable to such property generally would constitute UBTI.

UBTI generally is separately calculated for each trade or business of a U.S. Tax-Exempt Shareholder. Thus, a U.S. Tax Exempt Shareholder generally cannot use deductions relating to one trade or business to offset income from another trade or business.

A U.S. private foundation considering an investment should be aware that, if such a foundation acquires a sufficiently large number of Shares, such Shares could become an “excess business holding” that could subject the foundation to a U.S. excise tax. A private foundation should consult its own tax advisors regarding the excess business holdings provisions of the Code and other respects in which the provisions of Chapter 42 of the Code could affect the consequences to such foundation of acquiring and holding Shares.

Prospective investors who are U.S. Tax Exempt Shareholders should consult their own tax advisors with respect to the U.S. federal income tax consequences of an investment in Shares.

Taxation of Non-U.S. Shareholders

The U.S. federal income tax treatment of a Non-U.S. Shareholder is complex and will vary depending on the circumstances and activities of such Non-U.S. Shareholder.  Each Non-U.S. Shareholder is urged to consult with its own tax advisor regarding the U.S. federal, state and local, and non-U.S. income, estate and other tax consequences of acquiring Shares.

The Fund does not expect (though no assurance can be given) that it will be treated as engaged in a trade or business within the United States or recognize income that is treated as “effectively connected” with the conduct of a trade or business in the United States (“ECI”). However, while it is unlikely that any income that the Fund might recognize as a result of a fork, airdrop or similar event would give rise to effectively connected income, there has been no guidance as to how such events may be treated. Therefore, there can be no assurance that the Fund will not be treated as engaged in a U.S. trade or business or will not otherwise generate income treated as effectively connected with a U.S. trade or business for U.S. federal income tax purposes.

Provided that the Fund is not engaged in the conduct of a U.S. trade or business, and that it does not otherwise generate ECI, the U.S. federal income tax liability of a Non-U.S. Shareholder with respect to that Shareholder’s Shares generally will be limited to withholding tax on certain gross income from U.S. sources (if any) generated by the Fund.

A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income” (“FDAP”) that is not ECI generally will be subject to U.S. federal withholding tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty). There is currently no guidance as to whether income recognized by the Fund as a result of a fork, airdrop or similar event would constitute U.S. source FDAP.

A Non-U.S. Shareholder resident in a jurisdiction with which the U.S. has an income tax treaty may be entitled to the benefits of that treaty in order to reduce or eliminate the 30% U.S. withholding tax with respect to that

Shareholder’s distributive share of income that the Fund treats as U.S.-source FDAP if under the laws of that non-U.S. jurisdiction, the Fund is treated as tax-transparent and certain other conditions are met. In order to secure the benefits of an applicable income tax treaty through a reduction or elimination of withholding, Non-U.S. Shareholders will generally be required to certify their non-U.S. status by providing the Fund with an executed IRS Form W-8BEN or W-8BEN-E. However, if a Non-U.S. Shareholder fails to provide such IRS Forms, the Fund intends to withhold at a full 30% rate on any Non-U.S. Shareholder’s share of U.S.-source FDAP, in which case the Non-U.S. Shareholder must file a refund claim with the IRS in order to obtain the benefit of a reduced rate or exemption.

If the proper amounts are withheld and remitted to the U.S. government and the Fund does not recognize ECI, Non-U.S. Shareholders that are individuals or corporations will generally not be required to file U.S. federal income tax returns or pay additional U.S. federal income taxes solely as a result of their investments in the Fund (though Non-U.S. Shareholders treated as trusts for U.S. federal income purposes are subject to special rules).

Alternatively, if the Fund is treated as having any ECI, or any portion of the gain realized by a Non-U.S. Shareholder on its disposition of Shares is treated as ECI, then a Non-U.S. Shareholder would be required to file U.S. income tax returns and pay tax on any ECI at applicable U.S. income tax rates.  Any ECI received by a Non-U.S. Shareholder that is treated as a corporation may also be subject to U.S. federal “branch profits tax” at a 30% rate, or such lower rate as may be provided in an applicable tax treaty. Finally, if the Fund is treated as a partnership (for U.S federal income tax purposes), and any portion of the gain realized by a Non-U.S. Shareholder on its disposition of Shares is treated as ECI, such Non-U.S. Shareholder may be subject to a withholding tax equal to 10% of the amount realized on the disposition (subject to reduction or elimination in certain circumstances). Non-U.S. Shareholders are urged to consult with their own tax advisers regarding the application of this withholding tax.

United States Information Reporting and Backup Withholding

The Sponsor will cause the Fund to file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Fund. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Fund’s annual income, expenses, gains and losses (if any). U.S. Shareholders generally may comply with these identification procedures by providing the Fund a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Non-U.S. Shareholders generally may comply with these identification procedures by providing the Fund with the relevant IRS Form W-8, duly completed and executed. Shareholders may be required to satisfy certain information reporting or certification requirements, e.g., those imposed by FATCA, in order to avoid certain information reporting and withholding tax requirements.

Backup withholding is not an additional tax. The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS TO DISCUSS ALL TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM ASSOCIATED WITH ANY PURCHASE, HOLDING, SALE, REDEMPTION OR OTHER DEALING IN THE SHARES BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is expected that the Shares will constitute “publicly-offered securities” as defined in the DOL Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying bitcoins held in the Fund represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code. Nevertheless, it is possible that the underlying assets of the Fund will be deemed to include “plan assets” for the purposes of Title I of ERISA or Section 4975 of the Code. See “Risk Factors Related to ERISA” above for further information regarding the consequences of the underlying assets of the Fund being deemed to include “plan assets.”

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment could constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the fiduciary standards under ERISA, including  investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

By investing in the Shares, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Administrator, the Custodians, the Marketing Agent or any of their respective affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold, or dispose of such Shares and (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

SEED CAPITAL INVESTOR

On December 15, 2023, the Seed Capital Investor purchased 4,000 Shares at a per-Share price equal to $25.00 (the “Initial Seed Shares”). Delivery of the Initial Seed Shares was made on December 15, 2023. Total proceeds to the Fund from the sale of the Initial Seed Shares were $100,000. On January 8, 2024, the Initial Seed Shares were redeemed for $100,000 and the Seed Capital Investor purchased two creation units in a cash transaction comprised of a total of 100,000 Shares at a per-Share price based on 29.00000000 bitcoins per Creation Unit (or 0.00058 bitcoins per Share), for a total of 58.00000000 bitcoins (the “Seed Creation Units”). The cash proceeds to the Fund from the sale of the Seed Creation Units were used by the Fund to purchase 58.00000000 bitcoins at the price of $44,973.58 per bitcoin on January 8, 2024. The transaction and other costs incurred in connection with the Seed Creation Units were paid by the Seed Capital Investor and not borne by the Fund. Thus, the ultimate total proceeds to the Fund from the sale of the Seed Creation Units were $2,608,467.81 (an amount representing 58.00000000 bitcoins). The Seed Capital Investor may offer all of the Shares comprising the Seed Creation Units to the public pursuant to this prospectus.

The Seed Capital Investor will not receive from the Fund, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Creation Units. The Seed Capital Investor acted as a statutory underwriter with respect to the Seed Creation Units.

The Sponsor and the Fund agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Fund issues Shares in Creation Units to Authorized Participants on a continuous basis. These transactions will take place in exchange for bitcoin and/or cash. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor was deemed to be a statutory underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which could render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Fund, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Creation Units from, and submit Creation Units for redemption to, the Fund. An Authorized Participant is under no obligation to create or redeem Creation Units, and an Authorized Participant is under no obligation to offer to the public Shares of any Creation Units it does create.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges. Dealers that are not “underwriters” but are participating in a distribution (as contrasted with ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus- delivery exemption provided by Section 4(a)(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of Financial Industry Regulatory Authority, Inc. (“FINRA”). Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Because FINRA views the Shares as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Shares except in compliance with Rule 2310 of the FINRA Rules. The Authorized Participants do not receive from the Fund or the Sponsor any compensation in connection with an offering of the Shares.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Creation Units, and its activities with respect to the Seed Creation Units will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Creation Units in the future.

The Shares are listed and traded on Cboe BZX Exchange under the ticker symbol “EZBC.”

CONFLICTS OF INTEREST

General

Prospective investors should be aware that it is the Sponsor’s and the Trust’s position that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders.

There are certain entities with which the Sponsor may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor and the Marketing Agent (including Franklin Resources, Inc., each of its affiliates, directors, partners, trustees, managing members, officers and employees, collectively, the “Affiliates”). The Sponsor and its staff service affiliates of the Sponsor and their respective clients, and may also service other digital asset investment vehicles (including serving as the sponsor of other digital asset related exchange-traded products such as the Franklin Crypto Index ETF, Franklin Ethereum ETF, Franklin XRP ETF and Franklin Solana ETF).  The Sponsor’s trading decisions for the Fund may be influenced by the effect they would have on the on the other funds and accounts it manages.

The activities of the Sponsor, the Marketing Agent and the Affiliates in the management of, or their interests in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Fund and its Shareholders. One or more of the Sponsor, the Marketing Agent or the Affiliates provide investment management services to other pooled investment vehicles, funds and discretionary managed accounts that may follow an investment program similar to that of the Fund. The Sponsor, the Marketing Agent and the Affiliates collectively are engaged in the business of providing a broad spectrum of financial services and asset management activities world wide, and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund and its Shareholders. One or more of the Sponsor, the Marketing Agent or the Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in assets in which the Fund directly and indirectly invest.

For example, as of the date of the prospectus, an affiliate of the Sponsor holds positions (including initially for purposes of seed investment) in multiple strategies that include bitcoin. Affiliates of the Sponsor currently provide model portfolios that include exposure to bitcoin. Additionally, various funds managed by affiliates of the Sponsor may in the future and recently have from time to time taken long and/or short positions in the CME cash-settled bitcoin futures market. Further, various officers and employees of the Sponsor may hold positions in or obtain exposure to bitcoin from time to time to various degrees given increasing global adoption of bitcoin.

The Sponsor, the Marketing Agent and the Affiliates may participate in transactions related to bitcoin, either for their own account (subject to certain internal employee trading operating practices and/or preclearance requirements as discussed below) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Fund and may have a positive or negative effect on the value of the bitcoin held by the Fund and, consequently, on the market value of bitcoin.  The Sponsor will implement standard operating protocols under which personnel who have access to information about creation and redemption activity in Shares of the Fund (“Bitcoin Access Persons”) pre-clear personal trading activity in bitcoin. All of the Sponsor’s employees will be required to preclear personal transactions in the Shares of the Fund. Finally, trading on behalf of clients in the shares of the Fund will be subject to controls embedded in Franklin Templeton’s portfolio trading compliance systems.

Because these parties may trade bitcoin for their own accounts at the same time as the Fund, prospective Shareholders should be aware that such persons may take positions in bitcoin which are opposite, or ahead of, the positions taken for the Fund. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Fund.

Thus, it is likely that the Fund will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Sponsor, the Marketing Agent or an Affiliate performs or seeks to perform investment banking or other services.

The Sponsor is responsible for selecting and engaging the Trust’s service providers, including service providers engaged in connection with valuation of the Fund’s assets. To the extent that the Sponsor has other commercial arrangements with the service providers, the Sponsor may face conflicts of interest with respect to its oversight and supervision of the service providers. Further, to the extent that the Sponsor has investments in bitcoin and/or in Shares, and due to the fact that the Sponsor’s fee is payable based on the value of the Shares, the Sponsor may face potential conflicts of interest with respect to the valuation of Shares as described below.

Resolution of Certain Conflicts

The Declaration of Trust provides that whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or  whenever Declaration of Trust or any other agreement contemplated therein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Declaration of Trust or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

Issues Relating to the Valuation of Assets

The Sponsor will value the Fund’s assets in accordance with valuation policies, procedures and/or methodologies selected or established by the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Fund. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor’s Fees. In addition, various divisions and units within Franklin Templeton are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts (“Client Accounts”). These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Fund, the Sponsor will value investments according to valuation policies and methodologies as described herein, and may value an identical asset differently than such other divisions, units or affiliated entities.

The Sponsor reserves the right to utilize third-party vendors to perform certain functions, including valuation services, and these vendors may have interests and incentives that differ from those of Shareholders.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the non-exclusive jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware in any action arising out of or relating to the Declaration of Trust provided that suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and the federal district courts shall be the exclusive forum  for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Stradley Ronon Stevens & Young, LLP, which, as U.S. tax counsel to the Fund, will also render an opinion regarding the material federal income tax consequences that generally will apply under currently applicable law to the purchase, ownership and disposition of Shares by a

“U.S. Shareholder” as defined in the material under the caption “U.S. Federal Income Tax Consequences” in this prospectus.
EXPERTS

The financial statements of the Trust and of the Fund incorporated in this Prospectus by reference to the Trust’s Annual Report on Form 10-K for the year ended March 31, 2025 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Trust has filed on behalf of the Fund a registration statement on Form S-3 with the SEC under the Securities Act. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. Please refer to the registration statement and exhibits for further information with respect to Shares. For further information about the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Fund or the Shares can also be obtained at https://www.franklintempleton.com/investments/options/exchange-traded-funds/products/39639/SINGLCLASS/franklin-bitcoin-etf/EZBC. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus. We will make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

Statements contained in this Prospectus regarding the contents of any contract or other document are only summaries. With respect to any contract or document that is filed as an exhibit to the registration statement, you should refer to the exhibit for a copy of the contract or document, and each statement in this Prospectus regarding that contract or document is qualified by reference to the exhibit. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, like us, that file documents electronically with the SEC. The address of that website is www.sec.gov.

The Fund is be subject to the informational requirements of the Exchange Act, and the Sponsor will, on behalf of the Trust and the Fund, files certain periodic reports and other information with the SEC. These filings will contain certain important information that does not appear in this Prospectus and will be available free of cost on the SEC’s website(www.sec.gov), which also contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC allows the "incorporation by reference" of information into this Prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC.

The following documents filed or to be filed by the Trust on behalf of the Fund, are so incorporated by reference:
1.	Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on June 30, 2025;
2.	The Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 14, 2025;
3.	The Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 13, 2025;
4.	The Quarterly Report on Form 10-Q for the quarter ended December 31, 2025 filed with the SEC on February 17, 2026; and
5.	The description of the Shares contained in the registration statement on Form 8-A filed with the SEC on January 8, 2024.

Unless otherwise provided therein, any reports filed (but not those that are furnished) by the Trust on behalf of the Fund with the SEC pursuant to Section 13 (a), 13(c), 14 or 15(d) of the Exchange Act after the date of this post-effective amendment to the registration statement and prior to the effectiveness of this post-effective amendment to the registration statement and after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents and shall automatically update or supersede, as applicable, any information included in, or incorporated by reference into this prospectus. The statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

The Sponsor will provide you without charge, upon your written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus. Please direct your written or telephone requests to 1-800-DIAL-BEN.

GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“ABRR” - Index Administrator’s Bitcoin Reference Rate.

“Administration Agreement” — The Fund Administration and Accounting Agreement between the Administrator and the Fund.

“Administrator” — The Bank of New York Mellon.

“Affiliate” — Any affiliates of the Sponsor and the Marketing Agent (including Franklin Resources, Inc., each of its affiliates, directors, partners, trustees, managing members, officers and employees).

“airdrop” — An occurrence where holders of a particular digital asset may be entitled to claim a certain amount of a new digital asset for free, based on the fact that they hold such particular digital asset.

“API” - Application Programming Interface.

“Article 8” — Article 8 of the New York Uniform Commercial Code.

“ASC Topic 820” - The Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures.”

“Authorized Participant” — A person who, at the time of submitting an order to create or redeem one or more Creation Units (i) is a registered broker-dealer, (ii) is a DTC Participant or an Indirect Participant, and (iii) has in effect a valid Authorized Participant Agreement.

“Authorized Participant Agreement” — An agreement entered into by an Authorized Participant, the Sponsor and the Administrator that provides the procedures for the creation and redemption of Creation Units.

“Bitcoin blockchain” — The blockchain ledger for Bitcoin.

“Bitcoin Custodian” or “Coinbase Custody” — Coinbase Custody Trust Company, LLC.

“Bitcoin network” — Bitcoin blockchain and any digital asset network, including the Bitcoin peer-to-peer network.

“Bitcoin Trading Counterparty” — Designated third parties who are not registered broker-dealers and transact in bitcoin pursuant to written agreements with the Fund.

“Bitlicense” — A business license under 23 New York Codes, Rules and Regulations (NYCRR) Part 200.

“BMR” —The UK Benchmarks Regulation.

“BNYM” — The Bank of New York Mellon.

“Business Day” — Any day other than: (1) a Saturday or a Sunday, or (2) a day on which the Cboe BZX Exchange is closed for regular trading.

“BRTI” - CME CF Bitcoin Real Time Index.

“BSA” - U.S. Bank Secrecy Act, as amended.

“Cash Custodian” — The Bank of New York Mellon.

“CBDCs” — Digital forms of legal tender, called central bank digital currencies, introduced by central banks in various countries.

“Cboe BZX Exchange” — Cboe BZX Exchange, Inc.

“CF Benchmarks Index” — The CME CF Bitcoin Reference Rate – New York Variant for the Bitcoin – U.S. Dollar trading pair.

“CFPB” — The Consumer Financial Protection Bureau.

“CFTC” — The U.S. Commodity Futures Trading Commission.

“Client Account” — Other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts that various divisions and units within Franklin Templeton manage or advise.

“Code” — The United States Internal Revenue Code of 1986, as amended.

“Code of Ethics” — The codification of the Sponsor's business and ethical principles that applies to its executive officers.

“Coinbase Entities” — The Prime Broker, Bitcoin Custodian and Trade Credit Lender.

“Commodity Exchange Act” or “CEA” — The United States Commodity Exchange Act of 1936, as amended.

“Connected Trading Venue” — A venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell bitcoin on behalf of the Fund.

“Constituent Platforms” — The constituent digital asset platforms of the CF Benchmarks Index, which are chosen by the Index Administrator and could change over time.

“Creation Bitcoin Amount” - The amount of bitcoin to be purchased by the Fund which the Sponsor will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Creation Unit (50,000) and dividing the resulting product by that day’s CF Benchmarks Index. Fractions of a bitcoin smaller than a satoshi are disregarded for purposes of the computation of the Creation Bitcoin Amount.

“Creation Unit” — A block of 50,000 Shares.

“Creation Unit Deposit Amount” — The amount of cash to be delivered in a creation which BNYM will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Creation Unit (50,000).

“CTA” - The Consolidated Tape Association.

“Custodian Agreement” — The agreement, governed by New York law, between the Fund and the Bitcoin Custodian regarding the custody of the Fund’s bitcoin.

“Custodians” —The Cash Custodian and Bitcoin Custodian, collectively.

“Custodians’ Fee" — The fees payable to the Custodians.

“Declaration of Trust” — The Agreement and Declaration of Trust dated as of January 5, 2024, among the Sponsor, the Trust and the Trustee.

“DFPI” — The California Department of Financial Protection and Innovation.

“DOL” — The U.S. Department of Labor.

“DSTA” — The Delaware Statutory Trust Act.

“DTC” — The Depository Trust Company.

“DTC Participant” — An entity that has an account with DTC.

“ECI” — Income that is treated as “effectively connected” with the conduct of a trade or business in the United States.

“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.

“ET” — Eastern Time Zone.

“Ethereum Classic” or “ETC” — The original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC.

“Exchange Act” — The United States Securities Exchange Act of 1934, as amended.

“Fair Value Event” - An event which occurs if the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable.

“FBO” — For the benefit of.

“FBO Account” – An omnibus account in the Prime Broker’s name FBO its customers at each of multiple FDIC-insured banks.

“FCA” — The Financial Conduct Authority of the United Kingdom.

“FDAP” — A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income.”

“FDIC” — The Federal Deposit Insurance Corporation.

“FinCen” — The U.S. Department of the Treasury Financial Crimes Enforcement Network.

“FINRA” — The Financial Industry Regulatory Authority.

“Fork” — A non-backward compatible change to the original bitcoin blockchain and the source code of the original Bitcoin network which results in the original bitcoin network and the original bitcoin blockchain existing side-by-side, but incompatible, with a new network and a new blockchain, and leads to the creation of a new asset running on the new blockchain.

“FTX” — FTX Trading Ltd.

“GAAP” — The U.S. generally accepted accounting principles.

“Genesis” — Genesis Global Capital, LLC and its affiliates.

“Hard fork” — A permanent fork in a network’s blockchain that separates the network into a pre-fork digital asset and a new post-fork digital asset.

 “IIV” - Intraday indicative value per share.

“Incidental Rights” — Any virtual currency or other asset or right that the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Fund’s ownership of bitcoins and arise without any action of the Fund, or of the Sponsor, Administrator or other service provider on behalf of the Fund.

“Index” — The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines not to use the CF Benchmarks Index as the Index.

“Index Administrator” —CF Benchmarks Ltd.

“Indirect Participant” — An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Initial Seed Shares” —$100,000 in Shares, comprising 4,000 Shares at a per-Share price equal to $25, delivered on December 15, 2023 to the Seed Capital Investor.

“Investment Company Act” — The United States Investment Company Act of 1940, as amended.

“IR Virtual Currency” — A virtual currency acquired through Incidental Rights.

“IRA” — Individual retirement account.

“IRS” — The United States Internal Revenue Service.

“JOBS Act”— The Jumpstart Our Business Startups Act.

“KYC” - Know your customer.

“Money Market Fund” - A money market fund that is in compliance with Rule 2a-7 under the Investment Company Act of 1940 and rated “AAA” by S&P (or the equivalent from any eligible rating service).

“MSB” — A U.S.-based exchange registered as a money services business with FinCen.

“NAV” — Net asset value per Share.

“NFA” — National Futures Association.

“Non-U.S. Shareholder” — A Shareholder that is (or is treated as), for U.S. federal income tax purposes: (1) a nonresident alien individual, (2) a foreign corporation or (3) an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

“Notice” — The 2014 notice released by the IRS.

“NYDFS” — The New York State Department of Financial Services.

“OCC” — The Office of the Comptroller of the Currency.

“OFAC” — The Office of Foreign Assets Control.

“Order Book” - A list of buy and sell orders with associated limit prices and sizes that have not yet been matched.

“Oversight Committee” - The Oversight Committee of the Index Administrator.

“Person” - Any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan Assets Regulation” — Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plans” — Any (a) employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities, (b) Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.

“Prime Broker Agreement” — The agreement between the Sponsor, Trustee and the Prime Broker.

“Prime Broker” — Coinbase Inc., an affiliate of the Bitcoin Custodian.

“Relevant Coinbase Entities” — The Prime Broker and its parent.

“Relevant Pair” - The relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets.

“Relevant Transaction” — Any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the BTC/USD pair that is reported and disseminated by a Constituent Platform through its publicly available API and observed by the Index Administrator.

“Ruling & FAQs” — The revenue ruling and set of “Frequently Asked Questions” released by the IRS in 2019.

“Sarbanes-Oxley Act” — The Sarbanes–Oxley Act of 2002.

“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Secondary Index” - Lukka Digital Asset Reference Rate - Bitcoin.

“Securities Act” — The United States Securities Act of 1933, as amended.

“Seed Capital Investor” — Franklin Resources, Inc.

“Seed Creation Units” — 100,000 Shares delivered to the Seed Capital Investor on January 8, 2024 in exchange for cash which the Fund used to purchase 58.00000000 bitcoins at the price of $44,973.58 per bitcoin on January 8, 2024, all at a per-Share price based on 29.00000000 bitcoins per Creation Unit (or 0.00058 bitcoins per Share). Thus, the ultimate total proceeds to the Fund from the sale of the Seed Creation Units were $2,608,467.81 (an amount representing 58.00000000 bitcoins).

“Settlement Deadline” — 6:00 p.m. ET of the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Fund or, if such day is not a business day, on the next business day.

“Shareholders” — Owners of beneficial interests in the Shares.

“Shares” — Units of fractional undivided beneficial interest in the net assets of the Fund.

"SIPC" — The Securities Investor Protection Corporation.

“Sponsor” — Franklin Holdings, LLC, an indirect subsidiary of Franklin Resources, Inc.

“Sponsor’s Fee” — The fee of the Sponsor accrues daily at an annualized rate equal to 0.19% of the net asset value of the Fund and is payable at least quarterly in arrears in U.S. dollars. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. There are no specific circumstances under which the Sponsor may determine it will waive the fee. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. If in the future, the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund’s website.

“SVB” — Silicon Valley Bank.

“Trade Credit Lender” — Coinbase Credit, Inc.

“Trade Credit” — The Fund may borrow bitcoin or cash as a credit on a short-term basis from the Trade Credit Lender pursuant to the Trade Financing Agreement.

“Trade Financing Agreement” — The Coinbase Credit Post-Trade Financing Agreement.

“Trading Balance” — A trading account at which, pursuant to the Prime Broker Agreement, a portion of the Fund’s bitcoin holdings and cash holdings from time to time may be held with the Prime Broker, including in connection with the sale of bitcoin to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor.

“Trading Platform” — The Prime Broker's execution platform where the Sponsor may place an order.

“Transaction Parties” — The Sponsor, the Trustee, the Custodians and any of their respective affiliates.

“Transfer Agency and Service Agreement” The agreement between the Fund and BNYM to perform transfer agency services.

“Transfer Agent” — The Bank of New York Mellon.

“Treasury Regulations” — Tax regulations issued by the IRS.

“Trust” — Franklin Templeton Digital Holdings Trust, a Delaware statutory trust formed pursuant to the Agreement and Declaration of Trust.

“Trustee” — CSC Delaware Trust Company, a subsidiary of Corporation Service Company.

“UBTI” — Unrelated business taxable income.

“USDC” — US Dollar Coin.

“U.S. Shareholder” — A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

“Vault Balance” — Accounts storing the Fund’s bitcoin that are required to be segregated from the assets held by the Bitcoin Custodian as principal and the assets of its other customers.

“VWAP” - Volume Weight Average Prices.

“VWMP” - Volume Weight Median Prices.

Franklin Templeton Digital Holdings Trust – Shares of Franklin Bitcoin ETF

PROSPECTUS

February 23, 2026